                                                Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-62301

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 7, 2000)

                             (BANK OF AMERICA LOGO)

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                              FLEET MORTGAGE CORP.
                                    SERVICER

                                 $1,084,230,100
                                 (APPROXIMATE)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-1

       PRINCIPAL AND/OR INTEREST PAYABLE MONTHLY, COMMENCING IN MAY 2000

THE BANC OF AMERICA FUNDING CORPORATION SERIES 2000-1 TRUST FUND WILL ISSUE--

- Seventeen classes of senior Class A Certificates.

- Eleven classes of Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the applicable Class A Certificates. Each class of Class B Certificates is also subordinated to each class of related Class B Certificates, if any, with a lower number.

The classes of offered certificates are listed in the table on page S-4.

The offered certificates are mortgage-backed securities whose yields to maturity may be affected by the principal payment rates on the underlying mortgage loans.

THE CLASS 1A-WIO AND CLASS 2A-WIO CERTIFICATES ARE INTEREST-ONLY CERTIFICATES. THE YIELDS ON THESE CERTIFICATES ARE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON SPECIFIED MORTGAGE LOANS. IF YOU ARE PURCHASING THE CLASS 1A-WIO OR CLASS 2A-WIO CERTIFICATES, THERE IS A RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON SPECIFIED MORTGAGE LOANS WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN YOUR EXPECTED YIELD AND MAY RESULT IN A LOSS OF ALL OR PART OF YOUR INITIAL INVESTMENT.

THE ASSETS OF THE TRUST FUND WILL CONSIST PRIMARILY OF SINGLE-FAMILY MORTGAGE LOANS--

  - Originated or originally acquired by Fleet Mortgage Corp.

  - All of which are fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family properties.

  - Separated into two loan groups: one that contains loans with original terms to maturity of 30 years or less, and one that contains loans with original terms to maturity of 15 years or less.

Neither the offered certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality. The offered certificates represent interests in the trust fund only and will not be obligations of the depositor or any other entity.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus. Please read both documents carefully to understand the risks associated with these investments.
--------------------------------------------------------------------------------

The offered certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the offered certificates is April 25, 2000. Total proceeds to Banc of America Funding Corporation for the offered certificates will be approximately 96.217% of the initial principal balance of the offered certificates.

                         BANC OF AMERICA SECURITIES LLC

                                 April 24, 2000

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The following "Table of Contents" and the "Table of Contents" in the prospectus provide the locations of these captions.

     The "Index to Defined Terms" beginning on page S-81 of this prospectus supplement and the "Index to Defined Terms" beginning on page 108 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

     Banc of America Funding Corporation's principal offices are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is (704) 386-2400.
                             ---------------------

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

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TABLE OF CONTENTS
--------------------------------------------------------------------------------

Important Notice About
  Information Presented in this
  Prospectus Supplement and the
  Prospectus.....................   S-2
Summary of Terms.................   S-5
Risk Factors.....................  S-13
  The Rate of Principal Payments
     on the Mortgage Loans Will
     Affect the Yield on the
     Offered Certificates........  S-13
  Subordination of Class B
     Certificates Increases Risk
     of Loss.....................  S-14
  Limited Source of Payments --No
     Recourse to Depositor,
     Seller, Servicer or
     Trustee.....................  S-15
  Limited Liquidity..............  S-15
  Geographic Concentration May
     Increase Risk of Loss Due to
     Adverse Economic Conditions
     or Natural Disaster.........  S-15
  Rights of Beneficial Owners May
     Be Limited by Book-Entry
     System......................  S-16
  Tax Consequences of Residual
     Certificates................  S-16
The Mortgage Pool................  S-17
  General........................  S-17
  Pool 1 Mortgage Loans..........  S-17
  Pool 1 Mortgage Loan Data......  S-18
  Pool 2 Mortgage Loans..........  S-22
  Pool 2 Mortgage Loan Data......  S-23
  Underwriting Standards of Fleet
     Mortgage Corp. .............  S-27
Fleet Mortgage Corp. ............  S-28
Servicing of Mortgage Loans......  S-28
  Foreclosure and Delinquency
     Experience of Fleet Mortgage
     Corp. ......................  S-28
The Pooling and Servicing
  Agreement......................  S-29
  Assignment of Mortgage Loans...  S-29
  Repurchases of Mortgage
     Loans.......................  S-30
  Optional Repurchases of Certain
     Mortgage Loans..............  S-31
  Payments on Mortgage Loans;
     Accounts....................  S-31
  Servicing Compensation and
     Payment of Expenses.........  S-31
  Compensating Interest..........  S-32
  Advances.......................  S-32
  Optional Termination...........  S-33
  Special Servicing Agreements...  S-33
  The Trustee....................  S-33
  Voting Rights..................  S-34
Description of Certificates......  S-34
  Denominations and Form.........  S-34
  Book-Entry Certificates........  S-35
  Distributions..................  S-37
  Available Funds................  S-37
  Priority of Distributions......  S-38
  Interest.......................  S-39
  Principal......................  S-41
  Allocation of Losses...........  S-48
  Restrictions on Transfer of the
     Class A-R Certificates......  S-50
  Restrictions on Transfer of the
     Class B Certificates........  S-52
Prepayment and Yield
  Considerations.................  S-52
  Prepayment Considerations and
     Risks.......................  S-53
  Assumptions Relating to
     Tables......................  S-55
  Weighted Average Lives of the
     Offered Certificates........  S-56
  Yield on the Class 1A-WIO and
     Class 2A-WIO Certificates...  S-68
  Yield on the Class A-R
     Certificates................  S-69
  Yield on the Subordinate
     Certificates................  S-69
  Yield Considerations with
     Respect to the Class 1B-2,
     Class 1B-3, Class 2B-2 and
     Class 2B-3 Certificates.....  S-70
Credit Support...................  S-74
Use of Proceeds..................  S-75
Federal Income Tax
  Consequences...................  S-76
  Regular Certificates...........  S-76
  Residual Certificates..........  S-76
  Backup Withholding and
     Reporting Requirements......  S-77
State Taxes......................  S-77
Benefit Plan Considerations......  S-77
Method of Distribution...........  S-79
Legal Matters....................  S-79
Certificate Ratings..............  S-79
Index to Defined Terms...........  S-81
Exhibit A: Program Guidelines of
  Fleet Mortgage Corp. ..........   A-1

                         THE SERIES 2000-1 CERTIFICATES

                                                                                                                 INITIAL
                                                                                                                RATING OF
                                                                                                             CERTIFICATES(3)
                          INITIAL CLASS    PASS-THROUGH                                                      ----------------
CLASS                      BALANCE(1)          RATE          PRINCIPAL TYPES(2)        INTEREST TYPES(2)      FITCH      S&P
-----                     -------------    ------------    -----------------------    -------------------    -------    -----
OFFERED CERTIFICATES
Class 1A-1..............  $ 28,011,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-2..............  $ 50,000,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-3..............  $138,167,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-4..............  $125,840,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-5..............  $125,270,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-6..............  $ 10,000,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-7..............  $ 11,366,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-8..............  $125,039,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-9..............  $ 92,473,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 1A-10.............  $ 67,103,000         6.75%       Senior, Sequential Pay,    Fixed-Rate               AAA       AAA
                                                             Accretion Directed
Class 1A-11.............  $ 44,054,000         6.75%       Senior, Sequential Pay     Accrual, Fixed-Rate      AAA       AAA
Class 1A-12.............  $ 93,900,000         6.75%       Senior, Lockout            Fixed-Rate               AAA       AAA
Class 1A-WIO............           (4)           (5)       Senior, Notional Amount    Variable-Rate,           AAA       AAAr
                                                                                        Interest-Only
Class 1B-1..............  $ 11,743,000         6.75%       Subordinated               Fixed-Rate                AA       N/A
Class 1B-2..............  $  6,107,000         6.75%       Subordinated               Fixed-Rate                 A       N/A
Class 1B-3..............  $  3,758,000         6.75%       Subordinated               Fixed-Rate               BBB       N/A
Class 2A-1..............  $119,724,000         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
Class 2A-2..............  $ 30,000,000         6.75%       Senior, Lockout            Fixed-Rate               AAA       AAA
Class 2A-WIO............           (4)           (5)       Senior, Notional Amount    Variable-Rate,           AAA       AAAr
                                                                                        Interest-Only
Class 2B-1..............  $    761,000         6.75%       Subordinated               Fixed-Rate                AA       N/A
Class 2B-2..............  $    533,000         6.75%       Subordinated               Fixed-Rate                 A       N/A
Class 2B-3..............  $    381,000         6.75%       Subordinated               Fixed-Rate               BBB       N/A
Class A-R...............  $        100         6.75%       Senior, Sequential Pay     Fixed-Rate               AAA       AAA
NON-OFFERED CERTIFICATES
Class 1B-4..............  $  2,819,000         6.75%       Subordinated               Fixed-Rate                BB       N/A
Class 1B-5..............  $  1,879,000         6.75%       Subordinated               Fixed-Rate                 B       N/A
Class 2B-4..............  $    229,000         6.75%       Subordinated               Fixed-Rate                BB       N/A
Class 2B-5..............  $     77,000         6.75%       Subordinated               Fixed-Rate                B+       N/A
Class B-6...............  $  2,183,884         6.75%       Subordinated               Fixed-Rate               N/A       N/A

----------------------------

(1) Approximate. The aggregate initial class balance of the offered certificates may vary by a total of plus or minus 5%.
(2) See "Description of Certificates -- Categories of Classes of Certificates" in the prospectus for a description of these principal and interest types and see "Description of Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.
(3) See "Certificate Ratings" in this prospectus supplement. The depositor has requested ratings of the Class B Certificates only from Fitch IBCA, Inc.
(4) The Class 1A-WIO and Class 2A-WIO Certificates are interest-only certificates, have no principal balance and will bear interest on a notional amount as described under "Description of Certificates -- Interest" in this prospectus supplement. The initial notional amount will be approximately $762,065,870 for the Class 1A-WIO Certificates and approximately $85,670,705 for the Class 2A-WIO Certificates.
(5) Interest will accrue on the Class 1A-WIO Notional Amount and the Class 2A-WIO Notional Amount as of any Distribution Date at a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Premium Mortgage Loans in the applicable loan pool minus (ii) 6.75%.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

TITLE OF SERIES:   Banc of America Funding
                   Corporation, Mortgage
                   Pass-Through Certificates,
                   Series 2000-1
DEPOSITOR:         Banc of America Funding
                   Corporation
TRUST FUND:        Banc of America Funding
                   Corporation Series 2000-1
                   Trust Fund
SELLER:            Banc of America Mortgage
                   Capital Corporation
SERVICER:          Fleet Mortgage Corp.
TRUSTEE:           Norwest Bank Minnesota,
                   National Association
DISTRIBUTION
DATE:              The 20th day of each month
                   (or, if not a business day,
                   the next business day)
                   beginning May 22, 2000
CLOSING DATE:      On or about April 25, 2000
CUT-OFF DATE:      April 1, 2000
RECORD DATE:       The last business day of the
                   month preceding a
                   distribution date

                   ------------------------------------------

OFFERED CERTIFICATES

     The certificates will be issued pursuant to a pooling and servicing agreement to be dated as of April 1, 2000, among the depositor, the servicer and the trustee. The certificates will consist of two groups: the group 1 certificates and the group 2 certificates. A summary chart of the initial class balances, principal types, pass-through rates, interest types and ratings of the offered certificates offered by this prospectus supplement is set forth on page S-4.

     The certificates represent all of the beneficial ownership interest in the trust fund.

     Only the Class A, Class 1B-1, Class 1B-2, Class 1B-3, Class 2B-1, Class 2B-2 and Class 2B-3 Certificates are offered by this prospectus supplement.

     The Class 1B-4, Class 1B-5, Class 2B-4, Class 2B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The Class 1B-4 and Class 1B-5 Certificates are subordinated to the group 1 offered certificates for distributions of principal and interest and for all allocations of losses on the pool 1 mortgage loans. The Class 2B-4 and Class 2B-5 Certificates are subordinated to the group 2 offered certificates for distributions of principal and interest and for all allocations of losses on the pool 2 mortgage loans. The Class B-6 Certificates are subordinated to all other certificates for distributions of principal and interest and for allocations of losses on the mortgage loans from both loan groups.

     Information provided with respect to the non-offered certificates is included solely to aid your understanding of the offered certificates.

--------------------------------------------------------------------------------------------------
                            CLASSIFICATIONS OF CLASSES OF CERTIFICATES
--------------------------------------------------------------------------------------------------
 OFFERED CERTIFICATES:                            1A-1, 1A-2, 1A-3, 1A-4, 1A-5, 1A-6, 1A-7, 1A-8,
                                                  1A-9, 1A-10, 1A-11, 1A-12, 1A-WIO, 1B-1, 1B-2,
                                                  1B-3, 2A-1, 2A-2, 2A-WIO, 2B-1, 2B-2, 2B-3 and
                                                  A-R
--------------------------------------------------------------------------------------------------
 NON-OFFERED CERTIFICATES:                        1B-4, 1B-5, 2B-4, 2B-5 and B-6
--------------------------------------------------------------------------------------------------
 SENIOR CERTIFICATES:                             1A-1, 1A-2, 1A-3, 1A-4, 1A-5, 1A-6, 1A-7, 1A-8,
                                                  1A-9, 1A-10, 1A-11, 1A-12, 1A-WIO, 2A-1, 2A-2,
                                                  2A-WIO and A-R
--------------------------------------------------------------------------------------------------
 SUBORDINATE CERTIFICATES:                        1B-1, 1B-2, 1B-3, 1B-4, 1B-5, 2B-1, 2B-2, 2B-3,
                                                  2B-4, 2B-5 and B-6
--------------------------------------------------------------------------------------------------
 CLASS A CERTIFICATES:                            1A-1, 1A-2, 1A-3, 1A-4, 1A-5, 1A-6, 1A-7, 1A-8,
                                                  1A-9, 1A-10, 1A-11, 1A-12, 1A-WIO, 2A-1, 2A-2,
                                                  2A-WIO and A-R
--------------------------------------------------------------------------------------------------
 CLASS 1A CERTIFICATES:                           1A-1, 1A-2, 1A-3, 1A-4, 1A-5, 1A-6, 1A-7, 1A-8,
                                                  1A-9, 1A-10, 1A-11, 1A-12 and 1A-WIO
--------------------------------------------------------------------------------------------------
 CLASS 2A CERTIFICATES:                           2A-1, 2A-2 and 2A-WIO
--------------------------------------------------------------------------------------------------
 CLASS B CERTIFICATES:                            1B-1, 1B-2, 1B-3, 1B-4, 1B-5, 2B-1, 2B-2, 2B-3,
                                                  2B-4, 2B-5 and B-6
--------------------------------------------------------------------------------------------------
 GROUP 1 CERTIFICATES:                            1A-1, 1A-2, 1A-3, 1A-4, 1A-5, 1A-6, 1A-7, 1A-8,
                                                  1A-9, 1A-10, 1A-11, 1A-12, 1A-WIO, 1B-1, 1B-2,
                                                  1B-3, 1B-4, 1B-5 and B-6
--------------------------------------------------------------------------------------------------
 GROUP 2 CERTIFICATES:                            2A-1, 2A-2, 2A-WIO, 2B-1, 2B-2, 2B-3, 2B-4, 2B-5
                                                  and B-6
--------------------------------------------------------------------------------------------------
 ACCRETION DIRECTED CERTIFICATES:                 1A-10
--------------------------------------------------------------------------------------------------
 ACCRUAL CERTIFICATES:                            1A-11
--------------------------------------------------------------------------------------------------
 LOCKOUT CERTIFICATES:                            1A-12 and 2A-2
--------------------------------------------------------------------------------------------------
 INTEREST-ONLY CERTIFICATES:                      1A-WIO and 2A-WIO
--------------------------------------------------------------------------------------------------
 RESIDUAL CERTIFICATES:                           A-R
--------------------------------------------------------------------------------------------------

MORTGAGE POOL

     The mortgage pool will consist of fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family properties that will be divided into two loan pools: the pool 1 mortgage loans and the pool 2 mortgage loans. The pool 1 mortgage loans will have original terms to maturity of 30 years or less. The pool 2 mortgage loans will have original terms to maturity of 15 years or less. All of the mortgage loans were acquired by Bank of America Mortgage Capital Corporation, which is an affiliate of the depositor and the underwriter, indirectly from Fleet Mortgage Corp. which originated or originally acquired the mortgage loans.

     The pool 1 mortgage loans will be the primary source of distributions to the group 1 certificates. The pool 2 mortgage loans will be the primary source of distributions to the group 2 certificates. Under limited circumstances, payments from the pool 1 mortgage loans otherwise payable to the Class B-6 Certificates will be used to make payments on the group 2 certificates and payments from the pool 2 mortgage loans otherwise payable to the Class B-6 Certificates will be used to make payments on the group 1 certificates, as described under "Description of Certificates--Available Funds" in this prospectus supplement.

     The depositor expects the mortgage loans to have the following approximate characteristics:

             SELECTED POOL 1 MORTGAGE LOAN DATA AS OF APRIL 1, 2000

-----------------------------------------------------------------------------------------------------
                                                              RANGE OR TOTAL         WEIGHTED AVERAGE
-----------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                          2,803                   --
-----------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                           $939,408,022.00              --
-----------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                $46,567.28 to $989,734.97     $335,143.78 (1)
-----------------------------------------------------------------------------------------------------
Interest Rates                                               7.000% to 7.375%           7.209%
-----------------------------------------------------------------------------------------------------
Administrative Fee Rate                                           0.25%                  0.25%
-----------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                       212 months to 354 months     341 months
-----------------------------------------------------------------------------------------------------
Loan Age                                                  6 months to 58 months        17 months
-----------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                 6.19% to 95.00%            71.80%
-----------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in
  Excess of 5% of the Aggregate Unpaid Principal
  Balance:
     California.......................................            25.54%                  --
     Massachusetts....................................             7.78%                  --
     New York.........................................             6.85%                  --
     New Jersey.......................................             5.08%                  --
-----------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration                              0.49%                  --
-----------------------------------------------------------------------------------------------------

(1)The balance shown is the average unpaid principal balance of the pool 1 mortgage loans.

             SELECTED POOL 2 MORTGAGE LOAN DATA AS OF APRIL 1, 2000

-----------------------------------------------------------------------------------------------------
                                                              RANGE OR TOTAL         WEIGHTED AVERAGE
-----------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                           477                    --
-----------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                           $152,009,962.38              --
-----------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                $88,279.76 to $624,724.09     $318,679.17 (1)
-----------------------------------------------------------------------------------------------------
Interest Rates                                               7.000% to 7.375%           7.123%
-----------------------------------------------------------------------------------------------------
Administrative Fee Rate                                           0.25%                  0.25%
-----------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                       96 months to 173 months      159 months
-----------------------------------------------------------------------------------------------------
Loan Age                                                  7 months to 57 months        20 months
-----------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                 7.93% to 90.00%            64.59%
-----------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in
  Excess of 5% of the Aggregate Unpaid Principal
  Balance:
     California.......................................            13.08%                  --
     Massachusetts....................................            11.52%                  --
     New York.........................................             9.80%                  --
     Illinois.........................................             6.41%                  --
     Texas............................................             6.06%                  --
     New Jersey.......................................             5.43%                  --
-----------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration                              0.99%                  --
-----------------------------------------------------------------------------------------------------

(1)The balance shown is the average unpaid principal balance of the pool 2 mortgage loans.

The characteristics of each loan pool may change because:

     - Prior to the issuance of the certificates, the depositor may remove mortgage loans from a loan pool. The depositor also may substitute new mortgage loans for mortgage loans in a loan pool prior to the closing date.

     - After the issuance of the certificates, mortgage loans may be removed from the trust fund because of repurchases by the seller for breaches of representations or failure to deliver required documents. Under certain circumstances, the seller may make substitutions for repurchased mortgage loans.

These removals and/or substitutions may result in changes in the loan pool characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the offered certificates.

     Additional information on the mortgage loans appears under "The Mortgage Pool" in this prospectus supplement.

OPTIONAL TERMINATION

     At its option, the depositor (or, if the depositor does not exercise the right, the servicer) may purchase all remaining mortgage loans in the trust fund and effect early retirement of the certificates on any distribution date on which the scheduled balance of the mortgage pool is less than 1% of the initial scheduled balance of the mortgage pool.

     IF THE DEPOSITOR (OR THE SERVICER) EXERCISES ITS RIGHT TO REPURCHASE ALL OF THE MORTGAGE LOANS, THE CERTIFICATES OUTSTANDING AT THAT TIME WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE CASE.

PRIORITY OF DISTRIBUTIONS

     Distributions will be made on each distribution date from available funds with respect to the applicable loan pool in the following order of priority:

     - First, to each class of related senior certificates to pay interest;

     - Second, to the classes of related senior certificates entitled to receive distributions of principal, as set forth in this prospectus supplement under "Description of Certificates -- Principal," to pay principal;

     - Third, to each class of related subordinate certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class 1B-1 or Class 2B-1 Certificates, as applicable; and

     - Fourth, to the Class A-R Certificates, any remaining amounts.

     All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of Certificates -- Interest" and "-- Principal."

     If you are purchasing Class 1A-11 Certificates, you will not receive current interest distributions with respect to your Class 1A-11 Certificates until the Accretion Termination Date. Prior to the Accretion Termination Date, interest which would otherwise be distributed on your Class 1A-11 Certificates will be distributed instead as principal to the holders of the Class 1A-10 and Class 1A-11 Certificates as described under "Description of the Certificates -- Principal" in this Prospectus Supplement. Any interest not distributed on your Class 1A-11 Certificates as described in this paragraph will be added to the principal balance of your Class 1A-11 Certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

     Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the subordinate certificates in a certificate group may be made on the senior certificates in that certificate group instead. In addition, under certain circumstances, payments from one loan pool may be used to make payments on the certificates relating to the other loan pool. See "Description of Certificates -- Available Funds" in this prospectus supplement.

INTEREST DISTRIBUTIONS

     The amount of interest that will accrue on your certificates each month is equal to:

     - one-twelfth of the pass-through rate for your class set forth on page S-4 multiplied by the principal balance or notional amount of your certificate on the distribution date, minus

     - the amount of certain interest shortfalls arising from the timing of prepayments on the mortgage loans in the loan pool corresponding to your certificate group and interest losses allocated to your class, as described under "Description of Certificates -- Allocation of Losses" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

     On each distribution date, principal distributions to the certificates (other than the Class 1A-WIO or Class 2A-WIO Certificates) will be made in the order and priority described under "Description of Certificates -- Priority of Distributions" in this prospectus supplement.

     The Class 1A-WIO and Class 2A-WIO Certificates are interest-only certificates and are not entitled to distributions of principal.

CREDIT SUPPORT

     Credit support for the offered certificates is provided by subordination as follows:

                     SUBORDINATION OF CLASS B CERTIFICATES

         (CHART SHOWING PRIORITY OF PAYMENT AND ORDER OF LOSS ALLOCATION)

---------------

(footnotes on following page)

(footnotes from preceding page)

(1) The credit support percentage set forth in this chart shows the initial balance of the classes of certificates subordinate to a class or classes in the related certificate group as a percentage of the initial scheduled balance of the related loan pool.
(2) Under certain limited circumstances, payments from the pool 1 mortgage loans otherwise payable to the Class B-6 Certificates will be used to make payments on the group 2 certificates and payments from the pool 2 mortgage loans otherwise payable to the Class B-6 Certificates will be used to make payments on the group 1 certificates.
(3) This order of loss allocation does not apply to losses due to fraud, borrower bankruptcies or special hazards that are in excess of certain amounts. These excess losses will be allocated to all of the certificates in a certificate group as described under "Description of Certificates -- Allocation of Losses" in this prospectus supplement.

Shifting Interest in Prepayments

     Additional credit enhancement is provided by the allocation of all principal prepayments for a loan pool to the Class A Certificates in the corresponding certificate group for the first five years and the disproportionately greater allocation of prepayments for a loan pool to the Class A Certificates in the corresponding certificate group over the following four years. The disproportionate allocation of prepayments within a certificate group will accelerate the amortization of those senior certificates relative to the amortization of the subordinate certificates. As a result, the credit support percentage for the Class A Certificates in each certificate group should be maintained and may be increased during the first nine years.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans and specifically those in the corresponding loan pool. As a result, your yield may fluctuate significantly.

     - In general, if you purchase your offered certificate at a premium or if you purchase a Class 1A-WIO or a Class 2A-WIO Certificate, and principal distributions on the applicable mortgage loans occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

     - Conversely, if you purchased your offered certificate at a discount and principal distributions on the applicable mortgage loans occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     The yield to maturity of the Class 1B-1, Class 1B-2 and Class 1B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the pool 1 mortgage loans due to the fact that, once the aggregate balance of the Class 1B-4, Class 1B-5 and Class B-6 Certificates has been reduced to zero, all losses on the pool 1 mortgage loans (other than the portion of excess losses allocated to more senior classes of group 1 certificates) will be allocated to the Class 1B-3, Class 1B-2 and Class 1B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

     The yield to maturity of the Class 2B-1, Class 2B-2 and Class 2B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the pool 2 mortgage loans due to the fact that, once the aggregate balance of the Class 2B-4, Class 2B-5 and Class B-6 Certificates has been reduced to zero, all losses on the pool 2 mortgage loans (other than the portion of excess losses allocated to more senior classes of group 2 certificates) will be allocated to the Class 2B-3, Class 2B-2 and Class 2B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

     Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

                      WEIGHTED AVERAGE LIVES (IN YEARS)(1)

                                                       PSA(2)
                                        ------------------------------------
CLASS                                    0%     100%    175%    250%    400%
-----                                   -----   -----   -----   -----   ----
1A-1..................................  11.26    3.14    1.99    1.47   0.98
1A-2..................................  14.70    5.19    3.20    2.32   1.51
1A-3..................................  15.32    5.72    3.51    2.53   1.64
1A-4..................................  15.88    6.25    3.83    2.74   1.76
1A-5..................................  16.16    6.53    4.01    2.86   1.83
1A-6..................................  20.56    8.22    5.00    3.61   2.31
1A-7..................................  23.46   12.20    7.31    5.12   3.23
1A-8..................................  16.83    7.29    4.51    3.18   2.01
1A-9..................................  25.74   17.30   11.15    7.47   4.42
1A-10.................................   7.95    7.95    7.95    7.15   4.82
1A-11.................................  27.62   24.03   18.93   15.10   7.98
1A-12.................................  20.39   15.47   13.24   11.72   9.82
1B-1..................................  18.80   14.37   12.37   11.02   9.37
1B-2..................................  18.80   14.37   12.37   11.02   9.37
1B-3..................................  18.80   14.37   12.37   11.02   9.37
2A-1..................................   7.64    5.47    4.27    3.34   2.11
2A-2..................................   7.64    7.36    7.16    6.99   6.38
2B-1..................................   7.64    7.36    7.16    6.99   6.67
2B-2..................................   7.64    7.36    7.16    6.99   6.67
2B-3..................................   7.64    7.36    7.16    6.99   6.67
A-R...................................   0.07    0.07    0.07    0.07   0.07

---------------

(1) Determined as described under "Prepayment and Yield
    Considerations -- Weighted Average Lives of the Offered Certificates" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2) "PSA" is the Prepayment Standard Assumption which is described under "Prepayment and Yield Considerations -- Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" or a "REMIC."

     - The offered certificates (other than the Class A-R Certificates) will constitute "regular interests" in the REMIC and will be treated as debt instruments for federal income tax purposes.

     - The Class A-R Certificates will constitute the sole class of "residual interest" in the REMIC.

     Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     The offered certificates (other than the Class A-R Certificates) will be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

     Holders of Class A-R Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC, and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class A-R Certificates other than the distribution of their $100 class balance and interest on that balance.

LEGAL INVESTMENT

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

     - The Class A Certificates and the Class 1B-1 and Class 2B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

     - The Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act.

BENEFIT PLAN CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or similar law.

     Subject to the considerations and conditions described under "Benefit Plan Considerations" in this prospectus supplement, it is expected that the Class A Certificates (other than the Class A-R Certificates) may be purchased by benefit plans. THE CLASS A-R CERTIFICATES MAY NOT BE ACQUIRED BY BENEFIT PLANS AND THE CLASS B CERTIFICATES MAY NOT BE ACQUIRED BY BENEFIT PLANS EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

     - The offered certificates are not suitable investments for all investors.

     - The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     - You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

     - You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

THE RATE OF PRINCIPAL PAYMENTS ON THE
   MORTGAGE LOANS WILL AFFECT THE YIELD
   ON THE OFFERED CERTIFICATES

     The rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty.

     The rate of principal payments on the mortgage loans mainly will be affected by the following:

     - the amortization schedules of the mortgage loans;

     - the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     - liquidations of the properties that secure defaulted mortgage loans;

     - repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations or warranties made by the seller; and

     - the optional repurchase of all the mortgage loans by the depositor (or, if the depositor does not exercise the right, the servicer) to effect a termination of the trust fund.

     For a more detailed discussion of these factors, see "The Pooling and Servicing Agreement -- Optional Termination" and "Prepayment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" and "-- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" and "Prepayment and Yield Considerations" in the prospectus.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

     - If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to refinancings.

     - Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

     Mortgage originators (including Fleet Mortgage Corp.) make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

     If you are purchasing an offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the corresponding loan pool will result in an actual yield that is lower than your expected yield. IF YOU ARE PURCHASING THE CLASS 1A-WIO OR CLASS 2A-WIO CERTIFICATES, THERE IS A RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE CORRESPONDING LOAN POOL THAT HAVE NET MORTGAGE RATES GREATER THAN 6.75% WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN YOUR EXPECTED YIELD AND MAY RESULT IN THE FAILURE TO FULLY RECOVER YOUR INVESTMENT. See "Prepayment and Yield Considerations -- Yield on the Class 1A-WIO and Class 2A-WIO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 1A-WIO or Class 2A-WIO Certificates.

SUBORDINATION OF CLASS B CERTIFICATES
   INCREASES RISK OF LOSS

     If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans applicable loan pool than are holders of the related Class A Certificates.

     - The rights of the holders of each class of Class B Certificates to receive distributions of interest and principal from the mortgage loans in the related loan pool are subordinated to the rights of the holders of the Class A Certificates in the same certificate group and the holders of each class of Class B Certificates in the same certificate group with a lower numerical designation. For example, the holders of the Class 1B-2 Certificates will not receive principal or interest on a distribution date until the holders of the Class 1A Certificates and Class 1B-1 Certificates have received the amounts to which they are entitled on that distribution date.

     - Losses that are realized on the mortgage loans (other than excess losses) will be allocated first to the Class B-6 Certificates, until their outstanding balance has been reduced to zero. After the outstanding balance of the Class B-6 Certificates has been reduced to zero, (i) all losses on the pool 1 mortgage loans will be allocated first to the Class 1B-5 Certificates, then to the Class 1B-4 Certificates and so on in reverse of the numerical order of the Class B Certificates that are group 1 certificates, until the outstanding balances of those classes have been reduced to zero and (ii) all losses on the pool 2 mortgage loans will be allocated first to the Class 2B-5 Certificates, then to the Class 2B-4 Certificates and so on, in reverse of the numerical order of the Class B Certificates that are group 2 certificates, until the outstanding balances of those classes has been reduced to zero. After the outstanding balances of the Class B Certificates in the related certificate group have been reduced to zero, all losses on the related loan pool will be allocated to the Class A Certificates in the related certificate group.

     For a more detailed description of the subordination feature of the Class B Certificates, see "Description of Certificates -- Allocation of Losses" and "Credit Support" in this prospectus supplement.

LIMITED SOURCE OF PAYMENTS -- NO
   RECOURSE TO DEPOSITOR, SELLER,
   SERVICER OR TRUSTEE

     Proceeds of the mortgage loans will be the sole source of payments on the certificates. The pool 1 mortgage loans will be the primary source of payments on the group 1 certificates. The pool 2 mortgage loans will be the primary source of payments on the group 2 certificates. Under limited circumstances described under "Description of the Certificates -- Available Funds," payments from the pool 1 mortgage loans may be used to make payments on the group 2 certificates and payments from the pool 2 mortgage loans may be used to make payments on the group 1 certificates.

     The certificates do not represent an interest in or obligation of the depositor, the seller, the servicer, the trustee or any of their affiliates. There are, however, limited obligations of the seller with respect to certain breaches of their representations and warranties, and limited obligations of the servicer with respect to its servicing obligations.

     Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the seller, the servicer, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, the seller, the servicer, the trustee or any of their affiliates.

LIMITED LIQUIDITY

     The underwriter intends to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (like the Class 1A-WIO, Class 2A-WIO or Class B Certificates) will experience illiquidity.

GEOGRAPHIC CONCENTRATION MAY
   INCREASE RISK OF LOSS DUE TO
   ADVERSE ECONOMIC CONDITIONS
   OR NATURAL DISASTER

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the charts on pages S-19 and S-24 for a listing of the locations and concentrations of mortgaged properties securing the pool 1 mortgage loans and the pool 2 mortgage loans.

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses on mortgage loans in a loan pool may adversely effect the yield to maturity of the offered certificates in the related certificate group.

     See "The Mortgage Pool" in this prospectus supplement for further information regarding the geographic concentration of the mortgage loans.

RIGHTS OF BENEFICIAL OWNERS MAY
   BE LIMITED BY BOOK-ENTRY SYSTEM

     All of the offered certificates other than the Class A-R Certificates are book-entry certificates and will be held through the book-entry system of The Depository Trust Company and transactions in the book-entry certificates generally can be effected only through DTC and DTC participants. As a result:

     - your ability to pledge book-entry certificates to entities that do not participate in the DTC system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

     - under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee to DTC, and not directly to you.

     For a more detailed discussion of the book-entry certificates, see "Description of Certificates -- Book-Entry Certificates" in this prospectus supplement.

TAX CONSEQUENCES OF RESIDUAL CERTIFICATES

     - The Class A-R Certificates will be the sole "residual interest" in the REMIC for federal income tax purposes.

     - Holders of Class A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class A-R Certificate other than the distribution of the $100 class balance and interest on that balance.

     - Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would require a seller of the Class A-R Certificate to pay the buyer an amount designed to compensate the buyer for assuming the tax liability should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

     - Due to their tax consequences, the Class A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class A-R Certificates may not be acquired by benefit plans.

     See "Description of Certificates -- Restrictions on Transfer of the Class A-R Certificates," "Prepayment and Yield Considerations -- Yield on the Class A-R Certificates," "Benefit Plan Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

--------------------------------------------------------------------------------

THE MORTGAGE POOL
--------------------------------------------------------------------------------

GENERAL

     The Mortgage Loans will be sold by the Seller to the Depositor on the Closing Date pursuant to a mortgage loan sale agreement, between the Seller and the Depositor. The Seller purchased the Mortgage Loans indirectly from Fleet Mortgage Corp. (the "ORIGINATOR") prior to the Closing Date. The Originator originated or acquired the Mortgage Loans in accordance with its underwriting standards as described in "The Mortgage Pool -- Underwriting Standards of Fleet Mortgage Corp." in this prospectus supplement.

     The mortgage loan sale agreement will provide the Depositor with remedies against the Seller for any breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans in the pooling and servicing agreement and for failure to deliver documentation with respect to the Mortgage Loans pursuant to the pooling and servicing agreement.

     The Trust Fund will consist primarily of a pool (the "MORTGAGE POOL") of fixed-rate, conventional, fully-amortizing mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family residential properties. The Mortgage Pool will be divided into two loan pools: the "POOL 1 MORTGAGE LOANS" and the "POOL 2 MORTGAGE LOANS" (each, a "LOAN POOL"). The Pool 1 Mortgage Loans will have original terms to maturity of 30 years or less. The Pool 2 Mortgage Loans will have original terms to maturity of 15 years or less.

     The following descriptions of the Mortgage Loans and the mortgaged properties constituting each Loan Pool are based upon the expected characteristics of the Mortgage Loans in each Loan Pool as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Pool and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of each Loan Pool as it will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in each Loan Pool are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Pool as of the Cut-off Date.

POOL 1 MORTGAGE LOANS

     As of the Cut-off Date, the Pool 1 Mortgage Loans are expected to include 2,803 Mortgage Loans with an aggregate Stated Principal Balance of approximately $939,408,022.00. The Pool 1 Mortgage Loans will have original terms to stated maturity ranging from 240 to 360 months. The Pool 1 Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Pool 1 Mortgage Loan bears interest at a fixed rate.

     As of the Cut-off Date, each Pool 1 Mortgage Loan is expected to have a Stated Principal Balance of at least approximately $46,567.28 and of not more than approximately $989,734.97 and the average Stated Principal Balance of the Pool 1 Mortgage Loans is expected to be approximately $335,143.78. The latest stated maturity date of any of the Pool 1 Mortgage Loans is expected to be October 1, 2029; however, borrowers may prepay Pool 1 Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Pool 1 Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, no Pool 1 Mortgage Loan was delinquent and no Pool 1 Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. Less than 1% of the Pool 1 Mortgage Loans will be subject to any buydown agreement.

     As of the Cut-off Date, no Pool 1 Mortgage Loan will have a Loan-to-Value Ratio of more than 95.00%. For more information on the Loan-to-Value Ratios of the Pool 1 Mortgage Loans, see the "Original Loan-to-Value Ratios" table below. Each Pool 1 Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). No primary mortgage insurance policy will be required with respect to any Pool 1 Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80% or any other percentage allowed or required by applicable law.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the Mortgage Loan and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

POOL 1 MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Pool 1 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                             POOL 1 MORTGAGE LOANS
                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
OCCUPANCY STATUS                                       LOANS       CUT-OFF DATE        BALANCE
----------------                                     ---------   ----------------   --------------
Primary Residence..................................    2,771     $929,377,243.53         98.93%
Second Home........................................       32       10,030,778.47          1.07
                                                       -----     ---------------        ------
          Total....................................    2,803     $939,408,022.00        100.00%
                                                       =====     ===============        ======

---------------

(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                             POOL 1 MORTGAGE LOANS
                                 PROPERTY TYPES

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
PROPERTY TYPE                                          LOANS       CUT-OFF DATE        BALANCE
-------------                                        ---------   ----------------   --------------
Single Family Residence............................    2,263     $758,617,988.36         80.75%
PUD................................................      498      167,444,047.24         17.82
Condominium........................................       42       13,345,986.40          1.42
                                                       -----     ---------------        ------
          Total....................................    2,803     $939,408,022.00        100.00%
                                                       =====     ===============        ======

                             POOL 1 MORTGAGE LOANS
            GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
GEOGRAPHIC AREA                                            LOANS       CUT-OFF DATE        BALANCE
---------------                                          ---------   ----------------   --------------
Alabama................................................       27     $  9,087,395.20          0.97%
Arizona................................................       70       24,176,842.13          2.57
Arkansas...............................................       11        3,391,331.83          0.36
California.............................................      708      239,883,549.11         25.54
Colorado...............................................       58       18,980,392.41          2.02
Connecticut............................................      114       40,017,358.18          4.26
District of Columbia...................................        6        2,114,148.40          0.23
Florida................................................       57       18,350,191.67          1.95
Georgia................................................       56       19,995,282.49          2.13
Idaho..................................................        5        1,721,786.61          0.18
Illinois...............................................      130       42,031,839.27          4.47
Indiana................................................       11        3,643,628.72          0.39
Iowa...................................................       12        4,454,932.79          0.47
Kansas.................................................       11        4,318,015.06          0.46
Kentucky...............................................       19        6,030,451.08          0.64
Louisiana..............................................       12        3,749,017.22          0.40
Maine..................................................       13        3,663,617.19          0.39
Maryland...............................................       56       18,600,421.92          1.98
Massachusetts..........................................      223       73,109,294.86          7.78
Michigan...............................................       22        7,181,530.29          0.76
Minnesota..............................................       39       12,834,554.58          1.37
Mississippi............................................        7        2,049,413.79          0.22
Missouri...............................................       25        7,956,666.18          0.85
Montana................................................        7        2,193,966.52          0.23
Nebraska...............................................        2          693,607.36          0.07
Nevada.................................................       32       11,959,455.28          1.27
New Hampshire..........................................        1          297,346.47          0.03
New Jersey.............................................      142       47,705,987.26          5.08
New Mexico.............................................       26        9,547,932.70          1.02
New York...............................................      183       64,351,331.29          6.85
North Carolina.........................................       38       12,181,001.06          1.30
North Dakota...........................................        3          880,047.16          0.09
Ohio...................................................       41       13,507,055.87          1.44
Oklahoma...............................................       11        3,564,842.98          0.38
Oregon.................................................       63       19,472,079.91          2.07
Pennsylvania...........................................       58       19,480,149.61          2.07
Rhode Island...........................................       18        5,548,059.12          0.59
South Carolina.........................................       30        9,952,320.67          1.06
South Dakota...........................................        7        2,049,032.71          0.22
Tennessee..............................................       81       28,339,117.56          3.02
Texas..................................................      127       41,686,758.81          4.44
Utah...................................................       80       26,061,628.00          2.77
Virginia...............................................       59       18,726,716.18          1.99
Washington.............................................       34       11,186,150.68          1.19
West Virginia..........................................        1          253,120.54          0.03
Wisconsin..............................................       64       21,606,040.54          2.30
Wyoming................................................        3          822,612.74          0.09
                                                           -----     ---------------        ------
          Total........................................    2,803     $939,408,022.00        100.00%
                                                           =====     ===============        ======

---------------

(1) As of the Cut-off Date, no more than approximately 0.49% of the Pool 1 Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                             POOL 1 MORTGAGE LOANS
                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
CURRENT MORTGAGE LOAN PRINCIPAL BALANCES                   LOANS       CUT-OFF DATE        BALANCE
----------------------------------------                 ---------   ----------------   --------------
$ 25,000.01 to $   50,000.00............................       1     $     46,567.28          0.00%
$ 75,000.01 to $  100,000.00............................       1           94,729.11          0.01
$125,000.01 to $  150,000.00............................       1          149,602.75          0.02
$175,000.01 to $  200,000.00............................       2          385,453.38          0.04
$200,000.01 to $  225,000.00............................       4          851,537.11          0.09
$225,000.01 to $  250,000.00............................      58       14,228,060.00          1.51
$250,000.01 to $  275,000.00............................     607      159,278,129.46         16.96
$275,000.01 to $  300,000.00............................     593      170,569,151.34         18.16
$300,000.01 to $  325,000.00............................     375      116,740,116.01         12.43
$325,000.01 to $  350,000.00............................     317      107,168,803.95         11.41
$350,000.01 to $  375,000.00............................     208       75,270,472.79          8.01
$375,000.01 to $  400,000.00............................     167       64,829,461.20          6.90
$400,000.01 to $  425,000.00............................      94       38,806,694.51          4.13
$425,000.01 to $  450,000.00............................      87       38,099,786.56          4.06
$450,000.01 to $  475,000.00............................      66       30,540,628.42          3.25
$475,000.01 to $  500,000.00............................      80       38,960,007.42          4.15
$500,000.01 to $  525,000.00............................      30       15,413,220.01          1.64
$525,000.01 to $  550,000.00............................      23       12,345,252.41          1.31
$550,000.01 to $  575,000.00............................      11        6,187,128.70          0.66
$575,000.01 to $  600,000.00............................      22       12,909,864.49          1.37
$600,000.01 to $  625,000.00............................      15        9,202,557.79          0.98
$625,000.01 to $  650,000.00............................      35       22,338,869.58          2.38
$650,000.01 to $  675,000.00............................       1          663,958.23          0.07
$725,000.01 to $  750,000.00............................       2        1,477,785.96          0.16
$875,000.01 to $  900,000.00............................       1          889,393.31          0.09
$950,000.01 to $  975,000.00............................       1          971,055.26          0.10
$975,000.01 to $1,000,000.00...........................        1          989,734.97          0.11
                                                           -----     ---------------        ------
          Total........................................    2,803     $939,408,022.00        100.00%
                                                           =====     ===============        ======

---------------

(1) As of the Cut-off Date, the average outstanding principal balance of the Pool 1 Mortgage Loans is expected to be approximately $335,143.78.

                             POOL 1 MORTGAGE LOANS
                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS                              LOANS       CUT-OFF DATE        BALANCE
-----------------------------                            ---------   ----------------   --------------
 5.01% to 10.00%.......................................        3     $    974,830.13          0.10%
15.01% to 20.00%.......................................        1          258,083.65          0.03
20.01% to 25.00%.......................................        6        2,256,739.26          0.24
25.01% to 30.00%.......................................        4        1,249,934.26          0.13
30.01% to 35.00%.......................................       16        5,793,596.65          0.62
35.01% to 40.00%.......................................       24        9,354,140.63          1.00
40.01% to 45.00%.......................................       25       10,038,706.10          1.07
45.01% to 50.00%.......................................       62       20,934,332.32          2.23
50.01% to 55.00%.......................................       95       34,407,909.54          3.66
55.01% to 60.00%.......................................      151       54,442,251.25          5.80
60.01% to 65.00%.......................................      183       63,051,111.06          6.71
65.01% to 70.00%.......................................      331      118,857,243.13         12.65
70.01% to 75.00%.......................................      549      188,329,113.60         20.05
75.01% to 80.00%.......................................    1,081      346,897,295.88         36.93
80.01% to 85.00%.......................................       60       18,220,617.98          1.94
85.01% to 90.00%.......................................      188       57,953,109.63          6.17
90.01% to 95.00%.......................................       24        6,389,006.93          0.68
                                                           -----     ---------------        ------
          Total........................................    2,803     $939,408,022.00        100.00%
                                                           =====     ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is expected to be approximately 71.80%.

                             POOL 1 MORTGAGE LOANS
                           MORTGAGE INTEREST RATES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
MORTGAGE INTEREST RATES                                    LOANS       CUT-OFF DATE        BALANCE
-----------------------                                  ---------   ----------------   --------------
7.000%.................................................      516     $177,342,151.03         18.88%
7.125%.................................................      626      208,721,867.73         22.22
7.250%.................................................      897      299,681,293.40         31.90
7.375%.................................................      764      253,662,709.84         27.00
                                                           -----     ---------------        ------
          Total........................................    2,803     $939,408,022.00        100.00%
                                                           =====     ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the Pool 1 Mortgage Loans is expected to be approximately 7.209% per annum.

                             POOL 1 MORTGAGE LOANS
                               REMAINING TERMS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
REMAINING TERM (MONTHS)                                    LOANS       CUT-OFF DATE        BALANCE
-----------------------                                  ---------   ----------------   --------------
205 to 216.............................................        7     $  2,167,639.88          0.23%
217 to 228.............................................       19        5,762,363.41          0.61
229 to 240.............................................        4        1,294,489.81          0.14
265 to 276.............................................        2          626,993.87          0.07
277 to 288.............................................        9        2,896,616.21          0.31
289 to 300.............................................        1          507,610.60          0.05
301 to 312.............................................        1          230,094.68          0.02
325 to 336.............................................      473      153,643,694.74         16.36
337 to 348.............................................    1,679      562,381,194.30         59.87
349 to 360.............................................      608      209,897,324.50         22.34
                                                           -----     ---------------        ------
          Total........................................    2,803     $939,408,022.00        100.00%
                                                           =====     ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average stated remaining term of the Pool 1 Mortgage Loans is expected to be approximately 341 months.

                             POOL 1 MORTGAGE LOANS
                        CREDIT SCORING OF MORTGAGORS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
CREDIT SCORES                                              LOANS       CUT-OFF DATE        BALANCE
-------------                                            ---------   ----------------   --------------
0 to 550...............................................        1     $    529,191.52          0.06%
551 to 600.............................................       12        4,389,158.49          0.47
601 to 650.............................................      122       40,370,115.42          4.30
651 to 700.............................................      432      149,538,860.70         15.92
701 to 750.............................................      908      303,423,335.49         32.30
751 to 800.............................................    1,197      398,151,033.75         42.38
801 to 850.............................................       75       23,525,990.97          2.50
Unknown Scores.........................................       56       19,480,335.66          2.07
                                                           -----     ---------------        ------
          Total........................................    2,803     $939,408,022.00        100.00%
                                                           =====     ===============        ======

---------------

(1) The scores shown (the "CREDIT SCORES") generally range from approximately 250 to approximately 900 with a higher score indicating an individual with a more favorable credit history than an individual with a lower score. Credit Scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan.

POOL 2 MORTGAGE LOANS

     As of the Cut-off Date, the Pool 2 Mortgage Loans are expected to include 477 Mortgage Loans with an aggregate stated principal balance of approximately $152,009,962.38. The Pool 2 Mortgage Loans will have original terms to stated maturity ranging from 120 to 180 months. The Pool 2 Mortgage

Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Pool 2 Mortgage Loan bears interest at a fixed rate.

     As of the Cut-off Date, each Pool 2 Mortgage Loan is expected to have a Stated Principal Balance of at least approximately $88,279.76 and of not more than approximately $624,724.09 and the average Stated Principal Balance of the Pool 2 Mortgage Loans is expected to be approximately $318,679.17. The latest stated maturity date of any of the Pool 2 Mortgage Loans is expected to be September 1, 2014; however, borrowers may prepay Pool 2 Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Pool 2 Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, no Pool 2 Mortgage Loan was delinquent and no Pool 2 Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. None of the Pool 2 Mortgage Loans will be subject to any buydown agreement.

     As of the Cut-off Date, no Pool 2 Mortgage Loan will have a Loan-to-Value Ratio of more than 90.00%. For more information on the Loan-to-Value Ratios of the Pool 2 Mortgage Loans, see the "Original Loan-to-Value Ratios" table below. Each Pool 2 Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of FNMA or FHLMC. No primary mortgage insurance policy will be required with respect to any Pool 2 Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80% or any other percentage allowed or required by applicable law.

POOL 2 MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Pool 2 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                             POOL 2 MORTGAGE LOANS
                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
OCCUPANCY STATUS                                       LOANS       CUT-OFF DATE        BALANCE
----------------                                     ---------   ----------------   --------------
Primary Residence..................................     470      $149,853,384.78         98.58%
Second Home........................................       7         2,156,577.60          1.42
                                                        ---      ---------------        ------
          Total....................................     477      $152,009,962.38        100.00%
                                                        ===      ===============        ======

---------------

(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                             POOL 2 MORTGAGE LOANS
                                 PROPERTY TYPES

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
PROPERTY TYPE                                          LOANS       CUT-OFF DATE        BALANCE
-------------                                        ---------   ----------------   --------------
Single Family Residence............................     397      $126,223,274.45         83.04%
PUD................................................      73        23,455,449.85         15.43
Condominium........................................       7         2,331,238.08          1.53
                                                        ---      ---------------        ------
          Total....................................     477      $152,009,962.38        100.00%
                                                        ===      ===============        ======

                             POOL 2 MORTGAGE LOANS
            GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
GEOGRAPHIC AREA                                            LOANS       CUT-OFF DATE        BALANCE
---------------                                          ---------   ----------------   --------------
Alabama................................................       4      $  1,228,764.30          0.81%
Arizona................................................      12         3,587,619.89          2.36
Arkansas...............................................       3           681,949.06          0.45
California.............................................      59        19,887,548.46         13.08
Colorado...............................................      14         3,888,655.52          2.56
Connecticut............................................      13         3,899,800.99          2.57
Florida................................................      23         7,501,268.39          4.93
Georgia................................................       7         2,010,192.29          1.32
Idaho..................................................       2           722,649.29          0.48
Illinois...............................................      31         9,746,523.98          6.41
Indiana................................................       3           995,333.18          0.65
Iowa...................................................       5         1,521,562.63          1.00
Kansas.................................................       3           764,432.41          0.50
Kentucky...............................................       6         1,843,576.75          1.21
Louisiana..............................................       1           230,004.46          0.15
Maine..................................................       3         1,017,933.60          0.67
Maryland...............................................       3           878,248.85          0.58
Massachusetts..........................................      56        17,512,793.76         11.52
Michigan...............................................       3         1,124,740.55          0.74
Minnesota..............................................       6         1,941,204.43          1.28
Mississippi............................................       4         1,242,430.81          0.82
Missouri...............................................       4         1,306,156.88          0.86
Montana................................................       2           605,055.37          0.40
Nebraska...............................................       1           247,089.63          0.16
Nevada.................................................      12         4,233,753.03          2.79
New Hampshire..........................................       2           568,640.72          0.37
New Jersey.............................................      28         8,255,889.40          5.43
New Mexico.............................................       4         1,210,752.15          0.80
New York...............................................      42        14,894,133.08          9.80
North Carolina.........................................       3         1,007,267.63          0.66
North Dakota...........................................       2           445,256.61          0.29
Ohio...................................................       7         1,942,592.40          1.28
Oklahoma...............................................       4         1,417,953.93          0.93
Oregon.................................................       3         1,023,195.60          0.67
Pennsylvania...........................................      12         3,712,699.42          2.44
Rhode Island...........................................       3           820,826.66          0.54
South Dakota...........................................       1           242,371.25          0.16
Tennessee..............................................      18         5,820,363.31          3.83
Texas..................................................      30         9,213,296.29          6.06
Utah...................................................       9         2,907,629.20          1.91
Virginia...............................................       3         1,169,269.87          0.77
Washington.............................................       2           735,907.83          0.48
West Virginia..........................................       1           545,531.78          0.36
Wisconsin..............................................      23         7,457,096.74          4.91
                                                            ---      ---------------        ------
          Total........................................     477      $152,009,962.38        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, no more than approximately 0.99% of the Pool 2 Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                             POOL 2 MORTGAGE LOANS
                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                          AGGREGATE            % OF
                                                           NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                           MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
CURRENT MORTGAGE LOAN PRINCIPAL BALANCES                     LOANS       CUT-OFF DATE        BALANCE
----------------------------------------                   ---------   ----------------   --------------
$ 75,000.01 to $100,000.00...............................       1      $     88,279.76          0.06%
$125,000.01 to $150,000.00...............................       1           147,450.28          0.10
$175,000.01 to $200,000.00...............................       3           563,338.85          0.37
$200,000.01 to $225,000.00...............................       4           877,168.61          0.58
$225,000.01 to $250,000.00...............................      72        17,239,995.55         11.34
$250,000.01 to $275,000.00...............................     100        26,235,541.54         17.26
$275,000.01 to $300,000.00...............................      72        20,649,415.25         13.58
$300,000.01 to $325,000.00...............................      67        20,916,319.99         13.76
$325,000.01 to $350,000.00...............................      27         9,056,408.06          5.96
$350,000.01 to $375,000.00...............................      36        13,096,477.44          8.62
$375,000.01 to $400,000.00...............................      14         5,389,460.72          3.55
$400,000.01 to $425,000.00...............................      21         8,644,586.72          5.69
$425,000.01 to $450,000.00...............................      18         7,806,773.21          5.14
$450,000.01 to $475,000.00...............................       8         3,687,662.24          2.43
$475,000.01 to $500,000.00...............................      13         6,332,586.44          4.17
$500,000.01 to $525,000.00...............................       4         2,056,072.95          1.35
$525,000.01 to $550,000.00...............................       5         2,703,035.42          1.78
$550,000.01 to $575,000.00...............................       3         1,696,342.44          1.12
$575,000.01 to $600,000.00...............................       2         1,159,771.73          0.76
$600,000.01 to $625,000.00...............................       6         3,663,275.18          2.41
                                                              ---      ---------------        ------
          Total..........................................     477      $152,009,962.38        100.00%
                                                              ===      ===============        ======

---------------
(1) As of the Cut-off Date, the average outstanding principal balance of the Pool 2 Mortgage Loans is expected to be approximately $318,679.17.

                             POOL 2 MORTGAGE LOANS
                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                          AGGREGATE            % OF
                                                           NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                           MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS                                LOANS       CUT-OFF DATE        BALANCE
-----------------------------                              ---------   ----------------   --------------
 5.01% to 10.00%.........................................       1      $    284,239.77          0.19%
15.01% to 20.00%.........................................       2           823,672.33          0.54
20.01% to 25.00%.........................................       2           536,008.82          0.35
25.01% to 30.00%.........................................       3           915,525.43          0.60
30.01% to 35.00%.........................................       6         1,900,009.38          1.25
35.01% to 40.00%.........................................      16         5,394,989.22          3.55
40.01% to 45.00%.........................................      14         4,325,063.38          2.85
45.01% to 50.00%.........................................      30        10,432,270.94          6.86
50.01% to 55.00%.........................................      28         9,219,391.12          6.06
55.01% to 60.00%.........................................      49        15,277,779.36         10.05
60.01% to 65.00%.........................................      45        14,377,945.37          9.46
65.01% to 70.00%.........................................      78        25,969,177.66         17.08
70.01% to 75.00%.........................................      92        29,091,692.69         19.14
75.01% to 80.00%.........................................      98        29,651,303.05         19.51
80.01% to 85.00%.........................................       5         1,430,689.24          0.94
85.01% to 90.00%.........................................       8         2,380,204.62          1.57
                                                              ---      ---------------        ------
          Total..........................................     477      $152,009,962.38        100.00%
                                                              ===      ===============        ======

---------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is expected to be approximately 64.59%.

                             POOL 2 MORTGAGE LOANS
                           MORTGAGE INTEREST RATES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
MORTGAGE INTEREST RATES                                    LOANS       CUT-OFF DATE        BALANCE
-----------------------                                  ---------   ----------------   --------------
7.000%.................................................     206      $ 66,339,257.32         43.64%
7.125%.................................................     124        40,145,683.71         26.41
7.250%.................................................      85        26,635,269.75         17.52
7.375%.................................................      62        18,889,751.60         12.43
                                                            ---      ---------------        ------
          Total........................................     477      $152,009,962.38        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the Pool 2 Mortgage Loans is expected to be approximately 7.123% per annum.

                             POOL 2 MORTGAGE LOANS
                               REMAINING TERMS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
REMAINING TERM (MONTHS)                                    LOANS       CUT-OFF DATE        BALANCE
-----------------------                                  ---------   ----------------   --------------
 85 to  96.............................................       1      $    265,627.43          0.17%
 97 to 108.............................................       9         2,892,263.48          1.90
109 to 120.............................................       2           584,948.60          0.38
121 to 132.............................................       1           252,357.56          0.17
145 to 156.............................................     151        45,066,132.70         29.65
157 to 168.............................................     260        84,212,322.55         55.40
169 to 180.............................................      53        18,736,310.06         12.33
                                                            ---      ---------------        ------
          Total........................................     477      $152,009,962.38        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average stated remaining term of the Pool 2 Mortgage Loans is expected to be approximately 159 months.

                             POOL 2 MORTGAGE LOANS
                          CREDIT SCORING OF MORTGAGORS

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
CREDIT SCORES                                              LOANS       CUT-OFF DATE        BALANCE
-------------                                            ---------   ----------------   --------------
551 to 600.............................................       1      $    265,627.43          0.17%
601 to 650.............................................      16         4,942,288.86          3.25
651 to 700.............................................      63        21,511,292.62         14.15
701 to 750.............................................     146        47,807,931.91         31.45
751 to 800.............................................     230        70,782,531.44         46.56
801 to 850.............................................      10         3,400,562.57          2.24
Unknown Scores.........................................      11         3,299,727.55          2.17
                                                            ---      ---------------        ------
          Total........................................     477      $152,009,962.38        100.00%
                                                            ===      ===============        ======

UNDERWRITING STANDARDS OF FLEET MORTGAGE CORP.

     Each mortgage loan originated or acquired by the Originator was underwritten in accordance with guidelines established in the Originator's program guidelines for its "Flagship Fixed Rate" program (the "PROGRAM GUIDELINES"). A copy of the Program Guidelines is attached to this prospectus supplement as Exhibit A. The Program Guidelines are intended to evaluate an applicant's repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, the Program Guidelines address the adequacy of the property as collateral for the loan requested.

     The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower, after the Originator has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, the Originator generally requires a description of assets and liabilities and income and expenses and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In general, an employment verification is obtained providing current and historical income information, and with respect to certain loans, a telephonic employment confirmation is obtained.

     Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgager's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     Certain states where the mortgaged properties securing the Mortgage Loans are located are "anti-deficiency" states, where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus. The Originator's underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

--------------------------------------------------------------------------------

FLEET MORTGAGE CORP.
--------------------------------------------------------------------------------

     Fleet Mortgage Corp., a South Carolina corporation ("FLEET"), is a wholly-owned subsidiary of Fleet Mortgage Group, Inc., which is a wholly-owned subsidiary of Fleet National Bank, which is a wholly-owned subsidiary of Fleet Boston Corporation. Fleet will soon be merged into Fleet Mortgage Group, Inc., with Fleet as the surviving entity. Fleet originates and services residential mortgage loans.

     Fleet's headquarters and its executive offices are located at 1333 Main Street, Columbia, South Carolina 29202, and the telephone number is
(803)929-7900. Fleet has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, FNMA and FHLMC.

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SERVICING OF MORTGAGE LOANS
--------------------------------------------------------------------------------

     All of the Mortgage Loans will be serviced by Fleet (in its capacity as servicer, the "SERVICER"). The Servicer will service the Mortgage Loans in accordance with the terms of the pooling and servicing agreement. The Servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the pooling and servicing agreement as if the Servicer alone were servicing the Mortgage Loans. See "The Pooling and Servicing Agreement" in the prospectus.

FORECLOSURE AND DELINQUENCY EXPERIENCE
   OF FLEET MORTGAGE CORP.

     The delinquency and foreclosure experience on the portfolios of one- to four-family first mortgage loans serviced by the Servicer are set forth in the following table. The portfolio of mortgage loans serviced by the Servicer includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with stated maturities of 5 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans. There can be no assurance that the delinquency and foreclosure experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

                              FLEET MORTGAGE CORP.
            DELINQUENCY AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                                                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                             AT OR FOR THE         --------------------------------------
                               TWO-MONTH
                             PERIOD ENDED
                           FEBRUARY 29, 2000                 1999                 1998
                       -------------------------   -------------------------   ----------
                                     BY DOLLAR                   BY DOLLAR
                          BY         AMOUNT OF        BY         AMOUNT OF         BY
                        NO. OF         LOANS        NO. OF         LOANS         NO. OF
                         LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS
                       ---------   -------------   ---------   -------------   ----------
Total Portfolio......  1,523,883    $142,524.49    1,522,174    $142,074.16     1,337,936
Average Portfolio
  Balance(1).........  1,524,277    $142,503.75    1,406,505    $129,621.06     1,378,259
Period of Delinquency
  31 to 59 days......     36,915    $  3,108.16       40,370    $  3,228.34        32,938
  60 to 89 days......      9,527    $    779.56       10,043    $    806.36         8,129
  90 days or
    more(2)..........     12,312    $    965.04       11,571    $    895.21        11,096
Total Delinquent
  Loans..............     58,754    $  4,852.76       61,984    $  4,929.91        52,163
Delinquency Ratio....       3.86%          3.40%        4.07%          3.47%         3.90%
Foreclosures
  Pending(3).........      7,222    $    617.10        6,978    $    580.98         7,694
Foreclosure Ratio....       0.47%          0.43%        0.46%          0.41%         0.58%

                         AT OR FOR THE YEAR ENDED DECEMBER 31,
                       -----------------------------------------

                           1998                  1997
                       -------------   -------------------------
                         BY DOLLAR                   BY DOLLAR
                         AMOUNT OF        BY         AMOUNT OF
                           LOANS        NO. OF         LOANS
                       (IN MILLIONS)     LOANS     (IN MILLIONS)
                       -------------   ---------   -------------
Total Portfolio......   $119,413.79    1,440,110    $121,529.65
Average Portfolio
  Balance(1).........   $119,690.92    1,456,045    $121,595.90
Period of Delinquency
  31 to 59 days......   $  2,549.21       41,366    $  2,923.06
  60 to 89 days......   $    614.03       10,262    $    725.41
  90 days or
    more(2)..........   $    808.36       16,499    $  1,203.89
Total Delinquent
  Loans..............   $  3,971.60       68,127    $  4,852.36
Delinquency Ratio....          3.33%        4.73%          3.99%
Foreclosures
  Pending(3).........   $    627.83        8,472    $    668.24
Foreclosure Ratio....          0.53%        0.59%          0.55%

---------------

(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.
(2) Does not include Foreclosures Pending.
(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by the Servicer, a third party or by an insurer at the date indicated.

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THE POOLING AND SERVICING AGREEMENT
--------------------------------------------------------------------------------

     The certificates (the "CERTIFICATES") will be issued pursuant to a pooling and servicing agreement to be dated as of April 1, 2000, among the Depositor, the Servicer and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the pooling and servicing agreement which are incorporated by reference. The Depositor plans to file a final copy of the pooling and servicing agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "MORTGAGE FILE"):

     - the original mortgage note endorsed without recourse in blank or a certificate signed by an officer of the Seller certifying that the related original mortgage note has been lost;

     - the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, which will be delivered to the Trustee, or a custodian for the Trustee, as soon as the same is available to the Depositor);

     - an assignment of the mortgage in blank in recordable form; and

     - if applicable, any riders or modifications to such mortgage note and mortgage.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded unless deemed necessary in connection with the foreclosure on a Mortgage Loan or other enforcement action. With respect to any mortgage that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian for the Trustee, will promptly review each mortgage file after the Closing Date (or promptly after the Trustee's or the custodian's receipt of any document permitted to be delivered after the Closing
Date) to determine if any of the foregoing documents is missing.

REPURCHASES OF MORTGAGE LOANS

     If any portion of the mortgage file is not delivered to the Trustee, or a custodian for the Trustee, or if a Mortgage Loan breaches any of the representations made by the Seller in the mortgage loan sale agreement in any material respect and the Seller does not cure such omission or defect within 90 days, the Seller, on the Distribution Date in the month following the expiration of the 90-day period, will be required either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate, or (ii) to substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "DELETED MORTGAGE LOAN."

     An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

     - have a principal balance, after deduction of all monthly payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the certificateholders on the related Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT"));

     - have a Net Mortgage Rate equal to that of the Deleted Mortgage Loan;

     - have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

     - have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     - comply with all of the representations and warranties incorporated into the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

OPTIONAL REPURCHASES OF CERTAIN MORTGAGE LOANS

     The Depositor, in its sole discretion, may repurchase from the Trust Fund:

     - any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable; and

     - any Mortgage Loan as to which the originator or prior owner of such Mortgage Loan has breached a representation or warranty to the Seller regarding the characteristics of the Mortgage Loan.

     Any such repurchase will be at the Purchase Price.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Servicer will establish an account (the "COLLECTION ACCOUNT"), which shall be maintained as a separate trust account by the Servicer in trust for the benefit of certificateholders. Funds credited to a Collection Account may be invested for the benefit and at the risk of the Servicer in certain eligible investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the 18th day of each month in which a Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day), the Servicer will withdraw from the Collection Account the amount of Available Funds and will deposit the Available Funds in an account established and maintained with the Trustee on behalf of certificateholders (the "DISTRIBUTION ACCOUNT"). Funds credited to the Distribution Account may be invested for the benefit and at the risk of the Trustee in certain eligible investments, as described in the pooling and servicing agreement.

SERVICING COMPENSATION AND PAYMENT
   OF EXPENSES

     The Administrative Fees with respect to the Trust Fund are payable out of the interest payments received on each Mortgage Loan. The "ADMINISTRATIVE FEES" consist of servicing compensation payable to the Servicer in respect of its servicing activities (the "SERVICING FEE"). The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the "ADMINISTRATIVE FEE RATE") equal to the Servicing Fee Rate for such Mortgage Loan. The "SERVICING FEE RATE" with respect to each Mortgage Loan will be 0.25% per annum.

     The "NET MORTGAGE RATE" of a Mortgage Loan is the excess of its mortgage interest rate over the Administrative Fee Rate.

     The Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Servicer in connection with its responsibilities under the pooling and servicing agreement. Those amounts will be paid by the Servicer out of its Servicing Fee. The amount of the Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Compensating Interest." The Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the Collection Accounts.

     As compensation for its services, the Trustee is entitled to receive all investment income earned on amounts on deposit in the Distribution Account. In addition to this compensation, the Trustee is entitled to be reimbursed from and indemnified by the Trust Fund for certain expenses incurred by the Trustee in connection with its responsibilities under the pooling and servicing agreement. Expenses of the

Trustee may include (i) the fees of a custodian, if not paid by the party obligated to do so, or (ii) any expenses of the Trustee incurred in connection with the termination of the Servicer.

COMPENSATING INTEREST

     When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

     Pursuant to the pooling and servicing agreement, the aggregate Servicing Fee payable to the Servicer for any month will be reduced, but not below zero, by an amount sufficient to pass through to the Trust Fund on such Distribution Date 30 days' interest at the mortgage interest rate (less the Servicing Fee
Rate) on the amount of each prepayment of a Mortgage Loan (any reduction of this type, "COMPENSATING INTEREST"). Any shortfalls in interest as a result of prepayments in excess of the amount of Compensating Interest for a month will reduce the amount of interest available to be distributed to certificateholders from what would have been the case in the absence of prepayments. See "Description of Certificates -- Interest" in this prospectus supplement.

ADVANCES

     Subject to the following limitations, the Servicer will be required to advance (any such advance, an "ADVANCE") prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date. Advances by the Servicer will be made from its own funds or funds in the Collection Account that do not constitute Available Funds for such Distribution Date. Except with respect to those Advances which the Servicer determines are not recoverable (as discussed in the next paragraph), the obligation to make an Advance with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. According to the terms of the pooling and servicing agreement, the Servicer shall, from time to time, recover its Advances as amounts advanced are collected. An "REO PROPERTY" is a mortgaged property that has been acquired by the Servicer on behalf of the Trust Fund through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "DETERMINATION DATE" will be the 15th day of the month in which that Distribution Date occurs or, if that day is not a business day, the preceding business day.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a required Advance will constitute an event of default and the Trustee (if it succeeds to the obligations of a defaulting Servicer under the pooling and servicing agreement) or the successor servicer will be obligated to make the Advance, in accordance with the terms of the pooling and servicing agreement.

OPTIONAL TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus. In addition, the Depositor (or, if the Depositor does not exercise the right, the Servicer) will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Fund when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 1% of the initial balance of the Mortgage Pool.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under "Description of Certificates -- Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

     In no event will the Trust Fund created by the pooling and servicing agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the pooling and servicing agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust Fund. The termination of the Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust Fund.

SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to this type of agreement, the specified holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to a delinquent Mortgage Loan.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("NORWEST") will be the Trustee under the pooling and servicing agreement. Norwest, a direct, wholly-owned subsidiary of Wells Fargo & Co., is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest's principal office is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 (the "CORPORATE TRUST OFFICE"). Certificate transfer services are conducted at Norwest's Corporate Trust Office. Norwest otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to the Columbia, Maryland office. The telephone number of the Trustee in Columbia, Maryland is (410) 884-2000. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee's internet website and its fax-on-demand service. The Trustee's internet website will be initially located at "www.ctslink.com." The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. The Depositor, the Seller and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

VOTING RIGHTS

     Voting rights for certain actions specified in the pooling and servicing agreement will be allocated as follows:

     - 97% of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1A-WIO and Class 2A-WIO and Class A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

     - 1% of all voting rights will be allocated to the holders of the Class 1A-WIO Certificates.

     - 1% of all voting rights will be allocated to the holders of the Class 2A-WIO Certificates.

     - 1% of all voting rights will be allocated to the holders of the Class A-R Certificates.

     The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

     The "PERCENTAGE INTEREST" of a Certificate is the percentage obtained by dividing the initial balance of the Certificate by the aggregate initial balance of its class.

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DESCRIPTION OF CERTIFICATES
--------------------------------------------------------------------------------

     The Certificates will consist of (i) the twenty-three classes of Offered Certificates listed in the table on page S-4 of this prospectus supplement and
(ii) the Class 1B-4, Class 1B-5, Class 2B-4, Class 2B-5 and Class B-6 Certificates which are not offered by this prospectus supplement. The Certificates will consist of two groups of Certificates: the "GROUP 1 CERTIFICATES" and the "GROUP 2 CERTIFICATES" (each, a "CERTIFICATE GROUP"). The Group 1 Certificates will consist of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-WIO, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5 and Class A-R Certificates. The Group 2 Certificates will consist of the Class 2A-1, Class 2A-2, Class 2A-WIO, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates. For purposes of this prospectus supplement, the Class B-6 Certificates generally are included in the Group 1 Certificates and Group 2 Certificates because they receive distributions, and are allocated losses, from the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans.

     With respect to the Group 1 Certificates, the related Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 97.00% in the Pool 1 Mortgage Loans and the related Subordinate Certificates will evidence in the aggregate the remaining 3.00% undivided interest in the Pool 1 Mortgage Loans. With respect to the Group 2 Certificates, the related Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 98.50% in the Pool 2 Mortgage Loans and related Subordinate Certificates will evidence in the aggregate the remaining 1.50% undivided interest in the Pool 2 Mortgage Loans. The Class 1A-WIO and Class 2A-WIO Certificates are interest-only certificates and are not entitled to distributions in respect of principal.

DENOMINATIONS AND FORM

     The Offered Certificates (other than the Class A-R Certificates) will be issuable in book-entry form only (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued in definitive, fully-registered form (Certificates in that form, the "DEFINITIVE CERTIFICATES"). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described below.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                             ORIGINAL          MINIMUM       INCREMENTAL
CLASS                                    CERTIFICATE FORM    DENOMINATION    DENOMINATION
-----                                    ----------------    ------------    ------------
Classes 1A-1, 1A-2, 1A-3, 1A-4, 1A-5,
  1A-6, 1A-7, 1A-8, 1A-9, 1A-10, 1A-11
  and 1A-12............................  Book-Entry          $     1,000         $ 1
Class 1A-WIO...........................  Book-Entry          $20,000,000(1)      $ 1(1)
Classes 1B-1, 1B-2 and 1B-3............  Book-Entry          $    25,000         $ 1
Classes 2A-1 and 2A-2..................  Book-Entry          $     1,000         $ 1
Class 2A-WIO...........................  Book-Entry          $ 2,000,000(1)      $ 1(1)
Classes 2B-1, 2B-2 and 2B-3............  Book-Entry          $    25,000         $ 1
Class A-R..............................  Definitive          $       100         N/A

---------------

(1) Denomination expressed in initial notional amount.

BOOK-ENTRY CERTIFICATES

     Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "certificateholder" of such Certificates, as such terms are used in this prospectus supplement. No beneficial owner acquiring an interest in a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing their interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions taken by certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references to distributions, notices, reports and statements to certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to beneficial owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC PARTICIPANTS").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and

Indirect DTC Participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

     Beneficial owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, beneficial owners will receive all distributions of principal and interest from the Trustee through DTC Participants. DTC will forward such distributions to its DTC Participants, which will forward them to Indirect DTC Participants or beneficial owners. Beneficial owners will not be recognized by the Trustee, the Servicer or any paying agent as certificateholders, as such term is used in the pooling and servicing agreement, and beneficial owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its DTC Participants.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions will be made by the Trustee to Cede & Co., as nominee for DTC.

     DTC has advised the Depositor that it will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified voting rights only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified voting rights. DTC may take conflicting actions with respect to voting rights to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such voting rights authorize divergent action.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the beneficial owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or (c) after the occurrence of an event of default under the Pooling Agreement, beneficial owners having voting rights aggregating not less than 51% of all voting rights evidenced by each class of the

Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC Participants of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "certificateholders" under the pooling and servicing agreement.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 20th day of each month (or, if not a business day, the next business day), commencing May 22, 2000 (each, a "DISTRIBUTION DATE"). On each Distribution Date, payments will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "RECORD DATE").

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you hold 100% of a class of Certificates or if you hold Certificates with an aggregate initial certificate balance of $1,000,000 or more and have notified the Trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under "-- Book-Entry Certificates."

AVAILABLE FUNDS

     "AVAILABLE FUNDS" for each Loan Pool with respect to any Distribution Date will be equal to the sum of:

        (i) all scheduled installments of interest (net of the related Servicing Fee) and principal due with respect to that Loan Pool on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any related Compensating Interest;

        (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that Loan Pool, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that Loan Pool, by foreclosure or otherwise (collectively, "LIQUIDATION PROCEEDS"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

        (iii) all partial or full prepayments received with respect to that Loan Pool during the calendar month preceding the month of such Distribution Date; and

        (iv) amounts received with respect to such Distribution Date with respect to that Loan Pool as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan or amounts received in connection with the optional termination of the Trust Fund as of such Distribution Date;

reduced by amounts in reimbursement for Advances for that Loan Pool previously made and other amounts as to which the Servicer and the Trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement.

     Available Funds for a Loan Pool will not include any profit received by the Servicer on the foreclosure of a Mortgage Loan. These amounts, if any, will be retained by the Servicer as additional servicing compensation.

     If, on any Distribution Date for so long as the Class B-6 Certificates are outstanding, Available Funds for a Loan Pool are insufficient to make all required payments of principal and interest to the related Certificate Group (other than the Class B-6 Certificates) (such shortfall, a "DEFICIT") and Available Funds with respect to the other Loan Pool exceed the amount required to make all required payments of principal and interest to the other Certificate Group (other than the Class B-6 Certificates) (such excess, as "SURPLUS"), then the Surplus will be used to make up the Deficit before any payments of principal or interest are made to the Class B-6 Certificates.

     On any Distribution Date on or after the Class B-6 Component Depletion Date, Available Funds for the Supporting Certificate Group will be reduced by the applicable Cross-Support Percentage of Available Funds otherwise attributable to the related Loan Pool.

     The "CLASS B-6 COMPONENT DEPLETION DATE" is the date on which the portion (for each Certificate Group, a "CLASS B-6 COMPONENT") of the class balance of the Class B-6 Certificates that is allocated to either Certificate Group is reduced to zero. The initial class balance of the Class B-6 Component for the Group 1 Certificates is approximately $1,878,922.00 and the initial class balance of the Class B-6 Component for the Group 2 Certificates is approximately $304,962.38.

     A "SUPPORTED CERTIFICATE GROUP" is a Certificate Group that has the class balance of its Class B-6 Component reduced to zero first. A "SUPPORTING CERTIFICATE GROUP" is a Certificate Group that has the class balance of its Class B-6 Component reduced to zero last. A "SUPPORTING LOAN POOL" is the Loan Pool related to a Supporting Certificate Group.

     For any Distribution Date on or after the Class B-6 Component Depletion Date, the "CROSS-SUPPORT PERCENTAGE" is the fraction equal to (i) the Cross-Support Balance divided by (ii) the aggregate stated principal balance of the Supporting Loan Pool. For any applicable Distribution Date, the "CROSS-SUPPORT BALANCE" is an amount equal to the excess, if any, of (a) the aggregate stated principal balance of the Supporting Loan Pool over (b) the aggregate class balance of the Supporting Certificate Group.

     The cross-support provided by the Class B-6 Certificates may affect the weighted average lives of the Certificates in the Supported Certificate Group or any Certificate Group that receives a payment of Surplus on a Distribution Date. See "Prepayment and Yield Considerations -- Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

     As more fully described herein, distributions will be made on each Distribution Date from Available Funds for a Loan Pool in the following order of priority:

        (i) to interest on each class of related Senior Certificates, but until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class 1A-11 Certificates will be distributed instead as principal to the Class 1A-10 Certificates as described below under "-- Principal;"

        (ii) to the classes of related Senior Certificates entitled to receive distributions of principal, as described below under "-- Principal," to pay principal;

        (iii) to each class of related Subordinate Certificates, first to pay interest and then to pay principal, in the order of their numerical class designations, beginning with the Class 1B-1 or 2B-1 Certificates, as applicable; and

        (iv) to the Class A-R Certificates, any remaining amounts;

in each case subject to the limitations set forth below under "-- Interest" and "-- Principal."

INTEREST

     The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table on page S-4 of this prospectus supplement.

     On each Distribution Date, to the extent of Available Funds for each Loan Group, each class of related Certificates will be entitled to receive interest (as to each class, the "INTEREST DISTRIBUTION AMOUNT") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates (including, prior to the Accretion Termination Date, any amounts accrued as interest on the Class 1A-11 Certificates but distributed instead as principal to the Class 1A-10 Certificates) and not subsequently distributed.

     The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Certificates will be reduced by the amount of Net Interest Shortfalls with respect to the related Loan Pool for such Distribution Date. With respect to each Loan Pool on any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in that Loan Pool as a result of (a) a Relief Act Reduction or (b) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the amounts of coverage provided by the related Subordinate Certificates for those types of losses, and (ii) any Net Prepayment Interest Shortfalls for that Loan Pool. Net Interest Shortfalls for a Loan Pool on any Distribution Date will be allocated pro rata among all classes of interest-bearing Certificates in the related Certificate Group, based on the amount of interest accrued on each class of Certificates on the Distribution Date before taking into account any reduction in interest resulting from Net Interest Shortfalls. A "RELIEF ACT REDUCTION" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act and Similar Laws" in the prospectus. With respect to any Distribution Date, the "NET PREPAYMENT INTEREST SHORTFALL" for a Loan Pool is the amount by which the aggregate of Prepayment Interest Shortfalls for that Loan Pool during the calendar month preceding the month of that Distribution Date exceeds Compensating Interest for that Loan Pool for that calendar month. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a mortgagor in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage interest rate (net of the related Servicing Fee Rate) on the amount of that prepayment.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates (other than the Class 1A-WIO and Class 2A-WIO Certificates) on the basis of the related class balance immediately prior to such Distribution Date. Interest will accrue on the Class 1A-WIO and Class 2A-WIO Certificates with respect to each Distribution Date on the Class 1A-WIO Notional Amount and the Class 2A-WIO Notional Amount for that Distribution Date. Interest will be calculated and payable on the basis of a 360-day year of twelve 30-day months.

     If on a particular Distribution Date, Available Funds for a Loan Pool applied in the order described above under "-- Priority of Distributions" are not sufficient to make a full distribution of the Interest Distribution Amount for each class of Certificates in the related Certificate Group, interest will be distributed on each class of Certificates in that Certificate Group of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such a shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount that holders of that class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in the related Loan Pool were exceptionally high or were concentrated in a particular month. Any resulting unpaid amount will not bear interest.

     Interest will accrue on each class of Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "INTEREST ACCRUAL PERIOD"). The initial Interest Accrual Period will be deemed to have commenced on April 1, 2000. Interest that accrues during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balance of a class on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period.

     The Class 1A-WIO and Class 2A-WIO Certificates are interest-only certificates and have no class balances. The "CLASS 1A-WIO NOTIONAL AMOUNT" for each Distribution Date will equal the aggregate Stated Principal Balance of the Premium Mortgage Loans in the Pool 1 Mortgage Loans as of the due date in the month preceding the month of that Distribution Date. The Class 1A-WIO Notional Amount for the first Distribution Date is expected to be approximately $762,065,870. The "CLASS 2A-WIO NOTIONAL AMOUNT" for each Distribution Date will equal the aggregate Stated Principal Balance of the Premium Mortgage Loans in the Pool 2 Mortgage Loans as of the due date in the month preceding the month of that Distribution Date. The Class 2A-WIO Notional Amount for the first Distribution Date is expected to be approximately $85,670,705.

     A "PREMIUM MORTGAGE LOAN" is a Mortgage Loan with a Net Mortgage Rate higher than 6.75%.

     The class balance of a class of Certificates at any time will equal (a) its initial class balance less (i) all distributions of principal made to the class,
(ii) losses allocated to the class as described under "-- Allocation of Losses" below and (iii) other adjustments made to the class balance as described under "-- Allocation of Losses" below, plus (b) in the case of the Class 1A-11 Certificates, the Class 1A-11 Accrual Distribution Amount as described under
"-- Principal" below, previously added to the class balance of the Class 1A-11 Certificates.

     Prior to the Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for the Class 1A-11 Certificates will accrue on such class, but such amount will not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described under "-- Principal -- Senior Principal Distribution Amount" below. The "ACCRETION TERMINATION DATE" for the Class 1A-11 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the class balance of the Class 1A-10 Certificates has been reduced to zero or (ii) the Senior Credit Support Depletion Date for the Group 1 Certificates.

PRINCIPAL

     On each Distribution Date, certificateholders will be entitled to receive principal distributions from Available Funds with respect to the related Loan Pool to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The principal distributed to any class on any Distribution Date will be allocated among the holders of that class pro rata.

     On each Distribution Date, the Principal Amount for a Loan Pool will be distributed (i) as principal of the related Senior Certificates (other than the related Interest-Only Certificates) in an amount up to the Senior Principal Distribution Amount for that Loan Pool and (ii) as principal of the related Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for that Loan Pool.

     The "PRINCIPAL AMOUNT" for each Loan Pool for any Distribution Date will equal the sum of:

        (a) all monthly payments of principal due on each Mortgage Loan in that Loan Pool on the related Due Date;

        (b) the principal portion of the Purchase Price of each Mortgage Loan in that Loan Pool that was repurchased by the Seller or the Depositor pursuant to the pooling and servicing agreement as of that Distribution Date;

        (c) any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in that Loan Pool received with respect to that Distribution Date;

        (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Pool that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

        (e) with respect to each Mortgage Loan in that Loan Pool that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

        (f) all partial and full principal prepayments on Mortgage Loans in that Loan Pool received during the calendar month preceding the month of that Distribution Date.

     The amounts described in clauses (a) through (d) are referred to as "SCHEDULED PRINCIPAL PAYMENTS." The amounts described in clauses (e) and (f) are referred to as "UNSCHEDULED PRINCIPAL PAYMENTS."

     The "CLASS 1A-11 ACCRUAL DISTRIBUTION AMOUNT" with respect to any Distribution Date will be equal to amounts allocated but not currently distributable to the Class 1A-11 Certificates in respect of interest pursuant to clause (i) under "-- Priority of Distributions" above.

Senior Principal Distribution Amount

     I. On each Distribution Date occurring prior to the Accretion Termination Date, the Class 1A-11 Accrual Distribution Amount will be allocated sequentially as follows:

        first, to the Class 1A-10 Certificates, until their class balance has been reduced to zero; and

        second, to the Class 1A-11 Certificates, until their class balance has been reduced to zero.

     II. With respect to Group 1 Certificates on each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for the Pool 1 Mortgage Loans for such Distribution Date and (b) Available Funds for the Pool 1 Mortgage Loans remaining after distributions of interest on the related Senior Certificates will be distributed as principal of the following classes of Senior Certificates in the following order of priority:

        first, to the Class A-R Certificates, until their class balance has been reduced to zero;

        second, to the Class 1A-12 Certificates, up to the 1A-12 Priority Amount for such Distribution Date, until their class balance has been reduced to zero;

        third, concurrently:

           (a) approximately, 7.9379797404% to the Class 1A-1 Certificates;

           (b) approximately, 9.3114869932% to the Class 1A-2 Certificates;

           (c) approximately, 23.9824815619% to the Class 1A-3 Certificates;

           (d) approximately, 20.5334156558% to the Class 1A-4 Certificates;

           (e) approximately, 19.8253668401% to the Class 1A-5 Certificates; and

           (f) approximately, 18.4092692087% to the Class 1A-8 Certificates;

     until the class balance of the Class 1A-1 Certificates has been reduced to zero;

        fourth, concurrently:

           (a) approximately, 9.3114869932% to the Class 1A-2 Certificates;

           (b) approximately, 23.9824815619% to the Class 1A-3 Certificates;

           (c) approximately, 20.5334156558% to the Class 1A-4 Certificates;

           (d) approximately, 19.8253668401% to the Class 1A-5 Certificates;

           (e) approximately, 7.9379797404% to the Class 1A-6 Certificates; and

           (f) approximately, 18.4092692087% to the Class 1A-8 Certificates;

     until the class balance of the Class 1A-6 Certificates has been reduced to zero;

        fifth, concurrently:

           (a) approximately, 9.3114869932% to the Class 1A-2 Certificates;

           (b) approximately, 23.9824815619% to the Class 1A-3 Certificates;

           (c) approximately, 20.5334156558% to the Class 1A-4 Certificates;

           (d) approximately, 19.8253668401% to the Class 1A-5 Certificates;

           (e) approximately, 7.9379797404% to the Class 1A-7 Certificates; and

           (f) approximately, 18.4092692087% to the Class 1A-8 Certificates;

     until the class balance of the Class 1A-2 Certificates has been reduced to zero;

        sixth, concurrently:

           (a) approximately, 23.9824815619% to the Class 1A-3 Certificates;

           (b) approximately, 20.5334156558% to the Class 1A-4 Certificates;

           (c) approximately, 19.8253668401% to the Class 1A-5 Certificates;

           (d) approximately, 17.2494667336% to the Class 1A-7 Certificates; and

           (e) approximately, 18.4092692087% to the Class 1A-8 Certificates;

     until the class balances of the Class 1A-3 and Class 1A-7 Certificates have been reduced to zero;

        seventh, concurrently:

           (a) approximately, 20.5334156558% to the Class 1A-4 Certificates;

           (b) approximately, 19.8253668401% to the Class 1A-5 Certificates;

           (c) approximately, 18.4092692087% to the Class 1A-8 Certificates; and

           (d) approximately, 41.2319482954% to the Class 1A-9 Certificates;

     until the class balance of the Class 1A-4 Certificates has been reduced to zero;

        eighth, concurrently:

           (a) approximately, 19.8253668401% to the Class 1A-5 Certificates;

           (b) approximately, 18.4092692087% to the Class 1A-8 Certificates; and

           (c) approximately, 61.7653639513% to the Class 1A-9 Certificates;

     until the class balance of the Class 1A-5 Certificates has been reduced to zero;

        ninth, concurrently:

           (a) approximately, 18.4092692087% to the Class 1A-8 Certificates; and

           (b) approximately, 81.5907307913% to the Class 1A-9 Certificates;

     until the class balance of the Class 1A-8 Certificates has been reduced to zero;

        tenth, to the Class 1A-9 Certificates until their class balance has been reduced to zero;

        eleventh, to the Class 1A-10 Certificates until their class balance has been reduced to zero; and

        twelfth, to the Class 1A-11 Certificates until their class balance has been reduced to zero.

     The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date for the Group 1 Certificates. On each of those Distribution Dates, the amount to be distributed as principal to the related Senior Certificates (other than the Class 1A-WIO Certificates) will be distributed, concurrently, as principal of the classes of related Senior Certificates (other than the Class 1A-WIO Certificates) pro rata in accordance with their respective balances immediately prior to that Distribution Date.

     With respect to Group 2 Certificates on each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for the Pool 2 Mortgage Loans for such Distribution Date and (b) the Available Funds for the Pool 2 Mortgage Loans remaining after distributions of interest on the related Senior Certificates will be distributed as principal of the following classes of Senior Certificates in the following order of priority:

        first, to the Class 2A-2 Certificates, up to the Class 2A-2 Priority Amount for that Distribution Date, until their class balance has been reduced to zero;

        second, to the Class 2A-1 Certificates until their class balance has been reduced to zero; and

        third, to the Class 2A-2 Certificates until their class balance has been reduced to zero.

     The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date for the Group 2 Certificates. On each of those Distribution Dates, the amount to be distributed as principal to the related Senior Certificates (other than the Class 2A-WIO Certificates) will be distributed, concurrently, as principal of the classes of related Senior Certificates (other than the Class 2A-WIO Certificates) pro rata in accordance with their respective balances immediately prior to that Distribution Date.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" for each Certificate Group is the date on which the aggregate balance of the related Subordinate Certificates has been reduced to zero.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for each Loan Pool for any Distribution Date will equal the sum of:

        (a) the Senior Percentage of the Scheduled Principal Payments for the Mortgage Loans in that Loan Pool for that Distribution Date; and

        (b) the Senior Prepayment Percentage of the Unscheduled Principal Payments for the Mortgage Loans in that Loan Pool for that Distribution Date;

provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan in that Loan Pool that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount for that Loan Pool will be reduced on the related Distribution Date by the applicable Senior Percentage of the principal portion of the Debt Service Reduction; and, provided further, that, if on any Distribution Date on or after the Class B-6 Component Depletion Date the related Certificate Group is the Supporting Certificate Group, the Senior Principal Distribution Amount for that Loan Pool also is reduced by the applicable Cross-Support Percentage of the Senior Principal Distribution Amount.

     "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of that Mortgage Loan as of that due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     The "POOL PRINCIPAL BALANCE" for each Loan Pool for any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Pool outstanding on the due date in the month preceding the month of that Distribution Date.

     The "SENIOR PERCENTAGE" for each Certificate Group for any Distribution Date will equal (i) the aggregate class balance of the related Senior Certificates immediately prior to that date, divided by (ii) the aggregate class balance of the Certificates in that Certificate Group (or, in the case of the Class B-6 Certificates, the portion allocable to that Certificate Group) immediately prior to that date.

     The "SUBORDINATE PERCENTAGE" for each Certificate Group for any Distribution Date will equal 100% minus the Senior Percentage for that Certificate Group for that date.

     As of the Cut-off Date, the Senior Percentage is expected to be approximately 97.00% for the Group 1 Certificates and approximately 98.50% for the Group 2 Certificates. As of the Cut-off Date, the Subordinate Percentage is expected to be approximately 3.00% for the Group 1 Certificates and approximately 1.50% for the Group 2 Certificates.

     The "SENIOR PREPAYMENT PERCENTAGE" for each Certificate Group for any Distribution Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN                                    SENIOR PREPAYMENT PERCENTAGE
------------------------------                                    ----------------------------
May 2000 through April 2005.................................  100%;
May 2005 through April 2006.................................  the applicable Senior Percentage, plus 70% of the applicable
                                                              Subordinate Percentage;
May 2006 through April 2007.................................  the applicable Senior Percentage, plus 60% of the applicable
                                                              Subordinate Percentage;
May 2007 through April 2008.................................  the applicable Senior Percentage, plus 40% of the applicable
                                                              Subordinate Percentage;
May 2008 through April 2009.................................  the applicable Senior Percentage, plus 20% of the applicable
                                                              Subordinate Percentage; and
May 2009 and thereafter.....................................  the applicable Senior Percentage;

provided, however, that if on any Distribution Date the Senior Percentage for a Certificate Group exceeds the initial Senior Percentage for that Certificate Group, the Senior Prepayment Percentage for that Certificate Group for that Distribution Date will equal 100%.

     No decrease in the Senior Prepayment Percentage for a Certificate Group will occur, however, if as of the first Distribution Date as to which any decrease applied, (i) the outstanding principal balance of all Mortgage Loans in the applicable Loan Pool (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property with respect to the applicable Loan Pool) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the related Subordinate Certificates (or, in the case of the Class B-6 Certificates, the portion allocable to that Certificate Group) (averaged over the preceding six-month period), is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the applicable Loan Pool exceed the percentages of the aggregate balance of the related Subordinate Certificates (or, in the case of the Class B-6 Certificates, the portion allocable to that Certificate Group) as of the Closing Date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") indicated below:

                                                                 PERCENTAGE OF
                                                              ORIGINAL SUBORDINATE
DISTRIBUTION DATE OCCURRING IN                                 PRINCIPAL BALANCE
------------------------------                                --------------------
May 2005 through April 2006.................................           30%
May 2006 through April 2007.................................           35%
May 2007 through April 2008.................................           40%
May 2008 through April 2009.................................           45%
May 2009 and thereafter.....................................           50%

     This disproportionate allocation of certain unscheduled payments of principal with respect to a Loan Pool will have the effect of accelerating the amortization of the Senior Certificates in the related Certificate Group while, in the absence of Realized Losses, increasing the interest in the aggregate principal balance of the applicable Loan Pool evidenced by the related Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates in a Certificate Group relative to that of the related Senior Certificates is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

     The "SUBORDINATE PREPAYMENT PERCENTAGE" for each Certificate Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for that Certificate Group for that date.

     If, with respect to a Certificate Group, on any Distribution Date the allocation to any class of applicable Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the Senior Prepayment Percentage for that Certificate Group, as described above, would reduce the outstanding class balance of that class below zero, the distribution to that class of the related Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

Class 1A-12 Priority Amount

     On each Distribution Date prior to the Senior Credit Support Depletion Date for the Group 1 Certificates, the Available Funds from the Pool 1 Mortgage Loans, up to the Class 1A-12 Priority Amount for such Distribution Date, will be distributed as principal to the Class 1A-12 Certificates.

     The "CLASS 1A-12 PRIORITY AMOUNT" for any Distribution Date will equal the lesser of (i) the class balance of the Class 1A-12 Certificates and (ii) the product of (a) the Class 1A-12 Shift Percentage, (b) the Class 1A-12 Priority Percentage and (c) the Senior Principal Distribution Amount for the Pool 1 Mortgage Loans.

     The "CLASS 1A-12 PRIORITY PERCENTAGE" for any Distribution Date will equal
(i) the class balance of the Class 1A-12 Certificates, divided by (ii) the aggregate class balance of the Senior Certificates that are Group 1 Certificates immediately prior to such date.

     The "CLASS 1A-12 SHIFT PERCENTAGE" for any Distribution Date will be the percentage indicated below:

                                                                CLASS 1A-12
DISTRIBUTION DATE OCCURRING IN                                SHIFT PERCENTAGE
------------------------------                                ----------------
May 2000 through April 2005.................................          0%
May 2005 through April 2006.................................         30%
May 2006 through April 2007.................................         40%
May 2007 through April 2008.................................         60%
May 2008 through April 2009.................................         80%
May 2009 and thereafter.....................................        100%

Class 2A-2 Priority Amount

     On each Distribution Date prior to the Senior Credit Support Depletion Date for the Group 2 Certificates, the Available Funds from the Pool 2 Mortgage Loans, up to the Class 2A-2 Priority Amount for such Distribution Date, will be distributed as principal to the Class 2A-2 Certificates.

     The "CLASS 2A-2 PRIORITY AMOUNT" for any Distribution Date will equal the lesser of (i) the class balance of the Class 2A-2 Certificates and (ii) the sum of (A) the product of (1) the Class 2A-2 Priority Percentage and (2) the Scheduled Principal Payments for the Pool 2 Mortgage Loans, and (B) the product of (1) the Class 2A-2 Priority Percentage, (2) the Class 2A-2 Prepayment Shift Percentage and (3) the Unscheduled Principal Payments for the Pool 2 Mortgage Loans.

     The "CLASS 2A-2 PRIORITY PERCENTAGE" for any Distribution Date will equal
(i) the class balance of the Class 2A-2 Certificates, divided by (ii) the aggregate class balance of the Senior Certificates that are Group 2 Certificates and the Subordinate Certificates that are Group 2 Certificates immediately prior to such date.

     The "CLASS 2A-2 PREPAYMENT SHIFT PERCENTAGE" for any Distribution Date will be the percentage indicated below:

                                                                 CLASS 2A-2
                                                                 PREPAYMENT
DISTRIBUTION DATE OCCURRING IN                                SHIFT PERCENTAGE
------------------------------                                ----------------
May 2000 through April 2005.................................          0%
May 2005 through April 2006.................................         30%
May 2006 through April 2007.................................         40%
May 2007 through April 2008.................................         60%
May 2008 through April 2009.................................         80%
May 2009 and thereafter.....................................        100%

Subordinate Principal Distribution Amount

     On each Distribution Date, to the extent of remaining Available Funds for a Loan Pool, each class of related Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the related Subordinate Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amount for that Loan Pool. With respect to each class of related Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will receive a principal distribution.

     Distributions of principal on the Subordinate Certificates in a Certificate Group that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of related Subordinate Certificates in the order of their numerical class designations, beginning with the Class 1B-1 Certificates or Class 2B-1 Certificates, as applicable, until each class has received its respective pro rata share for the Distribution Date.

     The "FRACTIONAL INTEREST" with respect to any Distribution Date and each class of Subordinate Certificates in a Certificate Group will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of related Subordinate Certificates that have higher numerical class designations than that class, divided by (ii) the aggregate balance of all the Certificates in that Certificate Group immediately prior to such Distribution Date. For purposes of computing the fractional interest for any class, the entire balance of the Class B-6 Certificates is included in the aggregate balance of the related Certificate Group.

     The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class 1B-1..................................................  1.78%
Class 1B-2..................................................  1.13%
Class 1B-3..................................................  0.73%
Class 1B-4..................................................  0.43%
Class 1B-5..................................................  0.23%
Class 2B-1..................................................  2.24%
Class 2B-2..................................................  1.89%
Class 2B-3..................................................  1.64%
Class 2B-4..................................................  1.49%
Class 2B-5..................................................  1.44%
Class B-6...................................................  0.00%

     The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Pool for any Distribution Date will equal the sum of:

        (a) the related Subordinate Percentage of the Scheduled Principal Payments for that Loan Pool for that Distribution Date; and

        (b) the related Subordinate Prepayment Percentage of the Unscheduled Principal Payments for that Loan Pool for that Distribution Date;

provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan in that Loan Pool that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the related Subordinate Percentage of the principal portion of that Debt Service Reduction; and, provided further, that, if on any Distribution Date on or after the Class B-6 Component Depletion Date the related Certificate Group is the Supporting Certificate Group, the Subordinate Principal Distribution Amount for that Loan Pool also is reduced by the applicable Cross-Support Percentage of the Subordinate Principal Distribution Amount.

Residual Certificates

     The Class A-R Certificates will remain outstanding for so long as the Trust Fund exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds with respect to either Loan Pool remaining after the payment of (i) interest and principal on the Senior Certificates and (ii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any distribution to the Class A-R Certificates.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss with respect to a Loan Pool other than any Excess Loss, will be allocated (i) first, to the Class B-6 Certificates, until the class balance thereof has been reduced to zero, (ii) second, to the other related Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of related Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of related Certificates has been reduced to zero, and (iii) third, to the related Senior Certificates (other than the related Interest-Only Certificates) pro rata based upon their respective class balances or, in the case of the Class 1A-11 Certificates, their initial class balance, if lower.

     After the Senior Credit Support Depletion Date for a Certificate Group, on each Distribution Date, the aggregate of the class balances of all classes of related Senior Certificates (other than the related Interest-Only Certificates) then outstanding will be reduced if it exceeds the difference between the Adjusted Pool Amount for the related Loan Pool for that Distribution Date after taking into account the amount of all distributions to be made on that Distribution Date and the allocation of Realized Losses on that Distribution Date. The amount of this reduction will be allocated among the related Senior Certificates, pro rata based on their respective class balances or, in the case of the Class 1A-11 Certificates, their initial class balance, if lower.

     On each Distribution Date, Excess Losses for a Loan Pool will be allocated pro rata among the classes of related Senior Certificates (other than the related Interest-Only Certificates) and the related Subordinate Certificates based upon their respective class balances (or, in the case of the Class B-6 Certificates, the portion allocable to the related Certificate Group) or, in the case of the Class 1A-11 Certificates, their initial class balance, if lower.

     Because principal distributions are paid to certain classes of related Senior Certificates (other than the related Interest-Only Certificates) before other classes of related Senior Certificates, holders of those related Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans in the related Loan Pool than holders of related classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" with respect to a Loan Pool are
(i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount for that Loan Pool, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount for that Loan Pool and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount for that Loan Pool. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentations. See "Credit Support" in this prospectus supplement.

     As used in this prospectus supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of that Mortgage Loan exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these events will constitute a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) the Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled monthly payments are being advanced by the Servicer without giving effect to any Debt Service Reduction.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement -- Special Hazard Insurance Policies." See "Credit Support" in this prospectus supplement.

     With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT" for a Loan Pool will equal the aggregate unpaid principal balance of the Mortgage Loans in that Loan Pool as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in that Loan Pool (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the related Certificates on that Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other that Debt Service Reduction) incurred on the Mortgage Loans in that Loan Pool from the Cut-off Date through the end of the month preceding that Distribution Date.

RESTRICTIONS ON TRANSFER OF THE
   CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing these restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) that owns a Class A-R Certificate if the Trustee has received an affidavit from that entity stating that it is not a Disqualified Organization or a nominee for a Disqualified Organization.

     The pooling and servicing agreement will provide that no legal or beneficial interest in the Class A-R Certificates may be transferred to or registered in the name of any person unless:

     - the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificates as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman); and

     - the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     Further, the affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class A-R Certificates in excess of cash flows generated by the Class A-R Certificates, (c) intends to pay taxes associated with holding the Class A-R Certificates as such taxes become due and (d) will not transfer the Class A-R Certificates to any person or entity that does not provide a similar affidavit.

     In addition, the Class A-R Certificates may not be purchased by or transferred to any person that is not a U.S. Person, unless:

     - that person holds its Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224; or

     - the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and applicable regulations and that such transfer of the Class A-R Certificates will not be disregarded for federal income tax purposes.

     The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would require the transferor of the Class A-R Certificate to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability in order to meet a safe harbor against the possible disregard of such transfer.

     In order to meet the safe harbor, it would be a condition that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest would not exceed the sum of:

        (i) the present value of any consideration given to the transferee to acquire the residual interest;

        (ii) the present value of the expected future distributions on the residual interest; and

        (iii) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses.

For purposes of the computations under this condition, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

     Because the foregoing regulations are in proposed form, as well as the fact that the proposed payment is not mandatory but would provide safe harbor protection, the pooling and servicing agreement will not require that such payment be made as a condition to transfer of the Class A-R Certificate. The holder of the Class A-R Certificate is advised to consult its tax advisor as to whether and in what form the proposed regulations become finalized and whether or in what amount any such payments should be made upon transfer thereof either prior to or following finalization of such regulation.

     See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus.

     THE CLASS A-R CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY BENEFIT PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH BENEFIT PLAN.

     See "Benefit Plan Considerations" in this prospectus supplement and in the prospectus.

RESTRICTIONS ON TRANSFER OF THE
   CLASS B CERTIFICATES

     Under current law the purchase and holding of the Class B Certificates by or on behalf of a Benefit Plan may result in "prohibited transactions" within the meaning of ERISA, Section 4975 of the Code or Similar Law. Transfer of the Class B Certificates (or beneficial interests in the Class B Certificates that are Book-Entry Certificates) will not be made unless the transferee delivers to the Trustee either:

        (a) a representation letter, in form and substance satisfactory to the Trustee, stating that:

           (1) it is not, and is not acting on behalf of, any such Benefit Plan or using the assets of any such Benefit Plan to effect its purchase; or

           (2) if it is an insurance company, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), that there is no Benefit Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of that Benefit Plan and all other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of that general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition and that all Benefit Plans that have an interest in such general account are Benefit Plans to which PTCE 95-60 applies; or

        (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Servicer, to the effect that the purchase or holding of the Class B Certificates by or on behalf of the Benefit Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

     The Class B Certificates will contain a legend describing these restrictions on transfer. Any transferee of a Class B Certificate (or any transferee of a beneficial interest in a Class B Certificate that is a Book-Entry Certificate) that does not comply with either clause (a) or clause
(b) above will be deemed to have made the representation described in clause (a) above.

     THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     See "Benefit Plan Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

PREPAYMENT AND YIELD CONSIDERATIONS
--------------------------------------------------------------------------------

     Delinquencies on the Mortgage Loans in a Loan Pool which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates in the related Certificate Group. Because of the priority of distributions, shortfalls resulting from delinquencies not advanced will be borne (i) first, by the Class B-6 Certificates, (ii) second, by the other Subordinate Certificates in a Certificate Group (in the reverse order of their priority of their numerical designations), and (iii) third, by the Senior Certificates in that Certificate Group.

     Net Interest Shortfalls with respect to a Loan Pool will adversely affect the yields on the Offered Certificates in the related Certificate Group. In addition, although all losses with respect to a Loan Pool initially will be borne by the related Subordinate Certificates, as described in this prospectus supplement under "Description of Certificates -- Allocation of Losses," Excess Losses with respect to a Loan Pool will be borne by all classes of Certificates in the related Certificate Group in the manner set forth in that section. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses, with respect to the applicable Loan Pool. Excess Losses with respect to a Loan Pool could occur at a time when one or more classes of related Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of that delay).

PREPAYMENT CONSIDERATIONS AND RISKS

     Because principal payments on the Mortgage Loans in a Loan Pool will be distributed primarily to certificateholders of the related Certificate Group, the rate of principal payments on the related Offered Certificates, the aggregate amount of each interest payment on the related Offered Certificates and the yield to maturity of related Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Pool (or, in the case of the related Interest-Only Certificates, the Premium Mortgage Loans in the related Loan
Pool). The principal payments on the Mortgage Loans in the related Loan Pool may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any prepayments on Mortgage Loans in a Loan Pool will result in distributions to certificateholders of the related Certificate Group of amounts that would otherwise be distributed over the remaining term of those Mortgage Loans. See "Prepayment and Yield Considerations" in the prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     - In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

     - Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans in the related Loan Pool the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Pool will have a negative effect on the yield to maturity of such Offered Certificates. You should also consider the risk, in the case of an Offered Certificate purchased at a premium or in the case of the Interest-Only Certificates (which have no principal balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Pool (or on the Premium Mortgage Loans in the related Loan Pool in the case of the Interest-Only Certificates) will have a negative effect on the yield to maturity of such Offered Certificates. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     As described in this prospectus supplement under "Description of Certificates -- Principal," the applicable Senior Prepayment Percentage of all principal prepayments on Mortgage Loans in a Loan Pool (excluding for this purpose, liquidations due to default, casualty, condemnation and the like) initially will be distributed to holders of the classes of related Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to holders of the related Senior Certificates and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the definition of Senior Prepayment Percentage.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the pooling and servicing agreement including any optional termination of the Trust Fund by the Depositor (or, if the Depositor does not exercise the right, the Servicer). See "The Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement for a description of the Depositor's (or, if applicable, the Servicer's) option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Pool is less than 1% of the initial balance of the Mortgage Pool. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in their representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the classes of related Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each mortgage note which contains "due-on-sale" provisions permits the holder of the mortgage note to accelerate the maturity of the Mortgage Loan upon conveyance by the mortgagor of the underlying mortgaged property. The Servicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of the related Offered Certificates.

ASSUMPTIONS RELATING TO TABLES

     The tables beginning on page S-58 (the "DECREMENT TABLES") have been prepared on the basis of the following assumptions (the "MODELING ASSUMPTIONS"):

        (a) each Loan Pool consists of four hypothetical mortgage loans having the following characteristics:

        For the Pool 1 Mortgage Loans:

     UNPAID           MORTGAGE      REMAINING TERM     AGE
PRINCIPAL BALANCE   INTEREST RATE      (MONTHS)      (MONTHS)
-----------------   -------------   --------------   --------
 $177,342,151.03     7.000%              343            16
 $208,721,867.73     7.125%              343            17
 $299,681,293.40     7.250%              341            17
 $253,662,709.84     7.375%              340            18

        For the Pool 2 Mortgage Loans:

     UNPAID           MORTGAGE      REMAINING TERM     AGE
PRINCIPAL BALANCE   INTEREST RATE      (MONTHS)      (MONTHS)
-----------------   -------------   --------------   --------
 $66,339,257.32      7.000%              159            18
 $40,145,683.71      7.125%              158            21
 $26,635,269.75      7.250%              157            21
 $18,889,751.60      7.375%              159            21

        (b) the initial balances and pass-through rates for the Offered Certificates are as set forth on page S-4 of this prospectus supplement;

        (c) there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

        (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on May 1, 2000;

        (e) there are no partial prepayments and all prepayments in full are received, together with a 30 days' interest thereon, on the last day of each month beginning in April 2000;

        (f) the Mortgage Loans in the applicable Loan Pool prepay at the indicated percentages of PSA;

        (g) optional termination of the Trust Fund does not occur;

        (h) no Mortgage Loans are required to be repurchased from the Trust Fund and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust Fund on the Closing Date;

        (i) the Certificates are issued on the Closing Date; and

        (j) cash payments on the Certificates are received on the 20th day of each month beginning on May 20, 2000 in accordance with the priorities and amounts described in this prospectus supplement under "Description of Certificates."

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the each Loan Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED
   CERTIFICATES

     Weighted average life of a class of Offered Certificates (other than the Interest-Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Interest-Only Certificates, the weighted average life refers to the average amount of time that will elapse from the date of issuance of the Certificate until the date on which the aggregate Stated Principal Balance of the Premium Mortgage Loans in the related Loan Pool has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of these factors may have different effects on each class of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

     Due to the cross-support for the Certificate Groups provided by the Class B-6 Certificates, certain loss and/or delinquency scenarios could cause a portion of the Available Funds for one Loan Pool to be used to make distributions with respect to Certificates related to the other Loan Pool. The Pool 1 Mortgage Loans have remaining terms to stated maturity of from 212 months to 354 months and the Pool 2 Mortgage Loans have original terms to stated maturity of from 96 months to 173 months. Accordingly, if any portion of the Available Funds attributable to the Pool 1 Mortgage Loans is used to make distributions on the Group 2 Certificates, the weighted average lives of the Group 2 Certificates may be longer than you otherwise would anticipate. Likewise, if any portion of the Available Funds attributable to the Pool 2 Mortgage Loans is used to make distributions on the Group 1 Certificates, the weighted average lives of the Group 1 Certificates may be shorter than you otherwise would anticipate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of principal prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each following month until the thirtieth month. Beginning in the thirtieth month and in each following month during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "175% PSA" assumes prepayment rates equal to 175% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to Tables." There likely will be discrepancies between the characteristics of the actual Mortgage Loans included in the each Loan Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the related Offered Certificates). In addition, if the Mortgage Loans that actually are included in each Loan Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance of a related Offered Certificate could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of PSA specified.

     Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of the PSA.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1A-1                          CLASS 1A-2
                                     ---------------------------------   ---------------------------------
DISTRIBUTION DATE                     0%     100%   175%   250%   400%    0%     100%   175%   250%   400%
-----------------                    -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage.................    100    100    100    100    100     100    100    100    100    100
April 20, 2001.....................     97     85     75     66     47      98     90     84     78     65
April 20, 2002.....................     94     67     48     29      0      96     78     66     53     31
April 20, 2003.....................     91     50     23      0      0      94     67     49     33      4
April 20, 2004.....................     87     34      1      0      0      92     57     35     15      0
April 20, 2005.....................     83     20      0      0      0      89     47     22      1      0
April 20, 2006.....................     79      6      0      0      0      87     39     11      0      0
April 20, 2007.....................     75      0      0      0      0      84     31      2      0      0
April 20, 2008.....................     71      0      0      0      0      81     23      0      0      0
April 20, 2009.....................     66      0      0      0      0      78     17      0      0      0
April 20, 2010.....................     61      0      0      0      0      75     11      0      0      0
April 20, 2011.....................     56      0      0      0      0      71      6      0      0      0
April 20, 2012.....................     51      0      0      0      0      68      1      0      0      0
April 20, 2013.....................     45      0      0      0      0      64      0      0      0      0
April 20, 2014.....................     38      0      0      0      0      59      0      0      0      0
April 20, 2015.....................     31      0      0      0      0      55      0      0      0      0
April 20, 2016.....................     24      0      0      0      0      50      0      0      0      0
April 20, 2017.....................     16      0      0      0      0      45      0      0      0      0
April 20, 2018.....................      7      0      0      0      0      39      0      0      0      0
April 20, 2019.....................      0      0      0      0      0      33      0      0      0      0
April 20, 2020.....................      0      0      0      0      0      26      0      0      0      0
April 20, 2021.....................      0      0      0      0      0      19      0      0      0      0
April 20, 2022.....................      0      0      0      0      0      12      0      0      0      0
April 20, 2023.....................      0      0      0      0      0       4      0      0      0      0
April 20, 2024.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2025.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2026.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2027.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2028.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2029.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2030.....................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life
  (in years)(1)....................  11.26   3.14   1.99   1.47   0.98   14.70   5.19   3.20   2.32   1.51

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1A-3                          CLASS 1A-4
                                     ---------------------------------   ---------------------------------
DISTRIBUTION DATE                     0%     100%   175%   250%   400%    0%     100%   175%   250%   400%
-----------------                    -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage.................    100    100    100    100    100     100    100    100    100    100
April 20, 2001.....................     98     91     85     79     68      98     91     86     80     70
April 20, 2002.....................     96     80     68     56     35      97     81     70     59     39
April 20, 2003.....................     94     69     53     37     11      95     71     56     41     16
April 20, 2004.....................     92     60     39     21      0      93     62     43     26      0
April 20, 2005.....................     90     51     27      8      0      90     54     31     13      0
April 20, 2006.....................     87     43     17      0      0      88     46     22      3      0
April 20, 2007.....................     85     35      9      0      0      86     39     14      0      0
April 20, 2008.....................     82     29      2      0      0      83     33      7      0      0
April 20, 2009.....................     79     23      0      0      0      81     27      2      0      0
April 20, 2010.....................     76     17      0      0      0      78     22      0      0      0
April 20, 2011.....................     73     12      0      0      0      75     18      0      0      0
April 20, 2012.....................     70      7      0      0      0      72     13      0      0      0
April 20, 2013.....................     66      3      0      0      0      68      9      0      0      0
April 20, 2014.....................     62      0      0      0      0      64      5      0      0      0
April 20, 2015.....................     58      0      0      0      0      60      1      0      0      0
April 20, 2016.....................     53      0      0      0      0      56      0      0      0      0
April 20, 2017.....................     48      0      0      0      0      52      0      0      0      0
April 20, 2018.....................     43      0      0      0      0      47      0      0      0      0
April 20, 2019.....................     38      0      0      0      0      41      0      0      0      0
April 20, 2020.....................     31      0      0      0      0      36      0      0      0      0
April 20, 2021.....................     25      0      0      0      0      29      0      0      0      0
April 20, 2022.....................     18      0      0      0      0      23      0      0      0      0
April 20, 2023.....................     10      0      0      0      0      16      0      0      0      0
April 20, 2024.....................      2      0      0      0      0       8      0      0      0      0
April 20, 2025.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2026.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2027.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2028.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2029.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2030.....................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life
  (in years)(1)....................  15.32   5.72   3.51   2.53   1.64   15.88   6.25   3.83   2.74   1.76

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1A-5                          CLASS 1A-6
                                     ---------------------------------   ---------------------------------
DISTRIBUTION DATE                     0%     100%   175%   250%   400%    0%     100%   175%   250%   400%
-----------------                    -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage.................    100    100    100    100    100     100    100    100    100    100
April 20, 2001.....................     98     91     86     81     71     100    100    100    100    100
April 20, 2002.....................     97     82     71     60     41     100    100    100    100     84
April 20, 2003.....................     95     72     57     43     19     100    100    100     93      0
April 20, 2004.....................     93     63     44     28      2     100    100    100     19      0
April 20, 2005.....................     91     55     34     16      0     100    100     47      0      0
April 20, 2006.....................     89     48     24      6      0     100    100      1      0      0
April 20, 2007.....................     86     41     17      0      0     100     84      0      0      0
April 20, 2008.....................     84     35     10      0      0     100     54      0      0      0
April 20, 2009.....................     81     29      5      0      0     100     26      0      0      0
April 20, 2010.....................     78     25      1      0      0     100      2      0      0      0
April 20, 2011.....................     76     20      0      0      0     100      0      0      0      0
April 20, 2012.....................     72     16      0      0      0     100      0      0      0      0
April 20, 2013.....................     69     12      0      0      0     100      0      0      0      0
April 20, 2014.....................     65      8      0      0      0     100      0      0      0      0
April 20, 2015.....................     62      4      0      0      0     100      0      0      0      0
April 20, 2016.....................     57      1      0      0      0     100      0      0      0      0
April 20, 2017.....................     53      0      0      0      0     100      0      0      0      0
April 20, 2018.....................     48      0      0      0      0     100      0      0      0      0
April 20, 2019.....................     43      0      0      0      0      94      0      0      0      0
April 20, 2020.....................     38      0      0      0      0      67      0      0      0      0
April 20, 2021.....................     32      0      0      0      0      37      0      0      0      0
April 20, 2022.....................     25      0      0      0      0       5      0      0      0      0
April 20, 2023.....................     18      0      0      0      0       0      0      0      0      0
April 20, 2024.....................     11      0      0      0      0       0      0      0      0      0
April 20, 2025.....................      3      0      0      0      0       0      0      0      0      0
April 20, 2026.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2027.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2028.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2029.....................      0      0      0      0      0       0      0      0      0      0
April 20, 2030.....................      0      0      0      0      0       0      0      0      0      0
Weighted Average Life
  (in years)(1)....................  16.16   6.53   4.01   2.86   1.83   20.56   8.22   5.00   3.61   2.31

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1A-7                          CLASS 1A-8
                                    ----------------------------------   ---------------------------------
DISTRIBUTION DATE                    0%     100%    175%   250%   400%    0%     100%   175%   250%   400%
-----------------                   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage................    100     100    100    100    100     100    100    100    100    100
April 20, 2001....................    100     100    100    100    100      99     92     87     82     73
April 20, 2002....................    100     100    100    100    100      97     83     73     63     45
April 20, 2003....................    100     100    100    100     75      95     74     60     47     24
April 20, 2004....................    100     100    100    100      0      93     66     48     33      9
April 20, 2005....................    100     100    100     62      0      91     58     38     22      0
April 20, 2006....................    100     100    100      0      0      89     51     30     13      0
April 20, 2007....................    100     100     67      0      0      87     45     22      6      0
April 20, 2008....................    100     100     14      0      0      85     39     16      *      0
April 20, 2009....................    100     100      0      0      0      82     34     12      0      0
April 20, 2010....................    100     100      0      0      0      80     30      8      0      0
April 20, 2011....................    100      81      0      0      0      77     26      4      0      0
April 20, 2012....................    100      62      0      0      0      74     22      1      0      0
April 20, 2013....................    100      26      0      0      0      71     18      0      0      0
April 20, 2014....................    100       0      0      0      0      68     14      0      0      0
April 20, 2015....................    100       0      0      0      0      64     11      0      0      0
April 20, 2016....................    100       0      0      0      0      60      8      0      0      0
April 20, 2017....................    100       0      0      0      0      56      5      0      0      0
April 20, 2018....................    100       0      0      0      0      52      2      0      0      0
April 20, 2019....................    100       0      0      0      0      47      0      0      0      0
April 20, 2020....................    100       0      0      0      0      42      0      0      0      0
April 20, 2021....................    100       0      0      0      0      36      0      0      0      0
April 20, 2022....................    100       0      0      0      0      30      0      0      0      0
April 20, 2023....................     74       0      0      0      0      24      0      0      0      0
April 20, 2024....................     20       0      0      0      0      17      0      0      0      0
April 20, 2025....................      0       0      0      0      0      10      0      0      0      0
April 20, 2026....................      0       0      0      0      0       2      0      0      0      0
April 20, 2027....................      0       0      0      0      0       0      0      0      0      0
April 20, 2028....................      0       0      0      0      0       0      0      0      0      0
April 20, 2029....................      0       0      0      0      0       0      0      0      0      0
April 20, 2030....................      0       0      0      0      0       0      0      0      0      0
Weighted Average Life
  (in years)(1)...................  23.46   12.20   7.31   5.12   3.23   16.83   7.29   4.51   3.18   2.01

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

* Less than 0.5%, but greater than zero.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1A-9                          CLASS 1A-10
                                    -----------------------------------   --------------------------------
DISTRIBUTION DATE                    0%     100%    175%    250%   400%    0%    100%   175%   250%   400%
-----------------                   -----   -----   -----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage................    100     100     100    100    100    100    100    100    100    100
April 20, 2001....................    100     100     100    100    100     95     95     95     95     95
April 20, 2002....................    100     100     100    100    100     91     91     91     91     91
April 20, 2003....................    100     100     100    100    100     85     85     85     85     85
April 20, 2004....................    100     100     100    100     79     80     80     80     80     80
April 20, 2005....................    100     100     100    100      7     74     74     74     74     74
April 20, 2006....................    100     100     100     93      0     67     67     67     67      4
April 20, 2007....................    100     100     100     64      0     60     60     60     60      0
April 20, 2008....................    100     100     100     32      0     53     53     53     53      0
April 20, 2009....................    100     100      89      4      0     45     45     45     45      0
April 20, 2010....................    100     100      73      0      0     37     37     37     13      0
April 20, 2011....................    100     100      53      0      0     28     28     28      0      0
April 20, 2012....................    100     100      34      0      0     18     18     18      0      0
April 20, 2013....................    100     100      14      0      0      8      8      8      0      0
April 20, 2014....................    100      97       0      0      0      0      0      0      0      0
April 20, 2015....................    100      87       0      0      0      0      0      0      0      0
April 20, 2016....................    100      74       0      0      0      0      0      0      0      0
April 20, 2017....................    100      56       0      0      0      0      0      0      0      0
April 20, 2018....................    100      39       0      0      0      0      0      0      0      0
April 20, 2019....................    100      22       0      0      0      0      0      0      0      0
April 20, 2020....................    100       3       0      0      0      0      0      0      0      0
April 20, 2021....................    100       0       0      0      0      0      0      0      0      0
April 20, 2022....................    100       0       0      0      0      0      0      0      0      0
April 20, 2023....................    100       0       0      0      0      0      0      0      0      0
April 20, 2024....................    100       0       0      0      0      0      0      0      0      0
April 20, 2025....................     83       0       0      0      0      0      0      0      0      0
April 20, 2026....................     40       0       0      0      0      0      0      0      0      0
April 20, 2027....................      0       0       0      0      0      0      0      0      0      0
April 20, 2028....................      0       0       0      0      0      0      0      0      0      0
April 20, 2029....................      0       0       0      0      0      0      0      0      0      0
April 20, 2030....................      0       0       0      0      0      0      0      0      0      0
Weighted Average Life
  (in years)(1)...................  25.74   17.30   11.15   7.47   4.42   7.95   7.95   7.95   7.15   4.82

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                           CLASS 1A-11                            CLASS 1A-12
                               ------------------------------------   ------------------------------------
DISTRIBUTION DATE               0%     100%    175%    250%    400%    0%     100%    175%    250%    400%
-----------------              -----   -----   -----   -----   ----   -----   -----   -----   -----   ----
Initial Percentage...........    100     100     100     100    100     100     100     100     100    100
April 20, 2001...............    107     107     107     107    107     100     100     100     100    100
April 20, 2002...............    114     114     114     114    114     100     100     100     100    100
April 20, 2003...............    122     122     122     122    122     100     100     100     100    100
April 20, 2004...............    131     131     131     131    131     100     100     100     100    100
April 20, 2005...............    140     140     140     140    140     100     100     100     100    100
April 20, 2006...............    150     150     150     150    150      99      98      96      95     91
April 20, 2007...............    160     160     160     160     82      99      94      91      88     80
April 20, 2008...............    171     171     171     171     43      98      90      84      78     66
April 20, 2009...............    183     183     183     183     25      96      84      76      67     52
April 20, 2010...............    196     196     196     196     18      93      77      66      56     38
April 20, 2011...............    210     210     210     179     14      91      70      57      46     28
April 20, 2012...............    224     224     224     147     10      88      64      50      38     21
April 20, 2013...............    240     240     240     121      7      85      58      43      31     15
April 20, 2014...............    252     252     242      99      5      82      53      37      26     11
April 20, 2015...............    252     252     208      81      4      79      48      32      21      8
April 20, 2016...............    252     252     178      66      3      75      43      27      17      6
April 20, 2017...............    252     252     151      53      2      71      38      23      14      4
April 20, 2018...............    252     252     127      42      1      67      34      20      11      3
April 20, 2019...............    252     252     106      34      1      63      30      16       9      2
April 20, 2020...............    252     252      88      26      1      58      26      13       7      2
April 20, 2021...............    252     221      72      20      1      53      22      11       5      1
April 20, 2022...............    252     186      57      16      *      47      19       9       4      1
April 20, 2023...............    252     153      45      12      *      41      15       7       3      *
April 20, 2024...............    252     121      34       8      *      35      12       5       2      *
April 20, 2025...............    252      92      24       6      *      28       9       4       1      *
April 20, 2026...............    252      63      16       4      *      21       6       2       1      *
April 20, 2027...............    210      37       9       2      *      13       4       1       *      *
April 20, 2028...............     69      11       3       1      *       4       1       *       *      *
April 20, 2029...............      0       0       0       0      0       0       0       0       0      0
April 20, 2030...............      0       0       0       0      0       0       0       0       0      0
Weighted Average Life
  (in years)(1)..............  27.62   24.03   18.93   15.10   7.98   20.39   15.47   13.24   11.72   9.82

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

*  Less than 0.5%, but greater than zero.

               PERCENTAGE OF INITIAL CLASS BALANCE(1) OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                CLASS 1A-WIO                         CLASS A-R
                                     ----------------------------------   --------------------------------
DISTRIBUTION DATE                     0%     100%    175%   250%   400%    0%    100%   175%   250%   400%
-----------------                    -----   -----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.................    100     100    100    100    100    100    100    100    100    100
April 20, 2001.....................     99      94     91     87     80      0      0      0      0      0
April 20, 2002.....................     98      87     80     73     60      0      0      0      0      0
April 20, 2003.....................     96      81     71     61     45      0      0      0      0      0
April 20, 2004.....................     95      75     62     51     34      0      0      0      0      0
April 20, 2005.....................     94      70     55     43     25      0      0      0      0      0
April 20, 2006.....................     92      64     48     36     19      0      0      0      0      0
April 20, 2007.....................     90      59     43     30     14      0      0      0      0      0
April 20, 2008.....................     89      55     37     25     10      0      0      0      0      0
April 20, 2009.....................     87      50     33     21      8      0      0      0      0      0
April 20, 2010.....................     84      46     29     17      6      0      0      0      0      0
April 20, 2011.....................     82      42     25     14      4      0      0      0      0      0
April 20, 2012.....................     80      38     22     12      3      0      0      0      0      0
April 20, 2013.....................     77      35     19     10      2      0      0      0      0      0
April 20, 2014.....................     74      32     16      8      2      0      0      0      0      0
April 20, 2015.....................     71      29     14      6      1      0      0      0      0      0
April 20, 2016.....................     68      26     12      5      1      0      0      0      0      0
April 20, 2017.....................     65      23     10      4      1      0      0      0      0      0
April 20, 2018.....................     61      20      8      3      *      0      0      0      0      0
April 20, 2019.....................     57      18      7      3      *      0      0      0      0      0
April 20, 2020.....................     52      15      6      2      *      0      0      0      0      0
April 20, 2021.....................     48      13      5      2      *      0      0      0      0      0
April 20, 2022.....................     43      11      4      1      *      0      0      0      0      0
April 20, 2023.....................     37       9      3      1      *      0      0      0      0      0
April 20, 2024.....................     31       7      2      1      *      0      0      0      0      0
April 20, 2025.....................     25       5      2      *      *      0      0      0      0      0
April 20, 2026.....................     19       4      1      *      *      0      0      0      0      0
April 20, 2027.....................     11       2      1      *      *      0      0      0      0      0
April 20, 2028.....................      4       1      *      *      *      0      0      0      0      0
April 20, 2029.....................      0       0      0      0      0      0      0      0      0      0
April 20, 2030.....................      0       0      0      0      0      0      0      0      0      0
Weighted Average Life
  (in years)(2)....................  18.81   10.65   7.56   5.70   3.68   0.07   0.07   0.07   0.07   0.07

---------------

(1) With respect to the Class 1A-WIO Certificates, percentages are expressed as percentages of the initial Class 1A-WIO Notional Amount.

(2) The weighted average life of a class of Certificates (other than the Class 1A-WIO Certificates) is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class. The weighted average life of the Class 1A-WIO Certificates is determined by (i) multiplying the amount of each reduction of the notional amount thereof by the number of years from the date of the issuance of that class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial notional amount of that class.

 *  Less than 0.5%, but greater than zero.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                     CLASS 1B-1, CLASS 1B-2 AND CLASS 1B-3
                                                     -------------------------------------
DISTRIBUTION DATE                                     0%     100%    175%    250%    400%
-----------------                                    -----   -----   -----   -----   -----
Initial Percentage.................................    100     100     100     100     100
April 20, 2001.....................................     99      99      99      99      99
April 20, 2002.....................................     98      98      98      98      98
April 20, 2003.....................................     96      96      96      96      96
April 20, 2004.....................................     95      95      95      95      95
April 20, 2005.....................................     94      94      94      94      94
April 20, 2006.....................................     92      90      89      88      85
April 20, 2007.....................................     90      86      84      81      75
April 20, 2008.....................................     88      82      77      72      62
April 20, 2009.....................................     86      76      69      62      49
April 20, 2010.....................................     84      70      60      51      36
April 20, 2011.....................................     82      64      52      42      27
April 20, 2012.....................................     80      58      45      35      20
April 20, 2013.....................................     77      53      39      29      14
April 20, 2014.....................................     74      48      34      23      11
April 20, 2015.....................................     71      43      29      19       8
April 20, 2016.....................................     68      39      25      15       6
April 20, 2017.....................................     64      35      21      12       4
April 20, 2018.....................................     61      31      18      10       3
April 20, 2019.....................................     57      27      15       8       2
April 20, 2020.....................................     52      23      12       6       1
April 20, 2021.....................................     48      20      10       5       1
April 20, 2022.....................................     43      17       8       4       1
April 20, 2023.....................................     37      14       6       3       *
April 20, 2024.....................................     32      11       5       2       *
April 20, 2025.....................................     25       8       3       1       *
April 20, 2026.....................................     19       6       2       1       *
April 20, 2027.....................................     11       3       1       *       *
April 20, 2028.....................................      4       1       *       *       *
April 20, 2029.....................................      0       0       0       0       0
April 20, 2030.....................................      0       0       0       0       0
Weighted Average Life
  (in years)(1)....................................  18.80   14.37   12.37   11.02    9.37

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

* Less than 0.5%, but greater than zero.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                  CLASS 2A-1                         CLASS 2A-2
                                       --------------------------------   --------------------------------
DISTRIBUTION DATE                       0%    100%   175%   250%   400%    0%    100%   175%   250%   400%
-----------------                      ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage...................   100    100    100    100    100    100    100    100    100    100
April 20, 2001.......................    95     89     84     80     70     95     95     95     95     95
April 20, 2002.......................    90     78     69     60     45     90     90     90     90     90
April 20, 2003.......................    85     67     55     45     26     85     85     85     85     85
April 20, 2004.......................    79     58     44     32     14     79     79     79     79     79
April 20, 2005.......................    73     49     34     22      5     73     73     73     73     73
April 20, 2006.......................    66     41     26     15      *     66     65     64     63     61
April 20, 2007.......................    59     33     20     10      0     59     56     54     52     42
April 20, 2008.......................    51     27     15      7      0     51     47     44     41     27
April 20, 2009.......................    42     21     11      5      0     42     37     34     30     17
April 20, 2010.......................    33     16      8      3      0     33     28     24     20     10
April 20, 2011.......................    24     10      5      2      0     24     18     15     12      6
April 20, 2012.......................    13      6      3      1      0     13     10      8      6      2
April 20, 2013.......................     2      1      *      *      0      2      2      1      1      *
April 20, 2014.......................     0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  (in years)(1)......................  7.64   5.47   4.27   3.34   2.11   7.64   7.36   7.16   6.99   6.38

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

* Less than 0.5%, but greater than zero.

               PERCENTAGE OF INITIAL CLASS BALANCE(1) OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                                                    CLASS 2B-1,
                                                 CLASS 2A-WIO                CLASS 2B-2 AND CLASS 2B-3
                                       --------------------------------   --------------------------------
DISTRIBUTION DATE                       0%    100%   175%   250%   400%    0%    100%   175%   250%   400%
-----------------                      ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage...................   100    100    100    100    100    100    100    100    100    100
April 20, 2001.......................    95     90     86     82     75     95     95     95     95     95
April 20, 2002.......................    90     80     73     66     54     90     90     90     90     90
April 20, 2003.......................    85     71     61     53     38     85     85     85     85     85
April 20, 2004.......................    79     62     51     42     27     79     79     79     79     79
April 20, 2005.......................    73     54     42     33     19     73     73     73     73     73
April 20, 2006.......................    66     46     34     25     13     66     65     64     63     61
April 20, 2007.......................    58     38     27     19      9     59     56     54     52     48
April 20, 2008.......................    51     31     21     14      6     51     47     44     41     36
April 20, 2009.......................    42     24     16     10      4     42     37     34     30     24
April 20, 2010.......................    33     18     11      7      2     33     28     24     20     14
April 20, 2011.......................    24     12      7      4      1     24     18     15     12      8
April 20, 2012.......................    13      6      3      2      1     13     10      8      6      3
April 20, 2013.......................     2      1      *      *      *      2      2      1      1      *
April 20, 2014.......................     0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  (in years)(2)......................  7.63   5.85   4.86   4.09   2.99   7.64   7.36   7.16   6.99   6.67

---------------

(1) With respect to the Class 2A-WIO Certificates, percentages are expressed as percentages of the initial Class 2A-WIO Notional Amount.

(2) The weighted average life of a class of Certificates (other than the Class 2A-WIO Certificates) is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the initial balance of that class. The weighted average life of the Class 2A-WIO Certificates is determined by (i) multiplying the amount of each reduction of the notional amount thereof by the number of years from the date of the issuance of that class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial notional amount of that class.

*   Less than 0.5%, but greater than zero.

YIELD ON THE CLASS 1A-WIO AND
   CLASS 2A-WIO CERTIFICATES

     The Class 1A-WIO and Class 2A-WIO Certificates are interest-only certificates and, as such, will not be entitled to receive distributions of principal in respect of the applicable Loan Pool.

     The significance of the effects of prepayments on the Class 1A-WIO and Class 2A-WIO Certificates is illustrated in the following tables which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1A-WIO and Class 2A-WIO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumptions (a) that (i) the Class 1A-WIO Certificates are purchased on the Closing Date at an assumed purchase price equal to 1.25% of the assumed initial Class 1A-WIO Notional Amount and (ii) the Class 2A-WIO Certificates are purchased on the Closing Date at an assumed purchase price equal to 0.78125% of the assumed initial Class 2A-WIO Notional Amount, in each case plus accrued interest from April 1, 2000 to (but not including) the Closing Date, and (b) that (i) the initial Class 1A-WIO Notional Amount will be approximately $762,065,870 and (ii) the initial Class 2A-WIO Notional Amount will be approximately $85,670,705.

     AS INDICATED IN THE FOLLOWING TABLES, BECAUSE THE INTEREST ACCRUED ON EACH DISTRIBUTION DATE ON THE CLASS 1A-WIO AND CLASS 2A-WIO CERTIFICATES IS BASED ON A PER ANNUM RATE EQUAL TO THE WEIGHTED AVERAGE OF THE NET MORTGAGE RATES OF THE PREMIUM MORTGAGE LOANS IN THE RELATED LOAN POOL LESS 6.75%, THE YIELD TO MATURITY ON THE CLASS 1A-WIO AND THE CLASS 2A-WIO CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE RELATED PREMIUM MORTGAGE LOANS. THE PREMIUM MORTGAGE LOANS WILL HAVE HIGHER NET MORTGAGE RATES THAN THE OTHER MORTGAGE LOANS IN THE RELATED LOAN POOL. IN GENERAL, MORTGAGE LOANS WITH HIGHER MORTGAGE INTEREST RATES MAY TEND TO EXPERIENCE FASTER RATES OF PREPAYMENT IN RESPECT OF PRINCIPAL THAN MORTGAGE LOANS WITH LOWER MORTGAGE INTEREST RATES IN RESPONSE TO CHANGES IN MARKET INTEREST RATES. AS A RESULT, THE PREMIUM MORTGAGE LOANS MAY PREPAY AT A FASTER RATE THAN THE OTHER MORTGAGE LOANS IN THE RELATED LOAN POOL, RESULTING IN A LOWER YIELD ON THE CLASS 1A-WIO OR CLASS 2A-WIO CERTIFICATES THAN WOULD BE THE CASE IF THE PREMIUM MORTGAGE LOANS IN THE RELATED LOAN POOL PREPAID AT THE SAME RATE AS THE OTHER MORTGAGE LOANS. AN INVESTOR IN THE CLASS 1A-WIO OR CLASS 2A-WIO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE RELATED LOAN POOL COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

     It is not likely that the Premium Mortgage Loans in the related Loan Pool will prepay at a constant rate until maturity, that all of the Premium Mortgage Loans in the related Loan Pool will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Premium Mortgage Loans in the related Loan Pool will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1A-WIO or Class 2A-WIO Certificate and the pre-tax yield on the Class 1A-WIO or Class 2A-WIO Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1A-WIO or Class 2A-WIO Certificate.

                  SENSITIVITY OF THE CLASS 1A-WIO CERTIFICATES
                  TO PREPAYMENTS ON THE POOL 1 MORTGAGE LOANS
                          (PRE-TAX YIELDS TO MATURITY)

                                                              PERCENTAGE OF PSA
                                                   ---------------------------------------
                                                    0%      100%     175%    250%    400%
                                                   -----    -----    ----    ----    -----
Class 1A-WIO Certificates........................  19.25%   12.94%   8.08%   3.09%   (7.27)%

                  SENSITIVITY OF THE CLASS 2A-WIO CERTIFICATES
                  TO PREPAYMENTS ON THE POOL 2 MORTGAGE LOANS
                          (PRE-TAX YIELDS TO MATURITY)

                                                              PERCENTAGE OF PSA
                                                   ---------------------------------------
                                                    0%      100%     175%    250%    400%
                                                   -----    -----    ----    ----    -----
Class 2A-WIO Certificates........................  20.14%   13.79%   8.89%   3.86%   (6.60)%

     The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class 1A-WIO or Class 2A-WIO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class 1A-WIO or Class 2A-WIO Certificates indicated above and (ii) converting these monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 1A-WIO or Class 2A-WIO Certificates and consequently does not purport to reflect the return on any investment in the Class 1A-WIO or Class 2A-WIO Certificates when reinvestment rates are considered.

YIELD ON THE CLASS A-R CERTIFICATES

     The after-tax rate of return to holders of the Class A-R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to those Certificates. If you hold a Class A-R Certificate, you may have tax liabilities during the early years of the REMIC's term that substantially exceed any distributions on your Class A-R Certificate during any of those periods. In addition, the present value of the tax liabilities with respect to your Class A-R Certificate may substantially exceed the present value of expected distributions on your Certificate and of any tax benefits that may arise with respect to them. Accordingly, the after-tax rate of return on the Class A-R Certificates may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     If you own a Class A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class A-R Certificates on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

YIELD ON THE SUBORDINATE CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates in a Certificate Group, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Pool. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Pool is higher than those you assumed, the actual yield to maturity of your Subordinate

Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Pool will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust Fund are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans in a Loan Pool will be allocated to reduce the balance of the applicable class of related Subordinate Certificates (as described in this prospectus supplement under "Description of Certificates -- Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the related Subordinate Certificates will result in a reduction in the balance of the class of related Subordinate Certificates then outstanding with the highest numerical class designation if the aggregate balance of all classes of related Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the related Loan Pool as of the due date occurring in the month of such Distribution Date. As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates in a Certificate Group will also be affected by the disproportionate allocation of principal prepayments to the related Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds in the related Loan Pool. See "Description of Certificates -- Allocation of Losses" in this prospectus supplement.

     If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all partial principal prepayments and principal prepayments in full with respect to the related Loan Pool available for distribution on the related Subordinate Certificates will be allocated solely to that class and all other classes of related Subordinate Certificates with lower numerical class designations, which will accelerate the amortization of those classes relative to that of the classes junior to that class and reducing the weighted average lives of the classes of related Subordinate Certificates receiving those distributions. Accelerating the amortization of the classes of related Subordinate Certificates with lower numerical class designations relative to the other classes of related Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

YIELD CONSIDERATIONS WITH RESPECT TO
   THE CLASS 1B-2, CLASS 1B-3, CLASS 2B-2
   AND CLASS 2B-3 CERTIFICATES

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each following month until the 30th month. Beginning in the 30th month and in each following month through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each following month through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loan.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates to various rates of prepayment and varying levels of

Realized Losses on the related Loan Pool. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans in the applicable Loan Pool) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in each table.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in the applicable Loan Pool, as indicated in the tables below (referred to as a "LOSS SEVERITY PERCENTAGE"), will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses with respect to each Loan Pool and (iii) the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 93.5% for the Class 1B-2 Certificates, 88.5% for the Class 1B-3 Certificates, 96.0% for the Class 2B-2 Certificates and 93.0% for the Class 2B-3 Certificates, in each case, of their balance plus accrued interest from April 1, 2000 to (but not including) the Closing Date.

     It is highly unlikely that the Mortgage Loans in the applicable Loan Pool will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses with respect to each Loan Pool will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans in the applicable Loan Pool may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

     The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate or return calculations like these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates when reinvestment rates are considered.

    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1B-2 CERTIFICATES
        TO PREPAYMENTS AND REALIZED LOSSES ON THE POOL 1 MORTGAGE LOANS

                                         LOSS                  PERCENTAGE OF PSA
             PERCENTAGE                SEVERITY    ------------------------------------------
               OF SDA                 PERCENTAGE     0%      100%     175%     250%     400%
------------------------------------  ----------   ------   ------   ------   ------   ------
  0%................................       0%        7.51     7.62     7.69     7.74     7.83
 25%................................      25%        7.48     7.63     7.69     7.75     7.83
 25%................................      50%        7.44     7.64     7.70     7.75     7.84
 50%................................      25%        7.44     7.64     7.70     7.75     7.84
 50%................................      50%        7.40     7.60     7.72     7.76     7.84
 75%................................      25%        7.42     7.67     7.71     7.75     7.84
 75%................................      50%        5.03     7.46     7.68     7.77     7.85
100%................................      25%        7.40     7.61     7.72     7.76     7.84
100%................................      50%      (18.45)    3.18     5.71     7.74     7.84

    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1B-3 CERTIFICATES
        TO PREPAYMENTS AND REALIZED LOSSES ON THE POOL 1 MORTGAGE LOANS

                                         LOSS                  PERCENTAGE OF PSA
             PERCENTAGE                SEVERITY    ------------------------------------------
               OF SDA                 PERCENTAGE     0%      100%     175%     250%     400%
------------------------------------  ----------   ------   ------   ------   ------   ------
  0%................................       0%        8.10     8.31     8.44     8.54     8.71
 25%................................      25%        7.98     8.33     8.45     8.55     8.71
 25%................................      50%        7.92     8.36     8.46     8.55     8.71
 50%................................      25%        7.92     8.36     8.46     8.55     8.71
 50%................................      50%        4.39     7.60     8.34     8.58     8.72
 75%................................      25%        7.88     8.17     8.48     8.55     8.72
 75%................................      50%      (39.59)  (14.56)    2.25     5.42     8.73
100%................................      25%        4.57     7.69     8.36     8.58     8.72
100%................................      50%      (56.75)  (48.73)  (40.86)  (12.62)    3.93

    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 2B-2 CERTIFICATES
        TO PREPAYMENTS AND REALIZED LOSSES ON THE POOL 2 MORTGAGE LOANS

                                         LOSS                  PERCENTAGE OF PSA
             PERCENTAGE                SEVERITY    ------------------------------------------
               OF SDA                 PERCENTAGE     0%      100%     175%     250%     400%
------------------------------------  ----------   ------   ------   ------   ------   ------
  0%................................       0%        7.53     7.54     7.56     7.57     7.59
 25%................................      25%        7.54     7.58     7.57     7.58     7.59
 25%................................      50%        7.42     7.63     7.60     7.59     7.61
 50%................................      25%        7.43     7.63     7.60     7.59     7.61
 50%................................      50%        5.37     7.38     7.56     7.65     7.62
 75%................................      25%        7.38     7.52     7.64     7.61     7.61
 75%................................      50%      (37.07)   (4.15)    1.89     5.21     7.63
100%................................      25%        5.52     7.39     7.58     7.65     7.62
100%................................      50%      (62.64)  (53.56)  (44.21)   (9.51)    2.70

    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 2B-3 CERTIFICATES
        TO PREPAYMENTS AND REALIZED LOSSES ON THE POOL 2 MORTGAGE LOANS

                                        LOSS                   PERCENTAGE OF PSA
            PERCENTAGE                SEVERITY    -------------------------------------------
              OF SDA                 PERCENTAGE     0%       100%     175%     250%     400%
-----------------------------------  ----------   -------   ------   ------   ------   ------
  0%...............................       0%         8.12     8.15     8.17     8.20     8.24
 25%...............................      25%         7.97     8.21     8.21     8.21     8.24
 25%...............................      50%         7.78     8.02     8.25     8.23     8.27
 50%...............................      25%         7.78     8.04     8.25     8.23     8.27
 50%...............................      50%       (40.05)   (7.04)    0.22     3.80     8.30
 75%...............................      25%         1.07     5.50     7.81     8.26     8.26
 75%...............................      50%       (75.92)  (68.28)  (61.22)  (51.97)   (4.52)
100%...............................      25%       (39.59)   (6.42)    0.43     3.94     8.30
100%...............................      50%      (103.10)  (97.19)  (92.05)  (86.03)  (69.90)

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool 1 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date.

             AGGREGATE REALIZED LOSSES ON THE POOL 1 MORTGAGE LOANS

                                        LOSS                   PERCENTAGE OF PSA
            PERCENTAGE                SEVERITY    -------------------------------------------
              OF SDA                 PERCENTAGE     0%       100%     175%     250%     400%
-----------------------------------  ----------   -------   ------   ------   ------   ------
  0%...............................       0%         0.00     0.00     0.00     0.00     0.00
 25%...............................      25%         0.23     0.19     0.16     0.14     0.11
 25%...............................      50%         0.47     0.37     0.32     0.28     0.21
 50%...............................      25%         0.46     0.37     0.32     0.28     0.21
 50%...............................      50%         0.93     0.74     0.64     0.55     0.42
 75%...............................      25%         0.69     0.55     0.47     0.41     0.32
 75%...............................      50%         1.38     1.10     0.95     0.83     0.64
100%...............................      25%         0.92     0.73     0.63     0.55     0.42
100%...............................      50%         1.84     1.47     1.26     1.10     0.85

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool 2 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date.

             AGGREGATE REALIZED LOSSES ON THE POOL 2 MORTGAGE LOANS

                                        LOSS                   PERCENTAGE OF PSA
            PERCENTAGE                SEVERITY    -------------------------------------------
              OF SDA                 PERCENTAGE     0%       100%     175%     250%     400%
-----------------------------------  ----------   -------   ------   ------   ------   ------
  0%...............................       0%         0.00     0.00     0.00     0.00     0.00
 25%...............................      25%         0.18     0.15     0.14     0.12     0.10
 25%...............................      50%         0.36     0.31     0.27     0.24     0.19
 50%...............................      25%         0.36     0.31     0.27     0.24     0.19
 50%...............................      50%         0.73     0.61     0.54     0.48     0.38
 75%...............................      25%         0.54     0.46     0.41     0.36     0.28
 75%...............................      50%         1.08     0.92     0.81     0.72     0.57
100%...............................      25%         0.72     0.61     0.54     0.48     0.38
100%...............................      50%         1.44     1.22     1.08     0.95     0.76

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses on the applicable Loan Pool under a variety of scenarios. If you are purchasing Class 1B-2, Class 1B-3, Class 2B-2 or Class 2B-3 Certificates you should fully consider the risk that Realized Losses on the applicable Loan Pool could result in the failure to fully recover your investments.

--------------------------------------------------------------------------------

CREDIT SUPPORT
--------------------------------------------------------------------------------

     The rights of holders of each class of Class B Certificates in a Certificate Group to receive distributions of principal and interest are subordinated to such rights of holders of the Class A Certificates in that Certificate Group and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class 1B-2 Certificates will not receive principal or interest on a Distribution Date until the holders of the Class 1A and Class 1B-1 Certificates have received the amounts to which they are entitled on that Distribution Date. In addition, as described in this prospectus supplement under "Description of Certificates -- Available Funds," if, on a Distribution Date, a Deficit exists with respect to one Certificate Group and a Surplus exists with respect to the other Certificate Group, then the Surplus will be used to make up the Deficit before any payments of principal or interest are made to the Class B-6 Certificates. The subordination described above is intended to increase the likelihood of receipt by holders of the related Class A Certificates and the holders of the related Class B Certificates with lower numerical class designations of the amount to which they are entitled on any Distribution Date and to provide those holders with protection against Realized Losses with respect to the related Loan Pool, other than Excess Losses.

     The Class B Certificates in each Certificate Group also will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred with respect to a Loan Pool up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount for that Loan Pool, as described below. Realized Losses incurred with respect to a Loan Pool, other than Excess Losses, will be allocated to the class of Class B Certificates in the related Certificate Group then outstanding with the highest numerical class designation.

     The Class B Certificates in a Certificate Group will provide protection to the classes of Certificates of higher relative priority in that Certificate Group against (i) Special Hazard Losses in an initial amount of approximately $9,474,541.55 for the Group 1 Certificates and approximately $1,536,675.01 for the Group 2 Certificates (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"), (ii) Bankruptcy Losses in an initial amount of approximately $188,526.09 for the Group 1 Certificates and approximately $100,000.00 for the Group 2 Certificates, (the "BANKRUPTCY LOSS COVERAGE AMOUNT"), and (iii) Fraud Losses in an initial amount of approximately $9,394,080.22 for the Group 1 Certificates and $1,520,099.62 for the Group 2 Certificates (the "FRAUD LOSS COVERAGE AMOUNT").

     On any Distribution Date, the Special Hazard Loss Coverage Amount for a Certificate Group will be reduced to equal the lesser of (a) the greatest of (i) 1% of the scheduled balance of the related Loan Pool, (ii) twice the principal balance of the largest Mortgage Loan in the related Loan Pool and (iii) the aggregate principal balance of the Mortgage Loans in the related Loan Pool secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area and (b) the initial Special Hazard Loss Coverage Amount for that Certificate Group less any Special Hazard Losses incurred since the Closing Date with respect to the related Loan Pool. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding the Distribution Date after giving effect to scheduled installments of principal and interest due on the Mortgage Loans, whether or not paid.

     For the period from the Closing Date through the first anniversary of the Cut-off Date, the Fraud Loss Coverage Amount for a Certificate Group equals the initial Fraud Loss Coverage Amount reduced by the cumulative amount of Fraud Losses allocated to the related Certificates. After that period, the Fraud Loss Coverage Amount for a Certificate Group equals the lesser of (i) the initial Fraud Loss Coverage Amount for that Certificate Group reduced by the cumulative amount of Fraud Losses allocated to the related Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-off Date, 1% of the scheduled balance of the related Loan Group, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-off Date, 0.5% of the scheduled balance of the related Loan Pool and (c) after the fifth anniversary of the Cut-off Date, zero.

     The Bankruptcy Loss Coverage Amount for a Certificate Group will be reduced, from time to time, by the Bankruptcy Losses allocated to the related Certificates.

     The amount of coverage provided by the Class B Certificates in a Certificate Group for Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred with respect to the related Loan Pool may be cancelled or reduced if the ratings of the related Certificates assigned by the rating agencies are not adversely affected. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Class B Certificates in a Certificate Group for Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred with respect to the related Loan Pool.

     The Senior Certificates in a Certificate Group will receive 100% of principal prepayments received with respect to the Mortgage Loans in the applicable Loan Pool until the fifth anniversary of the first Distribution Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of the related principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Senior Percentage with respect to a Certificate Group exceeds the initial Senior Percentage, the related Senior Certificates will be entitled to receive 100% of principal prepayments received with respect to the Mortgage Loans in the applicable Loan Pool. See "Description of Certificates -- Principal" in this prospectus supplement.

--------------------------------------------------------------------------------

USE OF PROCEEDS
--------------------------------------------------------------------------------

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

--------------------------------------------------------------------------------

FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE").

     - The Certificates other than the Class A-R Certificates will be designated as "regular interests" in the REMIC. All of the Certificates other than the Class A-R Certificates are "REGULAR CERTIFICATES" for purposes of the following discussion.

     - Class A-R Certificates will be designated as the sole class of "residual interests" in the REMIC.

     See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Regular Certificates will be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Pool 1 Mortgage Loans at a rate equal to 175% PSA and on the Pool 2 Mortgage Loans at a rate equal to 175% PSA. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     - the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

     - the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

     - interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of
        Section 856(c)(3)(B) of the Code.

     See "Federal Income Tax Consequences" in the prospectus.

RESIDUAL CERTIFICATES

     If you hold a Class A-R Certificate, you must include the taxable income or loss of the REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from a Class A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the REMIC.

     You should consider carefully the tax consequences of any investment in Class A-R Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a

"noneconomic" residual interest, and a "tax avoidance potential" residual interest. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Tax-Related Restrictions on Transfer of Residual
Certificates -- Noneconomic Residual Interests", "-- Foreign Investors" and
"-- Mark to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax
Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Prohibited Transactions" in the prospectus.

BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" in the prospectus.

     The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered Certificates (other than the Class R Certificates) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable DTC Participants and certain other persons to complete their reports.) See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Reporting Requirements" in the prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

--------------------------------------------------------------------------------

STATE TAXES
--------------------------------------------------------------------------------

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

--------------------------------------------------------------------------------

BENEFIT PLAN CONSIDERATIONS
--------------------------------------------------------------------------------

     A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("SIMILAR LAW") which is similar to ERISA or the Code (collectively, a "BENEFIT PLAN") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan Considerations" in the prospectus.

     The U.S. Department of Labor has extended to Bank of America Corporation, as successor to NationsBank Corporation, the parent corporation of Banc of America Securities LLC, an administrative exemption (Prohibited Transaction Exemption 93-31; Exemption Application No. D-9105) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations" in the prospectus.

     The Underwriter believes that the Exemption will cover the acquisition and holding of the Senior Certificates (other than the Class A-R Certificates) by the Benefit Plans to which it applies and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

     Because the Class B Certificates are subordinated to the Senior Certificates in the related Certificate Group, the Class B Certificates (or beneficial interests in the Class B Certificates that are Book-Entry Certificates) may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating either (a) that the transferee is not a Benefit Plan and is not acting on behalf of a Benefit Plan or using the assets of a Benefit Plan to effect such purchase or (b) subject to the conditions described in this prospectus supplement, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described in this prospectus supplement under "Description of Certificates -- Restrictions on Transfer of the Class B Certificates." Any transferee of a Class B Certificate (or any transferee of a beneficial interest in a Class B Certificate that is a Book-Entry Certificate) that does not comply with either clause (i) or clause (ii) of the preceding sentence will be deemed to have made one of the representations described in clause (i) of that sentence.

     Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described under "Benefit Plan Considerations" in the prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The Class A-R Certificates may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or investing assets of a Benefit Plan. See "Description of Certificates -- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

--------------------------------------------------------------------------------

METHOD OF DISTRIBUTION
--------------------------------------------------------------------------------

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT") between the Depositor and Banc of America Securities LLC (the "UNDERWRITER"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 96.217% of the initial balance of those Certificates plus accrued interest from April 1, 2000 to (but not including) the Closing Date, before deducting estimated expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor and the Seller, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter. This prospectus supplement and the prospectus may be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions.

--------------------------------------------------------------------------------

LEGAL MATTERS
--------------------------------------------------------------------------------

     The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor, and certain legal matters will be passed upon for the Underwriter, by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina.

--------------------------------------------------------------------------------

CERTIFICATE RATINGS
--------------------------------------------------------------------------------

     At their issuance, each class of Offered Certificates is required to receive from Fitch IBCA, Inc. ("FITCH") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") at least the rating set forth in the table appearing on page S-4 of this prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the pooling and servicing agreement.

     - Fitch's and S&P's ratings take into consideration the credit quality of the Mortgage Pool including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Fitch's and S&P's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

     - The "r" symbol is appended to the rating by S&P of the Class 1A-WIO and Class 2A-WIO Certificates because they are interest-only mortgage-backed securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of those Certificates. The absence of an "r" symbol in the ratings of the other Offered Certificates should not be taken as an indication those Certificates will exhibit no volatility or variability in total return.

     - Fitch's and S&P's ratings do not address the remote possibility that, in the event of the insolvency of the Seller, the sale of the Offered Certificates may be recharacterized as a financing and that, as a result of such recharacterization, the Offered Certificates may be accelerated. As a result, holders of the Offered Certificates might suffer a lower than anticipated yield.

     The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Fitch or S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Fitch or S&P.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

--------------------------------------------------------------------------------

INDEX TO DEFINED TERMS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
Accelerated Processing Programs.............................  S-20
Accretion Directed Certificates.............................  S-6
Accretion Termination Date..................................  S-40
Accrual Certificates........................................  S-6
Adjusted Pool Amount........................................  S-49
Administrative Fee Rate.....................................  S-31
Administrative Fees.........................................  S-31
Advance.....................................................  S-32
Available Funds.............................................  S-37
Bankruptcy Loss Coverage Amount.............................  S-73
Bankruptcy Losses...........................................  S-49
Benefit Plan................................................  S-78
Book-Entry Certificates.....................................  S-34
Certificate Group...........................................  S-34
Certificates................................................  S-29
Class A Certificates........................................  S-6
Class 1A Certificates.......................................  S-6
Class 1A-11 Accrual Distribution Amount.....................  S-41
Class 1A-12 Priority Amount.................................  S-46
Class 1A-12 Priority Percentage.............................  S-46
Class 1A-12 Shift Percentage................................  S-46
Class 2A Certificates.......................................  S-6
Class 2A-2 Prepayment Shift Percentage......................  S-47
Class 2A-2 Priority Amount..................................  S-46
Class 2A-2 Priority Percentage..............................  S-46
Class 1A-WIO Notional Amount................................  S-40
Class 2A-WIO Notional Amount................................  S-40
Class B Certificates........................................  S-6
Class B-6 Component.........................................  S-38
Class B-6 Component Depletion Date..........................  S-38
Closing Date................................................  S-5
Code........................................................  S-76
Collection Account..........................................  S-31
Compensating Interest.......................................  S-32
Corporate Trust Office......................................  S-33
Credit Scores...............................................  S-22
Cross-Support Balance.......................................  S-38
Cross-Support Percentage....................................  S-38
Cut-off Date................................................  S-5
Debt Service Reduction......................................  S-49
Decrement Tables............................................  S-55
Deficit.....................................................  S-38
Deficient Valuation.........................................  S-49
Definitive Certificates.....................................  S-34
Deleted Mortgage Loan.......................................  S-30
Depositor...................................................  S-5
Determination Date..........................................  S-32
Distribution Account........................................  S-31

                                                              PAGE
                                                              ----
Distribution Date...........................................  S-5, S-37
DTC.........................................................  S-35
DTC Participants............................................  S-35
Eligible Substitute Mortgage Loan...........................  S-30
ERISA.......................................................  S-78
Excess Losses...............................................  S-49
Exemption...................................................  S-78
FHLMC.......................................................  S-18
Fitch.......................................................  S-79
Fleet.......................................................  S-28
FNMA........................................................  S-18
Fractional Interest.........................................  S-47
Fraud Loss Coverage Amount..................................  S-73
Fraud Losses................................................  S-49
Group 1 Certificates........................................  S-6, S-34
Group 2 Certificates........................................  S-6, S-34
Indirect DTC Participants...................................  S-35
Interest Accrual Period.....................................  S-40
Interest Distribution Amount................................  S-39
Interest-Only Certificates..................................  S-6
IRA.........................................................  S-77
IRS.........................................................  S-77
Liquidated Mortgage Loan....................................  S-49
Liquidation Proceeds........................................  S-37
Loan Pool...................................................  S-17
Loan-to-Value Ratio.........................................  S-18
Lockout Certificates........................................  S-6
Loss Severity Percentage....................................  S-71
MERS........................................................  S-30
Modeling Assumptions........................................  S-55
Mortgage File...............................................  S-29
Mortgage Loans..............................................  S-17
Mortgage Pool...............................................  S-17
Net Interest Shortfall......................................  S-39
Net Mortgage Rate...........................................  S-31
Net Prepayment Interest Shortfall...........................  S-39
Non-Offered Certificates....................................  S-6
Norwest.....................................................  S-33
Offered Certificates........................................  S-6
Original Subordinate Principal Balance......................  S-45
Originator..................................................  S-17
Percentage Interest.........................................  S-34
Pool 1 Mortgage Loans.......................................  S-17
Pool 2 Mortgage Loans.......................................  S-17
Pool Principal Balance......................................  S-44
Premium Mortgage Loan.......................................  S-40
Prepayment Interest Shortfall...............................  S-39
Principal Amount............................................  S-41
Program Guidelines..........................................  S-27
PSA.........................................................  S-56
PTCE 95-60..................................................  S-52

                                                              PAGE
                                                              ----
Purchase Price..............................................  S-30
Realized Loss...............................................  S-49
Record Date.................................................  S-5, S-37
Regular Certificates........................................  S-76
Relief Act Reduction........................................  S-39
REMIC.......................................................  S-76
REO Property................................................  S-32
Residual Certificates.......................................  S-6
Rules.......................................................  S-35
S&P.........................................................  S-79
Scheduled Principal Payments................................  S-41
SDA.........................................................  S-70
Seller......................................................  S-5
Senior Certificates.........................................  S-6
Senior Credit Support Depletion Date........................  S-44
Senior Percentage...........................................  S-44
Senior Prepayment Percentage................................  S-45
Senior Principal Distribution Amount........................  S-44
Servicer....................................................  S-5, S-28
Servicing Fee...............................................  S-31
Servicing Fee Rate..........................................  S-31
Similar Law.................................................  S-78
Special Hazard Loss Coverage Amount.........................  S-73
Special Hazard Losses.......................................  S-49
Special Hazard Mortgage Loan................................  S-49
Stated Principal Balance....................................  S-44
Subordinate Certificates....................................  S-6
Subordinate Percentage......................................  S-44
Subordinate Prepayment Percentage...........................  S-45
Subordinate Principal Distribution Amount...................  S-48
Substitution Adjustment Amount..............................  S-30
Supported Certificate Group.................................  S-38
Supporting Certificate Group................................  S-38
Supporting Loan Pool........................................  S-38
Surplus.....................................................  S-48
Trustee.....................................................  S-5
Trust Fund..................................................  S-5
Underwriter.................................................  S-79
Underwriting Agreement......................................  S-79
Unscheduled Principal Payments..............................  S-41
U.S. Person.................................................  S-50

                                                                       EXHIBIT A

PROGRAM GUIDELINES OF FLEET MORTGAGE CORP.                   FLAGSHIP FIXED RATE
                                                                        - RETAIL
                                                                     - WHOLESALE
--------------------------------------------------------------------------------

LOAN LIMITS                   The minimum loan amount is $50 above the current
                              conforming FNMA/FHLMC loan limit for 1-4 unit properties, as applicable. Loan amounts must be in $50 increments.

PURCHASE & LIMITED CASH OUT
 REFINANCES

                              -----------------------------------------------------------------------------------
                                       PROPERTY               MAXIMUM LOAN AMOUNT            LTV            CLTV
                              -----------------------------------------------------------------------------------
                               1-2 Unit Primary Residence           300,000                  95% (1)         90%
                                                                    400,000 (2)              90%             90%
                                                                    500,000 (2)              80%             80%
                                                                    650,000 (2)              75%             75%
                                                                    750,000 (3)              70%             N/A
                                                                  1,000,000 (3)              60%             N/A
                              -----------------------------------------------------------------------------------
                               3 Unit Primary Residence             400,000                  80%             80%
                                                                    650,000                  75%             75%
                              -----------------------------------------------------------------------------------
                               4 Unit Primary Residence             650,000                  75%             75%
                              -----------------------------------------------------------------------------------
                               1 Unit Second Home                   300,000                  90%             90%
                                                                    350,000                  80%             80%
                              -----------------------------------------------------------------------------------

                              (1) LOANS TO 95% LTV ARE LIMITED TO PURCHASES,
                                  SECURED BY SINGLE-UNIT PROPERTIES, WITH A 15
                                  OR 30 YEAR LOAN TERM.
                              (2) STREAMLINE REFINANCING IS PERMITTED ON LOANS
                                  UP TO $650,000, SECURED BY SINGLE-FAMILY
                                  PRIMARY RESIDENCES, IF THE MORTGAGOR HAS A
                                  MINIMUM FICO SCORE OF 680 OR HIGHER. IF
                                  SUBORDINATE FINANCING EXISTS, THE FIRST
                                  MORTGAGE IS LIMITED TO A MAXIMUM 80% LTV.
                              (3) FOR LOAN AMOUNTS OVER $650,000:
                                  -  THE BORROWER MUST HAVE A MINIMUM VERIFIED
                                     NET WORTH OF $1,000,000, MUST BE QUALIFIED
                                     AT THE NOTE RATE, AND THE LOAN MUST BE
                                     FULLY DOCUMENTED. THE BORROWERS MUST
                                     EXECUTE IRS FORM 4506 WITH "FLEET MORTGAGE
                                     CORP., IT'S SUCCESSORS AND/OR ASSIGNS",
                                     SHOWN AS THE APPOINTEE OR THIRD PARTY.
                                  -  THE PROPERTY MUST BE A 1-UNIT, DETACHED,
                                     OWNER-OCCUPIED, PRIMARY RESIDENCE, LOCATED
                                     IN A METROPOLITAN AREA WHERe THERE IS A
                                     RECOGNIZED MARKET FOR SIMILARLY PRICED
                                     HOMES.
                                  -  TWO FULL APPRAISAL REPORTS OR ONE FULL
                                     APPRAISAL PLUS ONE REVIEW APPRAISAL (FNMA
                                     FORM #2000, REVISED 1/90) ARE REQUIRED.

CASH-OUT REFINANCES

                              -----------------------------------------------------------------------------------
                                       PROPERTY               MAXIMUM LOAN AMOUNT        LTV    CLTV      MAXIMUM
                                                                                                         CASH-OUT
                              -----------------------------------------------------------------------------------
                               1 Unit Primary Residence             650,000              75%     75%       75,000
                                                                    650,000              70%     70%      100,000
                              -----------------------------------------------------------------------------------
                               2 Unit Primary Residence             500,000              70%     70%       75,000
                              -----------------------------------------------------------------------------------

GEOGRAPHIC RESTRICTIONS

                              -----------------------------------------------------------------------------------
                                         STATE                                       RESTRICTIONS
                              -----------------------------------------------------------------------------------
                               Hawaii                                  Owner-occupied, primary residence only.
                              -----------------------------------------------------------------------------------
                               New England (CT, MA, ME, NH, RI, VT)    For TWO-TO-FOUR unit, owner-occupied
                                                                       properties, rental may be used only if
                                                                       tenants are presently occupying the property.
                              -----------------------------------------------------------------------------------

LOAN TERM                     10, 15, 20, 25 or 30 years

PROPERTY ELIGIBILITY          Eligible property types include detached or
                              attached single-family; condos that are no higher than 8 stories; PUDs; TWO-TO-FOUR unit properties, and single-family second homes.
                              Properties should be suitable for year-round occupancy, demonstrate marketability, and have legally permissible usage under local zoning requirements. The property value should be in line with the neighborhood price range and no more than 20% above the predominant value to obtain maximum financing.

INTER VIVOS TRUST             Inter Vivos trusts are permitted, if the trust
                              meets all FNMA guidelines. Refer to the Flagship underwriting guidelines for specific requirements.


                                       A-1
                                                                            5/98

SECOND HOMES                  Property must be single family and in a location
                              that can reasonably function as a second home, be suitable for year-round occupancy and be available at all times for the borrower's exclusive use.
                              Rental income cannot be used to offset the expense of the property. The borrower must have six months
                              PITI reserves. The property must be a minimum of 1,000 square feet and located in a recognized recreational area.

RURAL PROPERTY                The property must be readily marketable and
                              accessible from a publicly maintained road.
                              Adequate sewage, water, and utilities are required and must be common for the area. The land value should not exceed 35% of the value and land should not exceed ten acres. Outbuildings or additional structures should not exceed 5% of the total value.

INELIGIBLE                    Ineligible property types include: Co-ops,
                              timeshare, condo-hotels, unimproved land, manufactured housing, condos over 8 stories high, modular homes, mobile homes, Land trusts, and Leasehold estates.

PROJECT APPROVAL
CONDOMINIUMS                  Project must have eight or more units. FNMA Types
                              A, and C and limited review options are allowed, as long as they meet all FNMA requirements. The basic eligibility criteria for each type is as follows:
                              TYPE A: Type A condos are established projects with the following requirements:
                              -  A Condo/PUD fact sheet must be completed;
                              -  All units, common elements, and facilities,
                                 including those that are part of any master association, must have been completed, and the project can't be subject to additional phasing or annexation;
                              -  Control of the owners' association must have
                                 been turned over to the unit purchasers, and the unit purchasers must have been in control for at least one year;
                              -  At least 90% of the total units in the project
                                 must have been conveyed to the unit purchasers, and at least 60% of the total units in the project must have been conveyed to purchasers who are occupying the units as their principal residences or second homes. No single entity may own more than 10% of the total units in the project;
                              -  The units in the project must be owned in fee
                                 simple and the unit owners must have the sole ownership interest in, and rights to the use of, the project's facilities, common elements, and limited common elements;

                              TYPE C: Type C condos are new projects which require evidence of FNMA's issuance of an unexpired 1028.

                              LIMITED REVIEW: Under the limited project review option, the project does not have to be evaluated to determine that it satisfies the criteria for Types A or C.
                              LOW LTV CONDOS: When the mortgage is secured by an owner-occupied principal residence, has a LTV ratio of the lesser of 75% or the maximum LTV for the specific transaction, and is not subject to subordinate financing, you need only to determine that the project is not an ineligible project (as defined by FNMA) and that the units, common areas, and facilities within the project (or the subject legal phase) have been completed.
                              DETACHED CONDOS: If the project consists solely of single family detached dwellings and has no common area improvements (other than greenbelts, private streets, and parking areas) you need only to determine that:
                              - The property is an owner-occupied principal residence, and;
                              - The appraiser comments on, and reflects in the appraisal report, any effect that buyer resistance to the condo form of ownership has on the market value of the individual unit.

PUDS FNMA Types E and F and the limited review option are allowed, as long as they meet all FNMA requirements. The basic eligibility criteria for each type is as follows:
                              TYPE E: Any attached unit in an established PUD project, with the owners in control of the homeowners association, qualifies as a Type E.

                              TYPE F: Any attached unit in a PUD project that is still under the control of the developer, if limited review requirements cannot be met, is considered a Type F. The underwriter may warrant that all eligibility criteria required by FNMA have been met or provide evidence of FNMA's issuance of an unexpired 1028. The basic eligibility criteria for a Type F is as follows:

                                                                     CONTINUED -


                                      A-2
                                                                            5/98

                              -  A Condo/PUD fact sheet must be completed
                              - The project cannot have been created by the conversion of existing buildings.
                              - The project must not include any multi-dwelling units that represent the security for a single mortgage.
                              - All common area improvements in the project or subject legal phase, other than greenbelts, private streets, and parking areas, must be completed.
                              - At least 50% of the total units in the project (or legal phase) must have been conveyed (or must be under contract to be sold) to the purchasers. In addition, the project or cumulative legal phases (that have met the presale requirement) must contain enough sold units to support the responsibilities of the owners' association. Any sales to the developer or to a party who has an on-going business relationship with the developer can not be counted in the presale requirement.
                              -  The units in the project must be owned in fee
                                 simple and the unit purchasers must have the
                                 sole ownership interest in, and right to the use of, the project's facilities once control of the owners' association has been turned over to them.
                              -  The project's budget must provide for
                                 replacement reserve funds that are consistent with the responsibilities of the owners' association.

                              LIMITED REVIEW: Under the limited project review option, the project does not have to be evaluated to determine that it satisfies the criteria for Types E or F.
                              DETACHED PUDS: If the project consists of detached units only, or detached and attached units when the subject is detached, no further review is required.
                              LOW LTV PUDS: When the mortgage is secured by an attached owner-occupied principal residence still under control of the developer, has a LTV ratio of the lesser of 75% or the maximum LTV for the specific transaction, and is not subject to subordinate financing, you need only to determine that the project is not an ineligible project (as defined by FNMA) and that the units, common areas, and facilities within the project (or the subject legal phase) have been completed.

PREPAYMENT PENALTY            None

ASSUMABILITY                  Loans are not assumable

SUBORDINATE FINANCING         Subordinate financing is permitted with
                              ONE-TO-FOUR unit mortgages with loan amounts up to $650,000. The LTV on the first mortgage cannot exceed 75%, unless the loan meets 80/10/10 criteria stated below, and CLTV limits are the same as the LTV limits for the applicable loan type. Borrowers must provide the minimum required downpayment for the applicable loan type, from their own funds. The combined LTV is used when applying specific underwriting guidelines.
                              Subordinate financing should follow the terms set forth below:
                              -  Junior liens which are less than one year old
                                 must be re-subordinated, or paid with the refinance proceeds if cash out is permitted (i.e. primary residences only)
                              -  Payments must be fixed if the first mortgage is
                                 subject to a temporary buydown.
                              -  When the repayment terms for subordinate
                                 financing (other than those related to home equity lines of credit) provide for a variable interest rate, the monthly payment must remain constant for each twelve month period over the term of the mortgage, and the change in the monthly payment at the end of each twelve month period cannot represent more than a one percent increase in the interest rate.
                              -  Regular payments must cover at least the
                                 interest due so that negative amortization will not occur.
                              -  Interest is at a market rate. (Market rate is
                                 no more than two percent below the FNMA
                                 required net yield that is in effect for second mortgages at the time the subordinate financing is closed.)
                              -  Prepayment is permitted at any time without
                                 penalty.
                              -  The terms of an equity credit line must be
                                 fully documented and the property must be a primary residence. If the equity line of credit does not require a regular monthly payment of both principal and interest, a payment must be calculated using the current interest rate for second mortgages to amortize the loan based on a five year term, unless there is a term indicated, and then the payment should be calculated over the required term. CLTV and debt ratios are calculated using the total credit limit.

                                                                     CONTINUED -


                                      A-3
                                                                            5/98

                              - The calculated payment is to be included in the secondary financing block on the 1008 for a primary residence, and in the monthly carrying costs for the primary residence when the subject property is a second home.
                              - If the subordinate financing will not fully amortize under a level monthly payment plan, it may not have a maturity or balloon payment date of less than five years.
                              - 80/10/10's are available on one-to-two family primary residences. Limited documentation loans are not permitted.

RESERVES Reserve requirements vary, depending on the circumstances, as described below:
                              - All OWNER OCCUPIED loans require two months cash reserves.
                              - SECOND HOMES must have a minimum of six months cash reserves.
                              - If RENTAL INCOME is used to qualify, the borrower must maintain sufficient reserves (for a prolonged vacancy) of three to six months.
                              - Under LIMITED DOCUMENTATION loans, a self employed borrower who is a sole proprietor and withdrawing 50% or more of the available business cash to fund the transaction, must have six months reserves.
                              - If TRAILING SPOUSE income is used, six months PITI reserves are required.
                              - THERE IS NO RESERVE REQUIREMENT FOR STREAMLINE REFINANCE TRANSACTIONS.

GIFTS Gift funds from an immediate family member are acceptable for a primary residence subject to:
                              -  Immediate family members are defined as:
                                 parent, step parent, legal guardian,
                                 grandparent, spouse, child, brother, or sister.
                              - The borrowers must have a 5% downpayment, from their own funds, regardless of the LTV.
                              - Transfer of funds from the donor's account and receipt by the borrower must be documented.
                              - Gift funds may not be used for downpayment, closing costs, or reserves on loans with subordinate financing.
                              - Gift funds are not permitted with second home or limited documentation transactions.

RELOCATION
ASSISTANCE                    Aid from the employer to a relocating employee may
                              be in the form of reimbursement or payment of closing costs, origination fees, moving expenses, equity advances, temporary buydowns, or relocation take-overs of the present residence. A copy of the relocation agreement must be provided. Employer-sponsored secondary financing is also eligible subject to secondary financing guidelines specified above.

TRAILING SPOUSE
INCOME Trailing spouse income can be used to qualify if the distance of the relocation is over 50 miles. The mortgagor must be covered by the employer's relocation assistance program and financial assistance should be at least 3% of the mortgage loan balance. The co-borrower must be employed in the same profession for two years preceding the application. The co-borrower must indicate in writing the intent to obtain employment in the new location. The co-borrower must not be self employed and employment opportunities, in the new location, must be documented to be as good as the current location.
                              - The property must be a single family, primary residence with a maximum LTV of 90%.
                              -  Six months PITI reserves are required.
                              - The maximum qualifying ratios are 28/36, based on the qualifying rate for the applicable loan program.
                              -  Temporary buydowns cannot be used in
                                 conjunction with trailing spouse income.
                              -  The percentage of income that can be used to
                                 qualify is an average of the co-borrower's
                                 previous two years income, based on the LTV as follows:
                                 -  70% LTV or less can use up to 90%
                                 -  70.01-80% LTV can use up to 75%
                                 -  80.01-90% LTV can use up to 50%

CONSTRUCTION TO
PERMANENT FINANCING           One time closings that allow the creation of
                              interim financing for disbursements to
                              contractors, etc. and automatically become a permanent long term mortgage are not permitted.
                              The creation of a long term mortgage to replace interim construction financing is permitted subject to the following:

                                                                     CONTINUED -


                                      A-4
                                                                            5/98

                              - If permanent financing is structured as a purchase, the LTV must be based on the lesser of the acquisition cost or the appraised value. Lot value is based on the current appraised value however, if owned less than one year, the value of the lot should be based on the lesser of the appraised value or it's actual cost.
                                 The maximum LTV is the same as any purchase transaction. The borrower may not receive cash at closing, nor be reimbursed for out-of-pocket costs.
                              - If treated as a limited cash out refinance, the loan amount is based on the appraised value and the maximum LTV is the same as any limited cash out refinance. Borrowers may receive cash out, up to 1% of the loan amount, not to exceed $5,000.
                              -  Streamline refinance processing is not
                                 available with construction-to-permanent financing.
                              - If treated as a cash-out refinance, the loan amount is based on the lesser of the appraised value or verified costs. The maximum LTV is the same as any cash-out refinance and the transaction must comply with all cash-out requirements.
                              - The financing must be treated as a refinance if conversion occurs more than 180 days after property completion.

STREAMLINE REFINANCES         Streamline refinance transactions are permitted up
                              to a maximum $650,000 loan amount, subject to the following guidelines:
                              -  The existing loan may be a fixed-rate or an
                                 ARM, serviced by Fleet or any other servicer;
                              -  All mortgagors on the existing loan must be on
                                 the new loan and must sign all documents;
                              -  A minimum FICO INDICATOR SCORE OF 680 is
                                 required;
                              -  The property must be a single-family
                                 owner-occupied primary residence;
                              -  The new loan amount may exceed the existing
                                 loan balance by up to 5% to pay (as permitted by state law):
                                 - The payoff of the existing first mortgage, regardless of age;
                                 -  The payoff of junior liens which are at
                                    least 12 months old (NOTE: THIS IS ALSO
                                    SUBJECT TO THE 5% INCREASE IN INDEBTEDNESS
                                    SPECIFIED ABOVE);
                                 -  Closing costs and prepaids;
                                 - Cash back to the mortgagor up to 1% of the new loan amount, not to exceed $3000.
                              -  If subordinate financing exists, the first
                                 mortgage is limited to 80% LTV;
                              -  The property value must be documented as
                                 follows:
                                 - Recertification, by the original appraiser, of the value of the original appraisal, if it is less than 12 months old.
                                 - The lower of the original appraised value or a drive-by appraisal (exterior-only, completed using FNMA form 2055), if the original appraisal is less than 24 months old;
                                 -  A new appraisal.
                              -  Required documentation includes:
                                 - A triple-merged in-file credit report for each borrower;
                                 - A mortgage payment history reflecting no 30-day delinquencies in the previous 12 months (or for the life of the loan if it is less than 12 months old);
                                 -  For salaried borrowers, the most recent
                                    paystub, covering 30 days and including YTD earnings, and for self-employed borrowers, the most recent years tax returns, including all supporting schedules;
                                 - Asset verification is not required unless cash is needed to close. If applicable, one months bank or brokerage statement is acceptable.
                              -  Qualification ratios do not need to be
                                 calculated if:
                                 - The new principal and interest payment is decreasing; or
                                 - There is no more than a 15% increase in the principal and interest payment at which the borrower was initially qualified.

LIMITED CASH OUT
REFINANCES                    Limited cash out refinances are subject to the
                              following guidelines:
                              -  lesser of the original purchase price, plus
                                 documented improvements, or current appraised value will be used to determine the LTV, if acquisition/completion date of the property is less than 12 months
                              -  subordinate liens over one year old may be
                                 satisfied with proceeds.

                                                                     CONTINUED -


                                      A-5
                                                                            5/98

                              - generally, the amount of closing cost included in the loan amount should not exceed 5% of the loan amount
                              - borrowers may receive cash out, up to 1% of the loan amount, not to exceed $5,000.
                              - there are no seasoning requirements for loans to be re-subordinated
                              - borrower may be reimbursed for out of pocket funds used for home improvements, if documented by a copy of the contract for cost of improvements, and copies of paid bills supported by canceled checks. It must be substantiated that the borrower had the funds initially. The appraisal must support the value of the improvements and reflect the affect on marketability.
                              -  if the second lien to be satisfied with
                                 refinance proceeds is an equity line of credit, and a cumulative total of less than $2,000 has been accessed in the last 12 months, the transaction will be treated as a limited cash out. Documentation must be obtained from the borrower or equity line lender to support the date and amount of the latest draw.
                              - a refinance to buy out ex-spouse as a result of a divorce settlement may be treated as a limited cash out refinance subject to the following additional conditions:
                                 - the borrower receives no cash proceeds from the transaction
                                 -  the property must be borrower's primary
                                    residence
                                 - maximum of $50,000 cash out may be used for the purpose of the "buy-out"
                                 -  the file contains a copy of the divorce
                                    decree or the property settlement agreement
                              - proceeds used to pay off second liens with less than 12 months seasoning may be considered a limited cash out refinance, subject to the following additional conditions:
                                 - if first and second mortgage were recorded simultaneously, the transaction will be treated as a limited cash out if the original HUD-1 shows proceeds were applied to the purchase with no cash back
                                 - second liens obtained for the exclusive use of home improvements are permitted, if documented by a copy of the contract for cost of improvements, and copies of paid bills supported by canceled checks. The appraisal must support the value of the improvements and reflect the affect on marketability.

CASH OUT REFINANCES           Cash out refinances are subject to the following
                              guidelines:
                              -  properties currently owned free and clear will
                                 be treated as cash out
                              -  generally, closing costs included in the loan
                                 amount may not exceed 5% of the loan amount
                              -  if the borrower has owned the property less
                                 than 12 months, the LTV is based on the lesser of the original purchase price plus documented cost of improvements or the current appraised value
                              -  if the borrower has taken cash out of the
                                 existing property within the past 12 months
                                 (either through a first lien, or a second lien being paid off that does not meet the limited cash out exceptions stated above) it will be considered a "cash-out" refinance and subject to all cash out guidelines. The amount of cash withdrawn in the past 12 months will be added to any cash being withdrawn with the new loan to determine the total cash out amount. This TOTAL cash amount cannot exceed maximum cash out guidelines.

NON-OCCUPANT
CO-MORTGAGORS                 Loans are underwritten using both the occupant
                              and non-occupant co-borrower's income and debts, subject to the following:
                              -  only purchase and limited cash out refinance
                                 transactions are eligible
                              -  if rental income from the subject property is
                                 used to qualify, non-occupant co-borrower's income cannot be used
                              -  maximum LTV is 90%
                              -  occupant borrowers must have 5% of the
                                 downpayment from their own funds
                              -  non-occupant co-borrower must be an immediate
                                 family member
                              -  non-occupant co-borrower must sign the Note
                                 and Deed of Trust/Mortgage
                              -  non-occupant co-borrower must have stability,
                                 good credit history and strong asset base (with
                                 sufficient liquidity to assist occupant)
                              -  occupant borrower ratios should not exceed an
                                 additional 5% over the program requirements

CEMS Consolidation/Extension/Modifications are permitted on refinance transactions in New York state only, subject to standard Fleet guidelines. Refer to the Flagship underwriting guidelines for specific requirements.


                                      A-6
                                                                            5/98

ALTERNATE DOCUMENTATION       Acceptable alternate documentation includes:
                              -  Three in-file credit reports, or a three
                                 repository merged are allowed up to a LTV of 90%,
                              -  The most recent two years W-2s, and
                              -  The most recent pay stub(s), covering 30 days,
                                 with YTD earnings, and
                              -  A telephone confirmation verifying employment
                                 for the previous two year period, and
                              -  If applicable, verification from the employer
                                 regarding the likelihood of continued
                                 overtime/bonus/commissions
                              -  If any portion of the borrower's income is
                                 derived from commissions, you must obtain signed 1040s with all schedules for the last 2 years, or
                              -  If 25% or more of borrower's income is derived
                                 from overtime or bonus, you must obtain signed 1040s with all schedules for the last 2 years, and
                              -  The most recent three months bank statements,
                                 and
                              -  Canceled checks for the last 12 months, credit
                                 report reference covering the last 12 months or year end mortgage account statement.

LIMITED DOCUMENTATION         Income does not need to be verified for self
                              employed borrowers who meet the following criteria:
                              -  purchases and limited cash out refinances are
                                 limited to $650,000 up to a LTV/CLTV of 70%
                              -  cash-out refinances and temporary buydowns are
                                 not allowed
                              -  owner occupied primary, single family DETACHED
                                 homes, condos and PUDs only
                              -  a full RMCR is required showing an established
                                 credit history for a minimum of two years, a minimum credit score of 680, and must show an excellent credit history with no delinquencies of 30 days or more in the last 12 months
                              -  only borrowers who have been self employed for
                                 at least 2 years are allowed (salaried or commissioned borrowers are not eligible)
                              -  borrowers are required to sign IRS form 4506
                                 (or IRS form 9501 in California) with "Fleet
                                 Mortgage Corp., It's Successors and/or
                                 Assigns", shown as the appointee or third party
                              -  income and employment verification for salaried
                                 co-borrowers must be provided by full or alternate documentation
                              -  entire downpayment must come from borrower's
                                 own funds (gift funds are not allowed)
                              -  asset verification and two months cash reserves
                                 are required;
                                 -  if borrower is self employed as a sole
                                    proprietor and using 50% of business cash to fund the transaction, six months cash reserves are required

INTERESTED PARTY
CONTRIBUTIONS

                              -----------------------------------------------------------------------------------
                                                              LTV                       MAX. CONTRIBUTIONS
                              -----------------------------------------------------------------------------------
                               Primary Residences             90.01 - 95%               3%
                              -----------------------------------------------------------------------------------
                                                              90.00% and below          6%
                              -----------------------------------------------------------------------------------
                               Second Homes                   90.00% and below          3%
                              -----------------------------------------------------------------------------------

TEMPORARY BUYDOWNS            Permitted on a ONE-TO-FOUR unit, PRIMARY RESIDENCE
                              ONLY according to the following guidelines:
                              -  the transaction must be a purchase or limited
                                 cash out refinance
                              -  not permitted with limited documentation loans
                              -  maximum LTV is 90% and not permitted with loan
                                 amounts over $650,000.
                              -  maximum rate discount is 3%
                              -  maximum 1% annual rate cap
                              -  maximum term is three years
                              -  maximum seller subsidy is 6% of the loan amount
                              -  all buydowns must be qualified at the second
                                 year rate
                              -  maximum qualifying ratios are 28/36

QUALIFICATION RATIOS

                                                     ------------------------------------------------------------
                                                                       QUALIFICATION RATIOS
                              -----------------------------------------------------------------------------------
                                                        LTV                    RATIOS               RATE
                              -----------------------------------------------------------------------------------
                               Primary Residences       90.01% - 95.00%         28/36             Note rate
                                                        90.00% & under          33/38             Note rate
                              -----------------------------------------------------------------------------------
                                   WITH A BUYDOWN       90.00% & under          28/36         Second Year Rate
                              -----------------------------------------------------------------------------------
                               SECOND HOMES             75.01% - 90.00%         28/36             Note rate
                                                        75.00% & under          33/38             Note rate
                              -----------------------------------------------------------------------------------


                                      A-7
                                                                            5/98

MULTIPLE MORTGAGES            If the subject is a primary residence, there is no
                              limit. If the subject property is a second home, the borrower is limited to four 1-4 family financed properties, including the subject property and primary residence.

PERMANENT RESIDENT
ALIENS Mortgages to permanent resident aliens, for ONE-TO-FOUR unit primary residences or 1 unit second homes, are allowed under the same terms available to U.S. citizens, subject to:
                              -  A copy of alien registration card
                              -  Two year credit and deposit history in the U.S.
                              - Stable and continuing employment, with a minimum two year U.S. history
                              -  Sufficient and accessible reserves
                              -  Foreign nationals* are not permitted

NON-PERMANENT
RESIDENT ALIENS               Mortgages to non-permanent resident aliens are
                              allowed for single family, owner occupied primary residences, up to a maximum loan amount of $300,000 and LTV of 90%, subject to:
                              -  Verified last two years employment in the U.S.
                                 or foreign country (foreign tax returns are not acceptable; a VOE is required in these cases)
                              -  Foreign income used to qualify will be
                                 determined by utilizing 75% of the exchange rate
                              -  Sufficient assets for closing must be in a U.S.
                                 depository for a minimum of two months, with evidence of source of any recent deposits
                              -  Six months PITI reserves are required
                              -  U.S. residency for a minimum of the last two
                                 years must be documented
                              -  A minimum of two years documented credit
                                 history, with a minimum of one year from the U.S.,
                              -  All documentation must be in English or the
                                 English translation provided
                              -  Visa classifications of E, G, L, H-1, or H-4
                                 must be documented (classifications A, B, & F are ineligible)
                              -  Foreign nationals* are not permitted
                         * Foreign nationals are defined as: A citizen of
                              another country other than the U.S. who
                              periodically visits the U.S. and who is buying a home in which to reside during these visits. A citizen of another country with income derived from sources outside of the U.S. with no credit established in the U.S.

MORTGAGE INSURANCE
                              Standard coverage for fixed payment mortgages is required on all loans with LTVs above 80%. For loans with buydowns, standard coverage for non-fixed-payment mortgages is required.

                              The mortgage insurance premium (either the one-time life-of-loan premium or the first year premium) may be financed, as long as the loan amount and LTV, INCLUDING any financed MI premiums, do not exceed the maximum loan amount and LTV limits and the property is a primary residence.

                              The following mortgage insurance coverage is required:

                              -----------------------------------------------------------------------------------
                                      LTV (INCLUDING ANY FINANCED MI PREMIUM)              MINIMUM COVERAGE

                              -----------------------------------------------------------------------------------
                                                    90.01 - 95%                                  30%
                              -----------------------------------------------------------------------------------
                                                    85.01 - 90%                                  25%
                              -----------------------------------------------------------------------------------
                                                    80.01 - 85%                                  12%
                              -----------------------------------------------------------------------------------

UNDERWRITING                  Loans of $750,000 AND LESS must be forwarded to an
                              eligible MI vendor for contract underwriting.

                              Loans OVER $750,000 will be subject to bank approval instead of a contract underwriting approval. The Fleet Mortgage underwriter must first review the application and prepare an Underwriting Analysis Worksheet to be submitted with the file for bank approval.

                              The bank or contract underwriting approval must be dated on or before the date of the FMC underwriting approval (retail form 64001 or wholesale form 64008, as applicable) and the commitment letter issued to the applicant.



                                      A-8
                                                                            5/98

PROSPECTUS

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                  (ISSUABLE IN SERIES BY SEPARATE TRUST FUNDS)

EACH TRUST FUND --

  - will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

  - will own either:

     - one or more pools of fixed or adjustable interest rate, conventional mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

     - mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

  - may own other assets described in this prospectus and the accompanying prospectus supplement.

EACH POOL OF MORTGAGE LOANS --

  - will be sold to the related trust fund by the depositor, who will have in turn purchased them from one or more affiliated or unaffiliated sellers;

  - will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

  - will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

EACH SERIES OF CERTIFICATES --

  - will represent interests in the related trust fund;

  - may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

  - may be entitled to one or more of the other types of credit support described in this prospectus; and

  - will be paid only from the assets of the related trust fund.

Neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality. The certificates of each series will represent interests in the related trust fund only and will not be obligations of the depositor or any other entity.

CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.

                                February 7, 2000

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

        - the principal balances and/or interest rates of each class;

        - the timing and priority of interest and principal payments;

        - statistical and other information about the mortgage loans;

        - information about credit enhancement for each class;

        - the ratings for each class; and

        - the method for selling the certificates.

     YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR THE TERMS OF YOUR SERIES OF CERTIFICATES.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you. The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index to Defined Terms" beginning on page 108 of this prospectus.

     The depositor's principal executive offices are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and the depositor's phone number is (704) 386-2400.

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TABLE OF CONTENTS
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                                   PAGE
                                   ----
Important Notice About
  Information Presented in this
  Prospectus and the Prospectus
  Supplement.....................     2
Summary of Terms.................     5
Risk Factors.....................    11
  Limited Liquidity for
     Certificates May Affect Your
     Ability to Resell
     Certificates................    11
  Limited Assets for Payment of
     Certificates................    11
  Credit Enhancement is Limited
     in Amount and Coverage......    12
  Real Estate Market Conditions
     Affect Mortgage Loan
     Performance.................    13
  Geographic Concentration May
     Increase Rates of Loss and
     Delinquency.................    13
  Unpredictability of Prepayments
     on Assets May Adversely
     Affect Average Lives and
     Yields of Certificates......    14
  Bankruptcy of the Depositor or
     a Seller May Delay or Reduce
     Collections on Mortgage
     Loans.......................    14
  Owners of Book-Entry
     Certificates Are Not
     Entitled to Exercise Rights
     of Holders of
     Certificates................    15
  Cash Flow Agreements Are
     Subject to Counterparty
     Risk........................    15
  Effects of Failure to Comply
     With Consumer Protection
     Laws........................    15
  Increased Risk of Loss if
     Delinquent Mortgage Loans
     Are Assets of a Trust
     Fund........................    16
The Trust Funds..................    16
  General........................    16
  The Mortgage Loans.............    17
  Mortgage Certificates..........    20
  Distribution Account...........    25
Description of Certificates......    26
  General........................    26
  Definitive Form................    27
  Book-Entry Form................    27

                                   PAGE
                                   ----
  Distributions..................    29
  Categories of Classes of
     Certificates................    31
  Residual Certificates..........    34
  Advances.......................    34
  Reports to
     Certificateholders..........    35
Credit Enhancement...............    36
  General........................    36
  Subordination..................    36
  Surety Bonds...................    37
  Mortgage Pool Insurance
     Policies....................    37
  Fraud Waiver...................    37
  Special Hazard Insurance
     Policies....................    38
  Bankruptcy Bonds...............    38
  Reserve Fund...................    38
  Cross Support..................    38
  Cash Flow Agreements...........    39
Prepayment and Yield
  Considerations.................    39
  Factors Affecting Prepayment...    39
  Effect of Principal
     Prepayments.................    40
  Weighted Average Life of
     Certificates................    40
  Scheduled Delays in
     Distributions...............    41
The Depositor....................    41
Use of Proceeds..................    42
Mortgage Purchase Program........    42
The Pooling and Servicing
  Agreement......................    43
  Assignment of Mortgage Loans to
     the Trustee.................    43
  Representations and
     Warranties..................    45
  Servicing......................    46
  Payments on Mortgage Loans.....    47
  Collection and Other Servicing
     Procedures..................    48
  Hazard Insurance...............    49
  Primary Mortgage Insurance.....    50
  Recoveries Under Primary
     Mortgage Insurance
     Policies....................    51
  Servicing Compensation and
     Payment of Expenses.........    51
  Evidence as to Compliance......    52

                                   PAGE
                                   ----
  Certain Matters Regarding the
     Depositor, the Seller and
     the Master Servicer.........    52
  Events of Default..............    53
  Rights Upon Event of Default...    53
  Enforcement....................    53
  Amendment......................    54
  List of Certificateholders.....    54
  Termination; Repurchase of
     Mortgage Loans and Mortgage
     Certificates................    55
  The Trustee....................    55
Certain Legal Aspects of the
  Mortgage Loans.................    56
  General........................    56
  Cooperatives...................    56
  Foreclosure....................    57
  Rights of Redemption...........    59
  Anti-Deficiency Legislation,
     the Bankruptcy Code and
     Other Limitations on
     Lenders.....................    60
  Texas Home Equity Loans........    63
  "Due-on-Sale" Clauses..........    63
  Applicability of Usury Laws....    63
  Homeowners Protection Act of
     1998........................    64
  Soldiers' and Sailors' Civil
     Relief Act and Similar
     Laws........................    64
  Environmental Considerations...    65
Benefit Plan Considerations......    67
  General........................    67
  Certain ERISA and Code
     Requirements................    68
  ERISA Administrative
     Exemptions..................    69
  Non-ERISA Plans and Exempt
     Plans.......................    72
  Unrelated Business Taxable
     Income -- Residual
     Certificates................    72
  Investment Decision............    72
Legal Investment
  Considerations.................    73
Federal Income Tax
  Consequences...................    74
  Federal Income Tax Consequences
     for REMIC Certificates......    75
     General.....................    75
     Status of REMIC
       Certificates..............    75

                                   PAGE
                                   ----
     Qualification as a REMIC....    76
     Taxation of Regular
       Certificates..............    78
     Taxation of Residual
       Certificates..............    85
     Taxes That May Be Imposed on
       the REMIC Pool............    92
     Liquidation of the REMIC
       Pool......................    93
     Administrative Matters......    93
     Limitations on Deduction of
       Certain Expenses..........    94
     Taxation of Certain Foreign
       Investors.................    94
     Backup Withholding..........    96
     Reporting Requirements......    96
  Federal Income Tax Consequences
     for Certificates as to Which
     No REMIC Election is Made...    97
     General.....................    97
     Tax Status..................    97
     Premium and Discount........    98
     Recharacterization of
       Servicing Fees............    99
     Sale or Exchange of
       Certificates..............   100
     Stripped Certificates.......   100
     Reporting Requirements and
       Backup Withholding........   103
     Taxation of Certain Foreign
       Investors.................   104
State Tax Considerations.........   104
Plan of Distribution.............   104
Use of Proceeds..................   106
Financial Information............   106
Legal Matters....................   106
Rating...........................   106
Reports to Certificateholders....   106
Incorporation of Certain
  Information by Reference.......   107
Where You Can Find More
  Information....................   107
Index to Defined Terms...........   108

                                SUMMARY OF TERMS

- This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES

ISSUER

     Each series of mortgage pass-through certificates will be issued by a separate trust fund. Each series of certificates will be issued under a separate pooling and servicing agreement to be entered into with respect to the series.

DEPOSITOR

     Banc of America Funding Corporation will serve as the depositor for each trust fund under the related pooling and servicing agreement. The depositor is an indirect subsidiary of Bank of America Corporation.

SELLER

     The depositor will acquire the collateral that will serve as security for a series from one or more sellers. A seller may be an affiliate of the depositor and/or a servicer.

SERVICER

     One or more entities named in the applicable prospectus supplement will service the mortgage loans held by a trust fund. A servicer may be an affiliate of the depositor and/or a seller.

MASTER SERVICER

     If there is more than one servicer for a trust fund, the related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, a servicer and/or a seller.

     For ease of understanding, this prospectus uses the term "Master Servicer" to describe rights and duties that may be handled by a servicer if there is only one servicer for a series.

TRUSTEE

     A trustee for the trust fund for a series will be named in the applicable prospectus supplement.

TRUST FUND ASSETS

     Each Trust Fund will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

     - mortgage loans, or mortgage-backed securities or mortgage certificates that are secured by mortgage loans;

     - any real estate acquired through foreclosure of a mortgage loan;

     - any credit enhancement device;

     - amounts on deposit in the collection account or the distribution account maintained for the trust fund; and

     - any other assets described in the related prospectus supplement.

     If specified in the related prospectus supplement, the master servicer or another party may retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

     The related prospectus supplement will specify the cut-off date after which the trust fund is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

MORTGAGE LOANS

     The mortgage loans in a trust fund:

     - will be secured by first liens on fee simple or leasehold interests in one- to four- family properties;

     - may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

     - may be secured by second homes or investor properties;

     - may be conventional loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal Housing Authority or partially guaranteed by the Veterans' Administration; and

     - will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     The payment terms on the mortgage loans may include one or more of the following types of provisions:

     - interest may be paid at a fixed or an adjustable rate;

     - payment of interest may be deferred and the deferred interest may be added to the outstanding principal balance of the loan;

     - part of the interest may be paid by a party other than the borrower;

     - monthly payments may consist of interest only;

     - principal may be fully amortized over the life of the loan;

     - principal may be amortized over a longer period than the life of the loan so that a substantial balloon payment is due at the maturity of the loan; and

     - monthly payments of principal and/or interest may be fixed for the life of the loan or they may change periodically.

     The mortgage loans will be:

     - acquired by the depositor from one or more sellers, either directly or indirectly through an affiliate of the depositor;

     - originated by entities that may be affiliates of the depositor and/or a seller; and

     - underwritten to the standards described in this prospectus and the applicable prospectus supplement.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans and other property included in a Trust Fund.

MORTGAGE CERTIFICATES

     The mortgage certificates in a trust fund may include:

     - Fannie Mae mortgage pass-through certificates;

     - Freddie Mac mortgage pass-through certificates;

     - Ginnie Mae mortgage pass-through certificates; or

     - Private mortgage pass-through certificates or mortgage-backed debt securities.

     Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage certificates for a series in detail including the underlying collateral and any credit enhancement for the mortgage certificates.

THE CERTIFICATES

     Each certificate of a series will represent an ownership interest in a trust fund or in specified monthly payments with respect to that trust fund. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to either:

     - principal and interest payments in respect of the related mortgage loans;

     - principal distributions, with no interest distributions;

     - interest distributions, with no principal distributions; or

     - other distributions as are described in the applicable prospectus supplement.

INTEREST DISTRIBUTIONS

     With respect to each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates, after netting out servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

     Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding certificate balance or notional amount.

PRINCIPAL DISTRIBUTIONS

     With respect to a series of certificates, principal payments, including prepayments, on the related mortgage loans will be passed through to holders of the certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

DISTRIBUTION DATES

     Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

     Distributions on certificates may be made monthly, quarterly or semi-annually, as specified in the prospectus supplement.

RECORD DATES

     Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

SUBORDINATION

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

     Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

     - the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

     - the right of holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates;

     - the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans; and/or

     - any other method specified in the related prospectus supplement.

     However, subordination does not provide full assurance that there will be no losses on the senior certificates.

OTHER TYPES OF CREDIT ENHANCEMENT

     If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

     - special hazard insurance policy

     - FHA insurance or a VA guarantee

     - mortgage pool insurance policy

     - reserve fund

     - letter of credit

     - over-collateralization

     - bankruptcy bond

     - limited guarantee

     - financial guaranty insurance policy

     - surety bond

     - cross-support

     Any credit support will be described in the applicable prospectus supplement.

ADVANCES OF DELINQUENT PAYMENTS

     If specified in the related prospectus supplement, the master servicer will be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement.

     If specified in the related prospectus supplements, the trustee or another entity will be required to make advances if the master servicer fails to do so. Any obligation to make advances may be subject to limitations described in the related prospectus supplement. Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

FORMS OF CERTIFICATES

     The certificates will be issued either:

     - in book-entry form through the facilities of The Depository Trust Company; or

     - in definitive, fully-registered, certificated form.

     If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in your certificates, except under extraordinary circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights with respect to book-entry certificates generally may be exercised only through The Depository Trust Company and its participating organizations.

OPTIONAL TERMINATION

     If specified in the prospectus supplement with respect to a series, to effect an early termination of the related trust fund, all, but not less than all, of the mortgage loans in that trust fund and any property acquired with respect to the mortgage loans, may be purchased by the master servicer, the depositor or another person identified in the related prospectus supplement. Any purchase must be made at the time, in the manner and at the price specified in the prospectus supplement.

     Exercise of the right of purchase will result in the early retirement of the certificates of that series.

TAX STATUS

     The treatment of the certificates for federal income tax purposes will depend on:

     - whether a REMIC election is made with respect to a series of certificates;

     - if a REMIC election is made, whether the certificates are regular interests or residual interests; and

     - whether the certificates are interests in a trust fund treated as a grantor trust

BENEFIT PLAN CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

LEGAL INVESTMENT

     Certain classes of certificates that are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating agency may constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as those classes sustain that rating. Any classes of certificates that constitute "mortgage related securities" under this act will be specified in your prospectus supplement.

RATING

     Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally-recognized statistical rating organization.

     - A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

     - Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

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RISK FACTORS
--------------------------------------------------------------------------------

     Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement under "Risk Factors." We believe all of these items describe the principal factors that make an investment in the certificates of a series speculative or risky.

LIMITED LIQUIDITY FOR CERTIFICATES MAY AFFECT YOUR ABILITY TO RESELL
CERTIFICATES

     The liquidity of your certificates may be limited. You should consider that:

     - a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the certificates of any series;

     - the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be obligated to do so; and

     - unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

     As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (like certificates that receive only payments of principal or certificates that receive only payments of interest) will experience illiquidity.

LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

     Except for any related credit enhancement described in the applicable prospectus supplement:

     - the mortgage loans included in the related trust fund will be the sole source of payments on the certificates of a series;

     - the certificates of any series will not represent an interest in or obligation of the depositor, any originator, the master servicer, the trustee or any of their affiliates; and

     - neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, any originator, the master servicer, the trustee, any of their affiliates or, except to the extent described in the related prospectus supplement, any other person.

     Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

     Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

     - subordination of other classes of certificates of the same series;

     - a limited guarantee;

     - a financial guaranty insurance policy;

     - a surety bond;

     - a letter of credit;

     - a mortgage pool insurance policy;

     - a special hazard insurance policy;

     - a mortgagor bankruptcy bond;

     - a reserve fund; and

     - cross-support.

See "Credit Enhancement."

     Regardless of the form of credit enhancement provided:

     - the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule of formula;

     - the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

     - all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

     If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

     The rating of any class of certificates by a rating agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit enhancement provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

     Neither the depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

     See "Credit Enhancement."

REAL ESTATE MARKET CONDITIONS AFFECT MORTGAGE LOAN PERFORMANCE

     An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

     Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the master servicer's servicing portfolio, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans in a trust fund and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

     If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Funds -- The Mortgage Loans."

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

     In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing Agreement -- Hazard Insurance," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing Agreement -- Hazard Insurance."

     The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust fund.

     The mortgage loans underlying a series of certificates may be concentrated in certain regions. A high concentration in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities that do not have a similar concentration. See "Prepayment and Yield Considerations."

UNPREDICTABILITY OF PREPAYMENTS ON ASSETS MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF CERTIFICATES

     The yield on the certificates of each series will depend in part on the rate of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. The yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

     - the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

     - the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

     The rate of prepayments on mortgage loans is influenced by a number of factors, including:

     - prevailing mortgage market interest rates;

     - local and national economic conditions;

     - homeowner mobility; and

     - the ability of the borrower to obtain refinancing.

     In addition, your yield may be adversely affected:

     - by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations if the interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement;

     - if losses on the mortgage loans in the related trust fund are allocated to your certificates; and

     - to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund.

     Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

     See "Prepayment and Yield Considerations."

BANKRUPTCY OF THE DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON MORTGAGE LOANS

     Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these insolvency laws. However, the transactions contemplated by this prospectus and by the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under insolvency laws by the depositor is unlikely and filings by a seller which is an affiliate of the depositor from whom the depositor acquires the mortgage loans should not result in consolidation of the assets and liabilities of the depositor with those of that seller. These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of a seller.

     Each seller will transfer its related mortgage loans to the depositor and the depositor will transfer the mortgage loans to the related trust fund. If a seller were to become a debtor in a bankruptcy case, a creditor, trustee or the debtor itself may take the position that the contribution or transfer of the mortgage loans by the seller to the depositor should be characterized as a pledge of those mortgage loans to secure a borrowing of the seller, with the result that the depositor is deemed to be a creditor of the seller, secured by a pledge of the applicable mortgage loans. If an attempt of this type were successful, delays in payments of collections on the mortgage loans could occur or reductions in the amount of payments could result, or a trustee in bankruptcy could elect to accelerate payment of the obligation to the depositor and liquidate the mortgage loans.

OWNERS OF BOOK-ENTRY CERTIFICATES ARE NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS OF CERTIFICATES

     If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as "certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust Company and its participating organizations. See "Description of Certificates -- Book-Entry Form."

CASH FLOW AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK

     The assets of a trust fund may, if specified in the related prospectus supplement, include agreements, such as interest rate swap, cap, floor or similar agreements which will require the provider of this type of agreement to make payments to the trust fund under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust estate to make payments on the certificates will be subject to the credit risk of the provider of the agreement. The prospectus supplement for a series of certificates will describe any mechanism, such as the payment of "breakage fees," that may exist to facilitate replacement of the agreement upon the default or credit impairment of the related provider. However, there can be no assurance that any mechanism will result in the ability of the master servicer or the trustee to obtain a replacement agreement.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     - regulate interest rates and other charges;

     - require certain disclosures;

     - require licensing of mortgage loan originators;

     - prohibit discriminatory lending practices;

     - regulate the use of consumer credit information; and

     - regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     - may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

     - may entitle the borrower to a refund of amounts previously paid; and

     - could subject a servicer to damages and administrative sanctions.

     See "Certain Legal Aspects of the Mortgage Loans."

     In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render a mortgage loan unenforceable and/or the lien on the mortgage property invalid. There are also similar risks involved in servicing these mortgage loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

     See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" and
" -- Texas Home Equity Loans."

INCREASED RISK OF LOSS IF DELINQUENT MORTGAGE LOANS ARE ASSETS OF A TRUST FUND

     A portion of the mortgage loans in a trust fund may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust fund may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, credit enhancement for such a series of certificates may not cover the related losses.

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THE TRUST FUNDS
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GENERAL

     The trust fund (the "TRUST FUND") for each series will be held by the trustee named in the related prospectus supplement (the "TRUSTEE") for the benefit of the related certificateholders. Each Trust Fund will consist of a mortgage pool comprised of mortgage loans (the "MORTGAGE LOANS") and/or mortgage-backed securities (the "MORTGAGE CERTIFICATES" and, together with the Mortgage Loans, the "MORTGAGE ASSETS") together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement. The Mortgage Assets in a Trust Fund will consist of Mortgage Loans and/or Mortgage Certificates, as specified in the related prospectus supplement.

     The certificates (the "CERTIFICATES") will be entitled to payment from the assets of the related Trust Fund or other assets pledged for the benefit of the certificateholders as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other Trust Fund established by Banc of America Funding Corporation (the "DEPOSITOR").

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially is offered (the "CLOSING DATE"), more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the Closing Date and to be filed with the Securities and Exchange Commission within fifteen days after the Closing Date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS

General

     The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Payment Provisions of the Mortgage Loans

     The Mortgage Loans in a Trust Fund will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related prospectus supplement and may include any of the following features or combination of other features described in the related prospectus supplement:

          (1) Interest may be payable at:

        - a fixed rate;

        - a rate adjustable from time to time in relation to an index;

        - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate;

        - a rate that otherwise varies from time to time; or

        - a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to:

        - periodic limitations;

        - maximum rates;

        - minimum rates; or

        - a combination of these limitations.

     Accrued interest may be deferred and added to the principal of a loan for the periods and under circumstances as may be specified in the related prospectus supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

          (2) Principal may:

        - be payable on a level debt service basis to fully amortize the loan over its term;

        - be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity;

        - be calculated on the basis of an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term;

        - have payment terms where payment of all or a substantial portion of the principal may be due on maturity; or

        - include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (3) Monthly payments of principal and interest may:

        - be fixed for the life of the loan;

        - increase over a specified period of time; or

        - change from period to period.

     Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (4) The Mortgage Loans generally may be prepaid at any time. If specified in the related prospectus supplement, prepayments of principal will be subject to a prepayment fee, which may:

        - be fixed for the life of any Mortgage Loan or

        - decline over time, and

        - be prohibited for the life of any Mortgage Loan or for certain periods.

     Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

          (5) The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting applicable underwriting standards.

     A Trust Fund may contain certain Mortgage Loans ("BUYDOWN LOANS"), which include provisions allowing the entity that sold the Mortgage Loans to the Depositor (the "SELLER") or a third party to partially subsidize the monthly payments of the mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "BUYDOWN FUND") contributed by the Seller or third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. If this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     A Trust Fund may contain certain Mortgage Loans evidenced by installment sale contracts for the sale of mortgaged properties or deeds to secure debt pursuant to which the borrower promises to pay the amount due to the lender with fee title to the related mortgaged property held by the lender until the borrower has made all of the payments required pursuant to such land sale contract, at which time fee title is conveyed to the borrower.

     Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the appraised value is either:

          (i) the lesser of:

             (a) the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

             (b) the sales price for such property,

     except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value determined in an appraisal obtained at the time of refinancing; or

          (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

Mortgage Loan Information in Prospectus Supplement

     Each prospectus supplement for a series representing interests in a Trust Fund that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Depositor, with respect to the Mortgage Loans contained in the Trust Fund, including:

     - the number of Mortgage Loans;

     - the geographic distribution of the Mortgage Loans;

     - the aggregate principal balance of the Mortgage Loans;

     - the types of dwelling constituting the mortgaged properties;

     - the longest and shortest scheduled term to maturity;

     - the maximum principal balance of the Mortgage Loans;

     - the maximum loan-to-value ratio of the Mortgage Loans at origination or such other date specified in the related prospectus supplement;

     - the maximum and minimum interest rates on the Mortgage Loans; and

     - the aggregate principal balance of nonowner-occupied mortgaged properties.

Single Family and Cooperative Loans

     Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties or other Mortgage Loans specified in the related prospectus supplement. If so specified, the Mortgage Loans may include cooperative loans secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

     The mortgaged properties relating to single family mortgage loans will consist of:

     - detached or semi-detached one-family dwelling units;

     - two- to four-family dwelling units;

     - townhouses;

     - rowhouses;

     - individual condominium units;

     - individual units in planned unit developments; and

     - certain other dwelling units.

     The mortgaged properties may include:

     - vacation homes;

     - second homes;

     - investment properties; and

     - leasehold interests.

     In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, or other term specified in the related prospectus supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

Substitution of Mortgage Loans

     Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Loan or if the documentation with respect to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Fund.

MORTGAGE CERTIFICATES

     A Trust Fund that contains Mortgage Certificates will have either GNMA Certificates, Freddie Mac Certificates, Fannie Mae Certificates, Private Certificates or a combination of any of those types of Mortgage Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated Sellers.

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool. GNMA, Freddie Mac, Fannie Mae or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any issuer may issue certificates representing interests in mortgage loans having characteris-tics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Fund (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those Mortgage Certificates.

GNMA

     The Government National Mortgage Association ("GNMA") is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA LOANS") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

GNMA Certificates

     All of the GNMA Certificates (the "GNMA CERTIFICATES") will be mortgage-backed certificates issued and serviced by GNMA- or Fannie Mae-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related prospectus supplement, at least 90% by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of that GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates included in a Trust Fund may be issued under either or both of the GNMA I program ("GNMA I CERTIFICATES") and the GNMA II program ("GNMA II CERTIFICATES"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying the GNMA Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on the GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make the payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. If no payment is made by such servicer and the servicer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain the payment. The registered holder of the GNMA Certificates included in a Trust Fund is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to the GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Freddie Mac

     The Federal Home Loan Mortgage Corporation ("FREDDIE MAC") is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests in conventional mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

     Freddie Mac Certificates ("FREDDIE MAC CERTIFICATES") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac. Mortgage loans underlying the Freddie Mac Certificates included in a Trust Fund will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one- to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

     Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Freddie Mac Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Fannie Mae

     Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition,

Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

Fannie Mae Certificates

     Fannie Mae Certificates ("FANNIE MAE CERTIFICATES") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Fannie Mae Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related prospectus supplement.

Private Certificates

     Private Certificates ("PRIVATE CERTIFICATES") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the "UNDERLYING LOANS") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all of those distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC AGREEMENT") with the trustee under that PC Agreement (the "PC TRUSTEE"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC SERVICER").

     The sponsor of the Private Certificates (the "PC SPONSOR") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

     The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be through affiliates.

     The prospectus supplement for a series for which the Trust Fund includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

     - the aggregate approximate principal amount and type of the Private Certificates to be included in the Trust Fund;

     - certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

        - the payment features of such underlying mortgage loans;

        - the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

        - the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

        - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     - the maximum original term-to-stated maturity of the Private Certificates;

     - the weighted average term-to-stated maturity of the Private Certificates;

     - the pass-through or certificate rate of the Private Certificates;

     - the weighted average pass-through or certificate rate of the Private Certificates;

     - the PC Sponsor, the PC Trustee and the PC Servicer;

     - certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates themselves;

     - the terms on which the underlying mortgage loans for the Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and

     - the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

DISTRIBUTION ACCOUNT

     The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "DISTRIBUTION ACCOUNT") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

     - each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

     - the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

     - the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

     - the reinvestment income, if any.

     The pooling and servicing agreement for a series may authorize the Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Section 860G(a)(5) of the Code in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the Distribution Account generally will belong to the Trustee.

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DESCRIPTION OF CERTIFICATES
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     Each series of Certificates will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Seller (if so provided in the related prospectus supplement), the Trustee and a master servicer (the "MASTER SERVICER"). A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

GENERAL

     The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Fund of assets consisting primarily of Mortgage Assets. Unless otherwise specified in the related prospectus supplement, the Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate of those parties. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

     Each series of Certificates will be issued in one or more classes. Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

     - prior to one or more other classes;

     - after the occurrence of specified events;

     - in accordance with a schedule or formula;

     - on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund; or

     - on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

DEFINITIVE FORM

     Certificates of a series that are issued in fully-registered, certificated form are referred to as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

BOOK-ENTRY FORM

     Certificates of a series that are issued in book-entry form are referred to as "BOOK-ENTRY CERTIFICATES." Each class of the Book-Entry Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "certificateholder" of those Certificates; as those terms are used in this prospectus. No person acquiring an interest in a Book-Entry Certificate (a "BENEFICIAL OWNER") will be entitled to receive a Definitive Certificate representing their interest in the Book-Entry Certificate, except as set forth below. Unless Definitive Certificates are issued under the limited circumstances described, all references to actions taken by certificateholders, in the case of the Book-Entry Certificates, shall refer to actions taken by DTC upon instructions from its DTC Participants, and all references to distributions, notices, reports and statements to certificateholders, in the case of the Book-Entry Certificates, shall refer to distributions, notices, reports and statements to DTC, as the registered holder of the Book-Entry Certificates for distribution to Beneficial Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities

Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC PARTICIPANTS").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward those distributions to its DTC Participants, which then will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Master Servicer or any paying agent as certificateholders, as that term is used in the pooling and servicing agreement, and Beneficial Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its DTC Participants.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to Cede & Co., as nominee for DTC.

     DTC has advised the Depositor that it will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take actions with respect to specified voting interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence these specified voting interests. DTC may take conflicting actions with respect to voting interests if DTC Participants whose holdings of Book-Entry Certificates evidence the voting interests authorize divergent action.

     None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only:

     - if the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee or the Depositor, as specified in the pooling and servicing agreement, is unable to locate a qualified successor;

     - if the Depositor or the Master Servicer as applicable, elects to terminate the book-entry system through DTC;

     - if, after the occurrence of an event of default under the pooling and servicing agreement, Beneficial Owners representing not less than 51% of the voting rights of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC is no longer in the Beneficial Owners' best interest; or

     - under other circumstances described in the related prospectus supplement.

     Upon the occurrence of any event described above, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates then will apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS

     Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement (each, a "DISTRIBUTION DATE"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

     The Trustee will distribute principal of and interest on the Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Fund for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement and required to be deposited, directly into the Distribution Account. These funds will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of such series on the next Distribution Date. See "The Trust Funds -- Distribution Account" and "The Pooling and Servicing Agreement -- Payments on Mortgage Loans."

Interest

     Interest will accrue on the aggregate certificate principal balance (or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) during each interest accrual period specified in such prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class certificate balance of that class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those Certificates is reduced to zero or for the period of time designated in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each Notional Amount Certificate that is not entitled to distributions allocable to principal will be based on the notional amount of that Notional Amount Certificate. The notional amount of a Notional Amount Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related prospectus supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Trustee will begin distributing interest on each class of Accrual Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class certificate balance of each class of Accrual Certificates. Any class of Accrual Certificates then will accrue interest on its outstanding class certificate balance as adjusted.

Principal

     Unless otherwise specified in the related prospectus supplement, the class certificate balance of any class of Certificates entitled to distributions of principal will be the original class certificate balance of that class of Certificates specified in the prospectus supplement, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a series (except for IO Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial aggregate certificate balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee will distribute these funds pro rata among the Certificates of each class then entitled to receive principal distributions.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                PRINCIPAL TYPES

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
ACCRETION DIRECTED CERTIFICATES......  A class of Certificates that receives principal payments from amounts that otherwise would be distributed as interest on specified Accrual Certificates. These principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Assets or other assets of the Trust Fund for the related series.
COMPANION CERTIFICATES OR SUPPORT
  CERTIFICATES.......................  A class of Certificates that receives principal payments on a Distribution Date only if scheduled payments have been
                                       made on specified Planned Amortization Certificates,
                                       Targeted Amortization Certificates and/or Scheduled
                                       Amortization Certificates.
COMPONENT CERTIFICATES...............  A class of Certificates consisting of two or more specified components, as described in the applicable prospectus
                                       supplement. The components of a class of Component
                                       Certificates may have different principal and/or interest
                                       payment characteristics but together constitute a single
                                       class and do not represent several interests. Each component of a class of Component Certificates may be identified as
                                       falling into one or more of the categories in this chart.
LOCKOUT CERTIFICATES.................  A class of Senior Certificates that is locked out of or is designed not to participate in or to participate to a
                                       limited extent in, for a specified period, the receipt of
                                       (1) principal prepayments on the Mortgage Loans that are
                                       allocated disproportionately to the classes of Senior
                                       Certificates of the series as a group under a "shifting
                                       interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the classes of
                                       Senior Certificates of the series as a group. A class of
                                       Lockout Certificates typically will not receive
                                       distributions of principal prepayments and/or scheduled
                                       principal payments, as applicable, for a period of several years, during which time all or a portion of the principal payments that it would otherwise receive in the absence of a
                                       "lockout" structure will be distributed in reduction of the principal balances of other Senior Certificates. Lockout
                                       Certificates are designed to minimize their weighted average life volatility during the lockout period.
NOTIONAL AMOUNT CERTIFICATES.........  A class of Certificates having no principal balance and bearing interest on the related notional amount. The
                                       notional amount is a hypothetical amount used for
                                       calculating interest distributions.

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
PASS-THROUGH CERTIFICATES............  A class of Senior Certificates that receives a specified percentage of the principal payments that are distributable to the Senior Certificates or a group of Senior
                                       Certificates, other than any Ratio Strip Certificates, in
                                       the aggregate on a Distribution Date and that is not a class of Sequential Pay Certificates.
PLANNED AMORTIZATION CERTIFICATES OR
  PAC CERTIFICATES...................  A class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the class of
                                       Planned Amortization Certificates. The Planned Amortization
                                       Certificates in any series may be subdivided into different categories such as Planned Amortization Certificates I ("PAC
                                       I"), Planned Amortization Certificates II ("PAC II") and so
                                       forth which are derived using different structuring ranges.
                                       A class of PAC Certificates is designed to provide
                                       protection against prepayments occurring at a constant rate within the structuring range.
RATIO STRIP CERTIFICATES.............  A class of Certificates that receives a constant proportion, or "ratio strip," of the principal payments on the Mortgage
                                       Assets.
SCHEDULED AMORTIZATION
  CERTIFICATES.......................  A class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a class of Planned
                                       Amortization Certificates or Targeted Amortization
                                       Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment
                                       rate for the Mortgage Assets. In the case of two constant
                                       rates, these two rates are the endpoints for the
                                       "structuring range" for the class of Scheduled Amortization
                                       Certificates and the range generally is narrower than that for a class of Planned Amortization Certificates. Typically, the Support Certificates for the applicable series of
                                       Certificates generally will represent a smaller percentage of a class of Scheduled Amortization Certificates than the
                                       Support Certificates generally would represent in relation to a Planned Amortization Certificate or a Targeted
                                       Amortization Certificate. A Scheduled Amortization
                                       Certificate generally is less sensitive to prepayments than a Support Certificate, but is more sensitive than a class of
                                       Planned Amortization Certificates or Targeted Amortization
                                       Certificates.
SENIOR CERTIFICATES..................  A class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the classes of Subordinated Certificates.
SEQUENTIAL PAY CERTIFICATES..........  A class of Certificates that receives principal payments in a prescribed sequence, that does not have predetermined a
                                       principal balance schedule and that, in most cases, is
                                       entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A class of Sequential Pay
                                       Certificates may receive payments of principal concurrently with one or more other classes of Sequential Pay
                                       Certificates. A single class that is entitled to receive
                                       principal payments before or after all other classes in the same series of Certificates may be identified as a
                                       Sequential Pay Certificate.

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
SUBORDINATED CERTIFICATES............  A class of Certificates that receives payments of principal and interest on each Distribution Date only after the Senior
                                       Certificates and classes of Subordinated Certificates with higher priority of distributions have received their full
                                       principal and interest entitlements.
SUPER SENIOR CERTIFICATES............  A class of Senior Certificates that will not bear its share of certain losses, after the Subordinated Certificates are no longer outstanding, for so long as one or more specified classes of Senior Certificates are outstanding.
SUPER SENIOR SUPPORT CERTIFICATES....  A class of Senior Certificates that bears certain losses that otherwise would have been allocated to a class of Super
                                       Senior Certificates.
TARGETED AMORTIZATION CERTIFICATES OR
  TAC CERTIFICATES...................  A class of Certificates that receives principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the Mortgage
                                       Assets. A class of TAC Certificates is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment used to derive the principal
                                       balance schedule for that class.

                                          INTEREST TYPES
ACCRUAL CERTIFICATES.................  A class of Certificates that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added to the principal balance of the class on each applicable Distribution Date. The accretion may continue
                                       until some specified event has occurred or until the class of Accrual Certificates is retired.
FIXED-RATE CERTIFICATES..............  A class of Certificates with an interest rate that is fixed throughout the life of the class.
FLOATING-RATE CERTIFICATES...........  A class of Certificates with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
INTEREST-ONLY CERTIFICATES OR IO
  CERTIFICATES.......................  A class of Certificates that receives some or all of the interest payments made on the Mortgage Assets and little or no principal. Interest-Only Certificates have either a
                                       nominal principal balance or a notional amount. A nominal
                                       principal balance represents actual principal that will be paid on the Certificates. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the
                                       amount of interest due on a class of Interest-Only
                                       Certificates that is not entitled to any distributions in
                                       respect of principal.
INVERSE FLOATING-RATE CERTIFICATES...  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                                       changes in the index. The interest rate for a class of
                                       Inverse Floating-Rate Certificates typically will vary
                                       inversely with changes in the interest rate on a class of
                                       Floating-Rate Certificates in the same series.
PRINCIPAL-ONLY CERTIFICATES OR PO
  CERTIFICATES.......................  A class of Certificates that does not bear interest and is entitled to receive only distributions in respect of
                                       principal.

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
STEP COUPON CERTIFICATES.............  A class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of
                                       time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.
VARIABLE RATE CERTIFICATES...........  A class of Certificates with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Assets.

RESIDUAL CERTIFICATES

     A series of REMIC Certificates will include a class of Residual Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate principal balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Fund and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Fund. Some or all of the Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual Certificates, will be set forth in the related prospectus supplement. If Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of such series in transactions exempt from registration under the Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Fund.

ADVANCES

     The Master Servicer may be required to advance, on or prior to any Distribution Date, from its own funds and/or funds held in the Collection Account for future distributions an amount up to the aggregate of interest and principal installments on the Mortgage Loans due and payable on the Due Date in any month and delinquent on the close of business on the following Determination Date (each payment, an "ADVANCE"). The Master Servicer may be obligated to make Advances only if the Advance, in the judgment of the Master Servicer made on the Determination Date, will be reimbursable from late payments made by borrowers, payments under any primary mortgage insurance policy or other form of credit support or proceeds of liquidation. Any Master Servicer funds advanced are reimbursable to the Master Servicer from cash in the Collection Account if the Master Servicer determines that any Advances previously made are not ultimately recoverable from the sources described above.

     Advances are made to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are from funds being held for future distribution to certificateholders, the Master Servicer will replace those funds on or before any future Distribution Date if funds in the Collection Account on that Distribution Date would be less than the amount required to be available for distributions to certificateholders.

     The Master Servicer may also be obligated to make Advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the Master Servicer or the Trustee will furnish to each certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

          (i) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

         (ii)  the amount of the distribution allocable to interest;

        (iii)  the amount of any Advance;

         (iv) the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to certificateholders;

          (v) the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

         (vi) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

        (vii)  the number and aggregate principal balances of Mortgage Loans
               (A) delinquent and not in foreclosure, and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date;

       (viii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (ix) if applicable, the amount remaining in any reserve fund at the close of business on the Distribution Date;

          (x) the pass-through rate for each class as of the day prior to the preceding Distribution Date; and

         (xi) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each certificateholder of record at any time during that calendar year a report:

     - as to the aggregate of amounts reported pursuant to clauses (i) and (ii) for that calendar year or, if a person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

     - other customary information as is necessary or desirable for certificateholders to prepare their tax returns.

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CREDIT ENHANCEMENT
--------------------------------------------------------------------------------

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of any one or more of the following:

     - limited financial guaranty policy issued by an entity named in the related prospectus supplement;

     - the subordination of one or more classes of Certificates of a series;

     - the establishment of one or more reserve funds;

     - the use of a cross-support feature;

     - use of a mortgage pool insurance policy;

     - bankruptcy bond;

     - special hazard insurance policy;

     - surety bond;

     - letters of credit; or

     - overcollateralization of one or more classes of the Certificates of a series.

Unless otherwise specified in the related prospectus supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Funds. If applicable, the related prospectus supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of such series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate

Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in such related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior Certificates and subordinate Certificates through a cross support mechanism or otherwise.

     As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

     - in the order of their scheduled final distribution dates;

     - in accordance with a schedule or formula;

     - in relation to the occurrence of events; or

     - otherwise, as specified in the related prospectus supplement.

SURETY BONDS

     If specified in the related prospectus supplement, credit enhancement with respect to one or more classes of Certificates of a series may be provided by one or more surety bonds. Subject to certain conditions and limitations, a surety bond will guaranty payments of all or limited amounts of principal and interest due. The coverage, amount and terms of any reduction in coverage provided by a surety bond will be described in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a mortgage pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained from the insurer named in the prospectus supplement. Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

FRAUD WAIVER

     If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of such fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the related Trust Fund from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. Coverage under a bankruptcy bond may be cancelled or reduced with rating agency approval. The principal terms of any such coverage will be set forth in the prospectus supplement.

RESERVE FUND

     If so specified in the related prospectus supplement, credit enhancement for a series of Certificates may be provided by one or more reserve funds being established in trust with the Trustee. The related prospectus supplement will specify whether a reserve fund will be included in the Trust Fund for a series.

     The Reserve Fund for a series will be funded:

     - by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these instruments in the aggregate amount specified in the related prospectus supplement;

     - by the deposit from time to time of certain amounts, as specified in the related prospectus supplement, to which subordinate certificateholders, if any, would otherwise be entitled; or

     - in any other manner specified in the related prospectus supplement.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which such class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such class has no interest. The related prospectus supplement for a series that includes a cross support feature will describe the specific operation of such cross support feature.

CASH FLOW AGREEMENTS

     If specified in the related prospectus supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of Certificates will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any of these agreements, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to termination, will be described in the prospectus supplement for the related series of Certificates. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any Cash Flow Agreement.

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PREPAYMENT AND YIELD CONSIDERATIONS
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     The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

FACTORS AFFECTING PREPAYMENT

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

     The Mortgage Loans may be partially or fully repaid at any time. The Mortgage Loans generally will not provide for a prepayment penalty unless otherwise specified in the related prospectus supplement. Fixed-rate Mortgage Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related mortgaged property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related mortgaged property.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

EFFECT OF PRINCIPAL PREPAYMENTS

     When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide, that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and
(ii) all or a portion of the Master Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Unless otherwise specified in a prospectus supplement, no comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinated certificateholders or any other credit support arrangements.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable prospectus supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial certificate balance of each class expected to be outstanding after each of the dates shown in each table. Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Fund, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Fund, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors, housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

     The Seller or Depositor, as specified in the related prospectus supplement, will be obligated, under certain circumstances, to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Fund under the limited conditions specified in such prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets in the Trust Fund) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing
Agreement -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates." Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

SCHEDULED DELAYS IN DISTRIBUTIONS

     Upon the issuance of Certificates of a series, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the 25th day (or the next business day, if the 25th is not a business day) of the month in which that due date occurs.

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THE DEPOSITOR
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     Banc of America Funding Corporation (formerly known as NationsBanc Montgomery Funding Corp.), a Delaware corporation (the "DEPOSITOR"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of America Corporation. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

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USE OF PROCEEDS
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     The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

     - to purchase the Mortgage Assets related to that series; or

     - to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

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MORTGAGE PURCHASE PROGRAM
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     Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Fund. The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

     The Depositor will purchase Mortgage Loans either directly or indirectly from approved Sellers, which may be affiliates of the Depositor or the Master Servicer. The Depositor has approved (or will approve) individual institutions as eligible Sellers by applying certain criteria, including the Seller's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Sellers that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as Sellers of Mortgage Loans.

     Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

     Certain states where the mortgaged properties may be located are "anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

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THE POOLING AND SERVICING AGREEMENT
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     Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus. When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and Exchange Commission as part of the registration statement of which this prospectus is a part.

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

Assignment of Mortgage Loans

     At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement (the "CUT-OFF DATE"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee as to each Mortgage Loan, among other things:

     - the mortgage note endorsed without recourse in blank or to the order of the Trustee;

     - the mortgage, deed of trust or similar instrument with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the Depositor, unless otherwise specified in the related prospectus supplement, will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of that mortgage was delivered to the recording office;

     - an assignment of the mortgage to the Trustee, which assignment will be in recordable form; and

     - any other security documents as may be specified in the related prospectus supplement or the related pooling and servicing agreement.

Despite these requirements, a Trust Fund may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans.

     In lieu of the delivering requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any Mortgage Loans that are cooperative loans, the Depositor will cause to be delivered to the Trustee;

     - the related original cooperative note endorsed without recourse in blank or to the order of the Trustee;

     - the original security agreement;

     - the proprietary lease or occupancy agreement;

     - the recognition agreement;

     - an executed financing agreement and the relevant stock certificate;

     - related blank stock powers; and

     - any other document specified in the related prospectus supplement.

The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

     The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. Unless otherwise specified in the related prospectus supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Seller will replace the Mortgage Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates -- Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a mortgage loan document.

     Any restrictions on such substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Depositor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Sellers, the Master Servicer, the subservicers or the Depositor. With respect to any Mortgage which has been recorded in the name of MERS or its designee, however, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Assignment of Mortgage Certificates

     The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage Certificate in the manner described in the related prospectus supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related prospectus supplement, the Depositor will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the Seller and the Depositor. Under certain circumstances the Seller may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Seller in the mortgage loan sale agreement.

     In the mortgage loan sale agreement or, if a party thereto, the pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans, the Seller will represent and warrant, unless otherwise specified in the related prospectus supplement, among other things, that:

     - the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

     - at the time of transfer the Seller had good title to the Mortgage Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

     - as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

     - a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect;

     - if a primary mortgage insurance policy is required with respect to such Mortgage Loan, the policy is valid and remains in full force and effect as of the Closing Date;

     - as of the Closing Date, each Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related mortgaged property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

        - liens for current real property taxes and special assessments;

        - covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal; and

        - other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

     - as of the Closing Date, each mortgaged property is free of damage and is in good repair;

     - as of the time each Mortgage Loan was originated, the Mortgage Loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and

     - as of the Closing Date, there are no delinquent tax or assessment liens against any mortgaged property.

     If the Seller discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Seller will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any mortgaged property acquired in respect of a loan, on the terms set forth above under "-- Assignment of Mortgage Loans to the Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders and the Trustee for any breach.

SERVICING

     The Master Servicer will be responsible for servicing and administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related mortgage properties are located. The Master Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Master Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related pooling and servicing agreement. The subservicer will receive a fee for such services which will be paid by the Master Servicer out of the Servicing Fee. The Master Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice. In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Depositor or the Master Servicer).

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund an account or accounts (collectively, the "COLLECTION ACCOUNT") for the collection of payments on the related Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the Collection Account must be an account or accounts which are either:

     - maintained with a depository institution the obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of Certificates;

     - an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Company,

     - an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation to the limits established by the Federal Deposit Insurance Corporation and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, certificateholders have a claim with respect to the funds in the account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

     - an account or accounts otherwise acceptable to the applicable rating agency.

     The collateral eligible to secure amounts in the Collection Account is limited to eligible investments consisting of United States government securities and other high-quality investments. A Collection Account may be maintained as an interest-bearing account, or the funds held in a Collection Account may be invested pending each succeeding Distribution Date in eligible investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or the Seller or with a depository institution that is an affiliate of the Master Servicer or the Depositor.

     Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Collection Account for each Trust Fund on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it after the Cut-off Date (other than payments due on or before the Cut-off Date):

     - all payments on account of principal and interest (which, at its option, may be net of the servicing fee), including principal prepayments (in whole or in part);

     - all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with the liquidation;

     - all proceeds received under any primary mortgage insurance policy or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property;

     - all Advances as described herein under "Description of Certificates -- Advances";

     - all proceeds of any Mortgage Loan or property acquired in respect of any Mortgage Loan repurchased as described herein under "-- Assignment of Mortgage Loans to the Trustee" and "-- Representations and Warranties";

     - any Buydown Funds (and, if applicable, related investment earnings) required to be deposited in the Collection Account as described below;

     - all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     - any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account; and

     - all other amounts required to be deposited in the Collection Account.

     Under the pooling and servicing agreement for each series, the Master Servicer will be authorized to make the following withdrawals from the Collection Account:

     - to clear and terminate the Collection Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund;

     - to reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

     - to reimburse the Master Servicer for Advances of principal and interest from amounts received as late payments on related Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

     - to reimburse the Master Servicer from related insurance or liquidation proceeds for amounts expended by the Master Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

     - to pay to the Master Servicer its servicing fee and to the Trustee its trustee fee;

     - to reimburse the Master Servicer for Advances which the Master Servicer has determined to be otherwise nonrecoverable; and

     - to pay any expenses which were incurred and are reimbursable pursuant to the pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer is required by the related pooling and servicing agreement to make reasonable efforts to collect all payments called for under the mortgage and to follow the collection procedures it issues with respect to mortgage loans serviced by it that are similar to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion:

     - waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan; and

     - arrange with a borrower a plan of relief, other than a modification or extension of the Mortgage Loan, when appropriate rather than recommending liquidation.

This type of arrangement will be made only upon determining that the coverage of such Mortgage Loan by any primary mortgage insurance policy will not be affected.

     Under the pooling and servicing agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of an assurance that the primary mortgage insurance policy covering such Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the borrower would remain liable on the mortgage note, or a substitution of liability with respect to a Mortgage Loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the Mortgage Loan. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the interest rate borne by the related Mortgage Loan may not be changed.

     The pooling and servicing agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which borrowers deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for borrowers may be made:

     - to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items;

     - to reimburse the Master Servicer out of related assessments for maintaining hazard insurance;

     - to refund to borrower amounts determined to be overages;

     - to remit to borrower, if required, interest earned, if any, on balances in any of the escrow accounts;

     - to repair or otherwise protect the mortgaged property; and

     - to clear and terminate any of the escrow accounts.

The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

     The Master Servicer will require the borrower on each Mortgage Loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. This coverage will be in an amount at least equal to the lesser of:

     - the original principal balance of the Mortgage Loan; and

     - the replacement cost of the improvements on the mortgaged property.

As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the Master Servicer's normal servicing procedures) will be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is mainly indicative of certain kinds of uninsured risks and is not all inclusive. If any mortgaged property is located in federally-designated special flood area, the Master Servicer will require that the borrower maintain flood insurance if it is available.

     The hazard insurance policies covering the mortgaged properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss does not exceed the larger of:

     - the replacement cost of the improvements less physical depreciation; and

     - the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since residential properties historically have appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement -- Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. If, however, a cooperative and the related borrower on a cooperative loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extend not covered by other credit support.

     The Master Servicer may maintain a blanket policy insuring against hazard losses on all of the mortgaged properties in lieu of maintaining the required hazard insurance policies and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. The Master Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required hazard insurance policy or flood insurance, had it been maintained.

PRIMARY MORTGAGE INSURANCE

     If specified in the related prospectus supplement, a Mortgage Loan secured by a mortgaged property having an loan-to-value ratio in excess of 80% will have a primary mortgage insurance policy insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the mortgaged property, as specified in the related prospectus supplement.

     Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Master Servicer, on behalf of the Trust Fund, is required to present claims to the insurer under any primary mortgage insurance policy and to take such reasonable steps as are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of the Trust Fund will be deposited in the

Collection Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

RECOVERIES UNDER PRIMARY MORTGAGE INSURANCE POLICIES

     The Master Servicer will exercise its best reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the mortgaged property specified in the related prospectus supplement. The Master Servicer will pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

     The Master Servicer, on behalf of the Trust Fund, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless the Master Servicer determines:

     - that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses; and

     - that those expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, the Master Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Master Servicer with respect to that Mortgage Loan and expenses incurred by the Master Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related prospectus supplement (the "SERVICING FEE"). As principal payments are made on the Mortgage Loans, the portion of each monthly payment that represents interest will decline and, accordingly, servicing compensation to the Master Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease.

     In addition, the Master Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from borrowers.

     The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement), including payment of the fees and disbursements of the Trustee, payment of any fees for providing credit support and payment of expenses incurred in connection with distributions and reports to certificateholders of each series.

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement relating to a series of Certificates backed in whole or in part by Mortgage Loans will provide that the Master Servicer at its expense will cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that the firm has verified the mathematical accuracy of certain reports furnished by the Master Servicer to the Trustee relating to the Mortgage Loans based on information obtained from subservicers and that such review has disclosed no items of noncompliance with the provisions of the pooling and servicing agreement which, in the opinion of the firm, are material, except for items of noncompliance set forth in the report.

     Each pooling and servicing agreement will provide for delivery to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

     The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer, except upon:

     - appointment of a successor servicer and receipt by the Trustee of a letter from the applicable rating agency that the resignation and appointment will not result in the downgrading of the Certificates; or

     - determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that none of the Depositor, the Master Servicer or the Seller, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Fund or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Seller, the Master Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Seller or the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Seller or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Seller and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer will be entitled to be reimbursed from the Collection Account.

EVENTS OF DEFAULT

     Events of default by the Master Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

     - any failure by the Master Servicer to distribute to the Trustee, on behalf of certificateholders, any required payment which continues unremedied for a specified time period;

     - any failure by the Master Servicer to observe or perform in any material respects any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates; and

     - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee or holders of Certificates evidencing not less than 50% of the aggregate voting rights may terminate all of the rights and obligations of the Master Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer. Pending any appointment, the Trustee is obligated to act as successor Master Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer under the pooling and servicing agreement.

ENFORCEMENT

     No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     The pooling and servicing agreement for each series may be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee, without notice to or the consent of any certificateholder to:

     - cure any ambiguity or mistake;

     - correct a defective provision or correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

     - make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement; or

     - comply with any requirements imposed by the Code or any tax regulation.

However, no amendments (except those pursuant to the last clause) will adversely affect in any material respect the interests of any certificateholder of that series. Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series. However, no amendment of this type may:

     - reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed in respect any Certificate without the consent of the holder of the Certificate; or

     - with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all outstanding Certificates of the series.

LIST OF CERTIFICATEHOLDERS

     If the Trustee is not the certificate registrar for a series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

     The obligations of the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

     - the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate in the related Trust Fund and the disposition of all property acquired upon foreclosure of any Mortgage Loan; and

     - the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Fund created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.

     The pooling and servicing agreement for each series may permit the Master Servicer or any other entity specified in the related prospectus supplement to repurchase all remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan at a purchase price equal to no less than the principle balance of the Certificates, together with accrued and unpaid interest at the applicable pass-through rate from the last date to which interest has been paid to the first day of the month in which such repurchase occurs (subject to reduction as provided in the pooling and servicing agreement, if the purchase price is based in part on the appraised value of any property acquired in respect of a Mortgage Loan and the appraised value is less than the principal balance of the related Mortgage Loan at the time of foreclosure). The exercise of this right will effect early retirement of the Certificates of that series, but the Master Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

     The holders of the Residual Certificates of a series of REMIC Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Fund. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

     - will be part of a "qualified liquidation" as defined in Code Section 860F(a)(4)(A);

     - will not cause the REMIC to be treated as an association taxable as a corporation; and

     - will not otherwise subject the REMIC to tax.

     For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

     The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Seller, any Master Servicer and/or any subservicer.

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CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
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     The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the mortgaged property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

COOPERATIVES

     Cooperative loans are loans with respect to a residential property evidenced by a promissory note secured by a security interest in shares issued by a cooperative corporation. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of corporate shares. See "-- Foreclosure -- Cooperatives" below.

     The private, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily entered into by the cooperative in connection with the construction, rehabilitation or purchase of the cooperative's apartment building. The interests of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interests of the holder of the blanket mortgage on that building and/or underlying land. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage note, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage note given by the cooperative may not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund, the collateral securing the cooperative loans.

FORECLOSURE

Mortgages and Deeds of Trust

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See "-- Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

     Recognition agreements also provide that upon a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"-- Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

     In addition to the preceeding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "BANKRUPTCY CODE"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS ON
LENDERS

     Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

     - Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "-- Foreclosure."

     - Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

     - Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Bankruptcy reform legislation that was under consideration by the Senate during the 106th Congress would have amended the Bankruptcy Code (this amendment, the "TILA AMENDMENT") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, this provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the Mortgage Loans. However, the provision was defeated in the Senate on November 9, 1999. The House bill did not have a similar provision. Bills containing general bankruptcy reform legislation are still under consideration by the House and the Senate. Legislation similar to the TILA Amendment may be reintroduced in the future. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

TEXAS HOME EQUITY LOANS

     Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "TEXAS HOME EQUITY LAWS"). The Texas Home Equity Laws provide for:

     - certain disclosure requirements,

     - caps on allowable fees,

     - required loan closing procedures and

     - certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a Mortgage Loan unenforceable and/or the lien on a mortgaged property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

     - refuse to allow foreclosure to proceed,

     - declare the lien on a mortgaged property to be invalid, and/or

     - require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan.

Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"DUE-ON-SALE" CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN ACT") subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause. As to loans secured by an owner-occupied residence, the Garn Act sets forth nine specific instances in which a mortgagee covered by the Garn Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOMEOWNERS PROTECTION ACT OF 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of Certificates of the related series. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. As a result, if a Mortgage Loan subject to the Relief Act goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Master Servicer to collect timely payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

     - emissions of air pollutants;

     - discharges of wastewater or storm water;

     - generation, transport, storage or disposal of hazardous waste or hazardous substances;

     - operation, closure and removal of underground storage tanks;

     - removal and disposal of asbestos-containing materials; and/or

     - management of electrical or other equipment containing polychlorinated biphenyls.

Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to this type of lien and, in some states, even prior recorded liens are subordinated to such liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several liability, for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as a Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to property address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing a underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Fund and occasion a loss to a Trust Fund and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

     - the environmental condition of such mortgaged property;

     - the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

     - any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such mortgaged property;

     - the impact on certificateholders of any environmental condition or presence of any substance on or near such mortgaged property; or

     - the compliance of any mortgaged property with any environmental laws.

In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any such Mortgaged Property. See "The Trust
Funds -- The Mortgage Loans" and "-- 'Due-on-Sale' Clauses" above.

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BENEFIT PLAN CONSIDERATIONS
--------------------------------------------------------------------------------

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

     For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA PLANS." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "NON-ERISA PLANS"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) (collectively, "EXEMPT PLANS") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "BENEFIT PLANS."

     Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as PTCE 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion under "Benefit Plan Considerations" in the prospectus supplement relating to a series of Certificates.

CERTAIN ERISA AND CODE REQUIREMENTS

General

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

Parties in Interest/Disqualified Persons

     Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, a Seller, a Master Servicer or the Trustee or certain of their affiliates might be or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, a Seller, a Master Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

     If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Fund, an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The U.S. Department of Labor (the "DEPARTMENT") has published regulations (the "REGULATIONS") concerning whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Fund. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     The Regulations provide that where an ERISA Plan acquires a "guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates, GNMA Certificates and Fannie Mae Certificates that may be included in a Trust Fund underlying a series of Certificates. Accordingly, even if such "guaranteed governmental mortgage pool certificates" included in a Trust Fund were deemed to be assets of Plan investors, the mortgage loans underlying such "guaranteed governmental mortgage pool certificates" would not be treated as plan assets of such ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion under "Benefit Plan Considerations" in the related prospectus supplement before purchasing any such Certificates.

Applicability to Non-ERISA Plans

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

ERISA ADMINISTRATIVE EXEMPTIONS

Individual Administrative Exemptions

     Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "UNDERWRITER'S EXEMPTION") from certain of the prohibited transaction provisions of ERISA and the Code. These Underwriter's Exemptions are broader in some respects than Prohibited Transaction Class Exemption 83-1, which is discussed below. These Underwriter's Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

     Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

     - the acquisition of the Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     - the rights and interests evidenced by the Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     - the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("FITCH");

     - the Trustee must not be an affiliate of any other member of the Restricted Group (as described below);

     - the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses; and

     - the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

     - the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;

     - certificates in those other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

     Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Fund as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Fund; provided that, among other requirements:

     - in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group;

     - the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust Fund;

     - the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

     - immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to Mortgage Assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of those parties (collectively, the "RESTRICTED GROUP").

     The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's Exemption should apply.

Other Exemptions

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTCE 83-1"). PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in such mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

     The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Fund.

     However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

     - Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Fund or only of a specified percentage of future principal payments from a Trust Fund;

     - Residual Certificates;

     - Certificates evidencing ownership interests in a Trust Fund that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

     - Subordinate Certificates;

     - Certificates evidencing ownership interests in a Trust Fund containing Mortgage Certificates; or

     - Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Collection Account or Distribution Account.

     PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

          (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

          (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

NON-ERISA PLANS AND EXEMPT PLANS

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Code Section 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA or the Code and will not subject the Trustee, the Depositor or any Master Servicer to additional obligations imposed by ERISA or the Code.

INVESTMENT DECISION

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR LEGAL COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA, THE CODE AND OTHER APPLICABLE LAW OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

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LEGAL INVESTMENT CONSIDERATIONS
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     As will be specified in the applicable prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," these classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by this type of legislation will be authorized to invest in the Certificates only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets in mortgage related securities, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. sec. 1.5), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "residential mortgage-related securities." As so defined "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain series or classes (in particular, Certificates that are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The proceeding discussion does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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FEDERAL INCOME TAX CONSEQUENCES
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     The following general discussion represents the opinion of Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P. as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), as well as regulations (the "REMIC REGULATIONS") promulgated by the U.S. Department of the Treasury. Investors should consult their tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a fixed retained yield with respect to the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund that does not include the fixed retained yield. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC POOL." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC CERTIFICATES" and will consist of one or more classes of "REGULAR CERTIFICATES" and one class of "RESIDUAL CERTIFICATES" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Depositor, has advised the Depositor that in each firm's opinion, assuming (i) the making of an appropriate election,
(ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Regular Certificates held by a financial asset securitization investment trust (a "FASIT") will be "permitted assets" within the meaning of Code Section 860L(c).

     Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA OF 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code
Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "-- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC and regular interests in a FASIT within the meaning of Code Section 860L if 95% or more of the value of the assets of the FASIT is at all times attributable to whole mortgage loans such as the Mortgage Loans. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Date or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Date. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

     In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "REGULAR CERTIFICATEHOLDER"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

     Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID REGULATIONS") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "NON-PRO RATA CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-- Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of its unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of that class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except if initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such a Regular Certificate for purposes of accruing original issue discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Certificates.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. This market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "-- Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

Treatment of Losses

     Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,
(ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "-- Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of this type of a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their tax advisors in this regard.

     Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "-- Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "-- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-- Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "-- Taxation of Regular Certificates -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Regular Certificates -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that premium should be allocated in a different manner, such as allocating premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See
"-- Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have these rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing this information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and

(ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "-- Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Basis and Losses") of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income if any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

     The Internal Revenue Service has issued final regulations (the "MARK-TO-MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark-to-Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $128,950 for 2000 ($64,475 in the case of a married individual filing a separate return) (subject to adjustment for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable prospectus supplement, all expenses will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code

Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, and the Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with the appropriate Internal Revenue Service form establishing the applicability of either of these two exemptions. If this statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "NEW REGULATIONS") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that
(i) the certification described above be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Taxation of Residual
Certificates -- Tax-Related Restrictions on Transfer of Residual
Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or the Regular Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "-- Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

GENERAL

     If no election is made to treat a Trust Fund (or a segregated pool of assets in the Trust Fund) with respect to a series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of a series, and where those Certificates are not designated as Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on the Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $128,950 for 2000 ($64,475 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates with respect to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Certificates" and "-- Recharacterization of Servicing Fees."

TAX STATUS

     Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P. has advised the Depositor that, except as described below with respect to Stripped Certificates:

          (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Sec-tion 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

          (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

          (iv) A Certificate owned by a FASIT will be considered to represent "permitted assets" within the meanings of Section 860L(c) to the extent the assets of the related Trust Fund consist of "debt instruments" within the meaning of Code Section 860L(c)(1)(B).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

PREMIUM AND DISCOUNT

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

Premium

     The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Treatment of Certain Items of REMIC Income and
Expense -- Premium."

Original Issue Discount

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "-- Stripped Certificates" below regarding original issue discount on Stripped Certificates.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no Prepayment Assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

Market Discount

     Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no Prepayment Assumption will be assumed for purposes of that accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Master Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest.

Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"-- Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF CERTIFICATES

     Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received on the certificate. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "STRIPPED CERTIFICATES." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans if it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see
"-- Recharacterization of Servicing Fees" above), and (iii) a class of Certificates issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage

Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if those fees represent reasonable compensation for services rendered. See the discussion above under "-- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under " -- General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "-- Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A),

"obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the Mortgage Loans qualify for that treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "-- Tax Status" above.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "-- Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Regular Certificates --

Sale or Exchange of Regular Certificates." If a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of original issue discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the original issue discount information with the Internal Revenue Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

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STATE TAX CONSIDERATIONS
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     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

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PLAN OF DISTRIBUTION
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     The Certificates are being offered in series through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale.

     The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

     - by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

     - by placements by the Depositor with institutional investors through dealers; and

     - by direct placements by the Depositor with investors.

     If underwriters are used in a sale of any Certificates, these Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for purchase. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The managing underwriter or underwriters, if any, with respect to the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     Banc of America Securities LLC is an affiliate of the Depositor. This prospectus may be used by Banc of America Securities LLC, if required, in connection with market-making transactions in Certificates. Banc of America Securities LLC may act as a principal or agent in market-making transactions.

     The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series form the underwriter or underwriters at a price specified or described in the prospectus supplement. The purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Such an offering may be restricted in the manner specified in the prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

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USE OF PROCEEDS
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     The Depositor will use the net proceeds from the sale of each Series of Certificates for the purchase of the Mortgage Loans serving as security for those Certificates.

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FINANCIAL INFORMATION
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     A new Trust Fund will be formed by the Depositor for each series of Certificates. As a result, no Trust Fund will engage in any business activity or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements for any Trust Fund will be included in this prospectus or in the related prospectus supplement.

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LEGAL MATTERS
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     Certain legal matters, including the federal income tax consequences to certificateholders of an investment in the Certificates of a series, will be passed upon for the Depositor by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina, or Cadwalader, Wickersham & Taft, New York, New York, as specified in the related prospectus supplement.

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RATING
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     The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

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REPORTS TO CERTIFICATEHOLDERS
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     The Trustee or the Master Servicer will prepare and forward to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described in this prospectus and in the applicable prospectus supplement. No information contained in these reports will be examined or reported upon by an independent public accountant. See "Description of Certificates -- Reports to Certificateholders."

     The Depositor will file, or will cause the Trustee or the Master Servicer to file, the periodic reports with respect to a Trust Fund with the Commission as required by the Commission under the Securities

Exchange Act of 1934, as amended, and the rules and regulations of the Commission. The Depositor does not intend to file, or to require filing of, periodic reports following the expiration of the reporting period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
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     The Securities and Exchange Commission (the "COMMISSION") allows the Depositor to "incorporate by reference" information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special Commission reports filed by or on behalf of each Trust Fund until the Depositor terminates the offering of the related Certificates.

     At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More Information."

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WHERE YOU CAN FIND MORE INFORMATION
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     The Depositor has filed with the Commission, a registration statement relating to the Certificates. This prospectus is part of the registration statement, but the registration statement contains additional information.

     Copies of the registration statement may be obtained from the public reference section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any document incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to the Depositor at:

                      Banc of America Funding Corporation
                        Bank of America Corporate Center
                             100 North Tryon Street
                        Charlotte, North Carolina 28255
                              Attention: Secretary
                           Telephone: (704) 386-2400

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INDEX TO DEFINED TERMS
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                                                               PAGE
                                                              ------
1986 Act....................................................      77
Accretion Directed Certificates.............................      31
Accrual Certificates........................................      33
Advance.....................................................      34
Asset Conservation Act......................................      66
Bankruptcy Code.............................................      59
Beneficial Owner............................................      27
Benefit Plans...............................................      67
Book-Entry Certificates.....................................      27
Buydown Fund................................................      18
Buydown Loans...............................................      18
Cash Flow Agreement.........................................      39
CERCLA......................................................      65
Certificates................................................      16
Closing Date................................................      16
Code........................................................      74
Collection Account..........................................      47
Commission..................................................     107
Companion Certificates......................................      31
Component Certificates......................................      31
Cut-off Date................................................      43
DCR.........................................................      70
Definitive Certificates.....................................      27
Department..................................................      68
Depositor...................................................  16, 41
Disqualified Organization...................................      90
Distribution Account........................................      25
Distribution Date...........................................      29
DTC.........................................................      27
DTC Participants............................................      28
ERISA.......................................................      67
ERISA Plans.................................................      67
Exempt Plans................................................      67
EDGAR.......................................................     107
Fannie Mae Certificates.....................................      24
FASIT.......................................................      75
FHA.........................................................      21
FHA Loans...................................................      21
FHLBB.......................................................      63
Fitch.......................................................      70
Fixed-Rate Certificates.....................................      33
Floating-Rate Certificates..................................      33
Freddie Mac.................................................      22
Freddie Mac Act.............................................      22

                                                               PAGE
                                                              ------
Freddie Mac Certificates....................................      22
Garn Act....................................................      63
GNMA........................................................      21
GNMA Certificates...........................................      21
GNMA I Certificates.........................................      21
GNMA II Certificates........................................      21
HOPA........................................................      64
Housing Act.................................................      21
HUD.........................................................      21
Indirect DTC Participants...................................      28
Interest-Only Certificates..................................      33
Inverse Floating Rate Certificates..........................      33
IO Certificates.............................................      33
IRA.........................................................      67
Lockout Certificates........................................      31
MERS........................................................      44
Mark to Market Regulations..................................      92
Master Servicer.............................................      26
Moody's.....................................................      70
Mortgage Assets.............................................      16
Mortgage Certificates.......................................      16
Mortgage Loans..............................................      16
NCUA........................................................      73
New Regulations.............................................      95
Non-ERISA Plans.............................................      67
Non-Pro Rata Certificate....................................      78
Non-U.S. Person.............................................      95
Notional Amount Certificates................................      31
OCC.........................................................      73
OID Regulations.............................................      78
OTS.........................................................      63
PAC Certificates............................................      32
PAC I.......................................................      32
PAC II......................................................      32
Pass-Through Certificates...................................      32
Pass-Through Entity.........................................      90
PC Agreement................................................      24
PC Servicer.................................................      24
PC Sponsor..................................................      24
PC Trustee..................................................      24
Planned Amortization Certificates...........................      32
PO Certificates.............................................      33
Prepayment Assumption.......................................      79
Principal-Only Certificates.................................      33
Private Certificates........................................      24

                                                               PAGE
                                                              ------
PTCE 83-1...................................................      71
Ratio Strip Certificates....................................      32
RCRA........................................................      66
Regular Certificateholder...................................      78
Regular Certificates........................................      75
Regulations.................................................      68
Relief Act..................................................      64
REMIC.......................................................      75
REMIC Certificates..........................................      75
REMIC Pool..................................................      75
REMIC Regulations...........................................      74
Residual Certificates.......................................      75
Residual Holders............................................      85
Restricted Group............................................      71
Rules.......................................................      28
S&P.........................................................      70
SBJPA of 1996...............................................      76
Scheduled Amortization Certificates.........................      32
Seller......................................................      18
Senior Certificates.........................................      32
Sequential Pay Certificates.................................      32
Servicing Fee...............................................      51
SMMEA.......................................................      73
Startup Day.................................................      76
Step Coupon Certificates....................................      34
Stripped Certificateholder..................................     102
Stripped Certificates.......................................     100
Subordinated Certificates...................................      33
Super Senior Certificates...................................      33
Super Senior Support Certificates...........................      33
Support Certificates........................................      31
TAC Certificates............................................      33
Targeted Amortization Certificates..........................      33
Texas Home Equity Laws......................................      63
TILA Amendment..............................................      62
Title V.....................................................      63
Trust Fund..................................................      16
Trustee.....................................................      16
U.S. Person.................................................      91
UCC.........................................................      58
Underlying Loans............................................      24
Underwriter's Exemption.....................................      69
VA..........................................................      21
Variable Rate Certificates..................................      34

                             (Bank of America Logo)

                      BANC OF AMERICA FUNDING CORPORATION
                                   Depositor

                              FLEET MORTGAGE CORP.
                                    Servicer

                                 $1,084,230,100
                                 (Approximate)

                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2000-1

                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

     The offered certificates are not being offered in any state where the offer is not permitted.

     The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                         BANC OF AMERICA SECURITIES LLC

                                 April 24, 2000